CLAYTON UTZ	Exhibit 13

Share Sale Agreement - Indonesian Hospitals

Mayne Group Limited ABN 56 004 073 410

Seller

Australian Newco Holdings Pty Limited ACN 106 722 347

Buyer

If you have any questions about the details of this document please contact Rod Halstead on + 61 2 9353 4000

Clayton Utz Lawyers

Levels 22-35 No. 1 O’Connell Street Sydney NSW 2000 Australia

PO Box H3 Australia Square Sydney NSW 1215

T + 61 2 9353 4000 F + 61 2 8220 6700

www.claytonutz.com

Our reference Rod Halstead/Jonathan Algar/21724491

Liability limited by the Solicitors Scheme, approved under the Professional Standards Act 1994 (NSW) and by our Terms of Engagement

Table of Contents

1.	Definitions and Interpretation		5

	1.1	Definitions	5
	1.2	Interpretation	14
	1.3	Governing law	15
	1.4	Buyer Group	15

2.	Completion Condition		16

	2.1	Condition	16
	2.2	Best endeavours	17
	2.3	Indemnity under Financings	18
	2.4	Notification	18
	2.5	Non-satisfaction of Conditions	18
	2.6	Termination	18
	2.7	Waiver of Conditions	18
	2.8	ANZ Facility Agreement	18

3.	Sale of Sale Shares		19

4.	Purchase Price and payments		19

	4.1	Purchase Price	19
	4.2	Use of available cash	19
	4.3	Apportionment of Pre-Adjustment Purchase Price	19
	4.4	Apportionment of Completion Amount	20

5.	Completion		20

	5.1	Completion place and date	20
	5.2	Seller’s obligations on Completion	20
	5.3	Buyer’s obligations on Completion	21
	5.4	Title	22
	5.5	Interdependence	22
	5.6	Notice to complete	22
	5.7	Conduct until Sale Shares are registered	22
	5.8	Storage of Disclosure Material	23
	5.9	Reporting the transfer of Sale Shares	23
	5.10	CGT Liability	23
	5.11	Missing documents	23

6.	Completion Statement		24

	6.1	Preparation of draft Completion Statement	24
	6.2	Audit Review of Completion Statements	24
	6.3	Determination of the Completion Amount	25
	6.4	Disputes	25
	6.5	Limitation on disputes	26
	6.6	Final payment	26

7.	Release of Seller’s Guarantees		26

	7.1	Release	26
	7.2	Indemnity	27

8.	Employees		27

	8.1	Provision of employment	27
	8.2	Payments to Employees	27
	8.3	Recognition of prior service	28

i

	8.4	Indemnity for Employees	28
	8.5	Employee Lists	29

9.	Superannuation		29

10.	Seller’s obligations		30

	10.1	Conduct of Hospital Business	30
	10.2	Integration Meetings	30
	10.3	Restricted actions	30

11.	Buyer’s obligations		31

	11.1	Supply of references	31
	11.2	Access	31

12.	Warranties and indemnities		32

	12.1	Seller’s Warranties and acknowledgment	32
	12.2	Exceptions for disclosures and public records	32
	12.3	Breach of Warranties	32
	12.4	Acknowledgments	32
	12.5	Buyer’s warranties	33

13.	Limitation of liability		33

	13.1	No reliance on and no liability for matters outside this Agreement	33
	13.2	Limitations of liability	34
	13.3	Maximum liability for claims	36
	13.4	Reimbursement for amounts recovered	36
	13.5	Third party claims	36
	13.6	Adjustment to Purchase Price	37
	13.7	Directors and Employees of the Group	37
	13.8	Insurance	37
	13.9	Seller to indemnify in respect of Contamination or Pollution	37

14.	Tax		38

	14.1	Tax Indemnity	38
	14.2	Rights of the Buyer Group Members and Enforcement of the Tax Indemnity	38
	14.3	Restrictions on claims under the Tax Indemnity	38
	14.4	Timing of payments	39
	14.5	Late Payments	39
	14.6	Notice of Potential Tax Claims and Tax Claims Procedure	39
	14.7	Refunds	41
	14.8	Interest received from a Revenue Authority	42
	14.9	Expert determination	42
	14.10	Tax Returns	42
	14.11	Limits	42

15.	GST		43

	15.1	Interpretation	43
	15.2	Reimbursements and similar payments	43
	15.3	GST payable	43
	15.4	Variation	43
	15.5	No merger	43

16.	General		44

	16.1	Further acts	44

	16.2	Notices	44
	16.3	Expenses	45
	16.4	Stamp duties	45
	16.5	Jurisdiction	45
	16.6	Amendments	45
	16.7	Assignment	45
	16.8	Waiver	46
	16.9	Consents	46
	16.10	Counterparts	46
	16.11	Indemnities	46
	16.12	Entire agreement	47
	16.13	Confidentiality and public announcements	47
	16.14	Privacy	48
	16.15	Survival of certain provisions; no merger	48

17.	Restrictive covenant		49

	17.1	Covenants	49
	17.2	Duration of covenants	49
	17.3	Geographic application of covenants	49
	17.4	Interpretation	49
	17.5	Exceptions	49
	17.6	Acknowledgments	50

Schedule 1 Hospital Companies and Subsidiaries			53

Schedule 2 Sale Shares			54

Schedule 3 Seller’s Guarantees			55

Schedule 4 Intellectual Property			56

Schedule 5 Particulars of Properties			57

Schedule 6 Seller’s Warranties			61

Schedule 7 Buyer’s Warranties			69

Schedule 8 Not Used			70

Schedule 10 Expatriate Employees			72

Schedule 11 Last Accounts			73

Schedule 12 Last Accounts Adjusted Net Assets Statement			74

Schedule 13 Form of Completion Accounts			75

Schedule 14 Form of Completion Adjusted Net Assets Statement			76

Schedule 15 Form of Balancing Statement			77

Schedule 16 Litigation			78

Schedule 17 Insurance			79

Schedule 18 Variations to the principles used in preparing the Last Accounts			91

Annexure A Data Room Index	92

Annexure B Disclosure Letter	93

Agreement dated 21 OCTOBER 2003

Parties	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia (the “Seller”)

Australian Newco Holdings Pty Limited ACN 106 722 347 of C/- Minter Ellison, 88 Phillip Street, Sydney, NSW 2000 (“Buyer”)

Recitals

A.	The Seller is the direct or indirect holding company of those companies listed in Schedule 1 (the “Hospital Companies”).

B.	The Seller is the registered holder and lawful owner of the number of shares in the issued share capital of the Hospital Companies as set out against its name in Schedule 2 (“Sale Shares”).

C.	The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares upon the terms and conditions of this Agreement.

D.	On or about the date of this Agreement, the parties have entered into the Umbrella Deed, which includes provisions in relation to the transitional use of the Trade Marks - Excluded in Indonesia.

The parties agree

1.	Definitions and interpretation

1.1	Definitions

In this document:

“Adjusted Net Assets as at Completion” means the net assets of the Group as at the Completion Date determined in accordance with clause 6, and as set out in the Completion Adjusted Net Assets Statement.

“Adjusted Net Assets as at the Last Accounts Balance Date” means the net assets of the Group as set out in the Last Accounts Adjusted Net Assets Statement.

“Adjustment Items” means the adjustments to the net assets described in the Last Accounts Adjusted Net Assets Statement and the Completion Adjusted Net Assets Statement in Schedules 12 and 14.

“Agreement” means this document including its Schedules and Annexures.

ANZ Facility Agreement” means the facility agreement dated 15 November 2001 between PTHCS of Surabaya and the Financier.

“Approvals” means all authorisations, consents, recommendations, approvals and permissions required under the laws or governmental policy of the Republic of Indonesia for or in respect of this Agreement including for performance of any obligation or exercise of any right by a Party.

“Articles of Association” means as the case requires the Articles of Association of the Hospital Companies in the form in which they are in at the date of this Agreement.

“Assignment of Distributions Agreement” means the assignment of distributions agreement dated 5 October 2001 between Ekabinanusa, the Seller and Putramas.

“Assume” in relation to the Buyer means the Buyer must assume, pay, carry out, perform, observe, complete and comply with each and every obligation and Liability as if each and every one of those obligations and Liabilities were (to the extent not already performed) the obligation and Liability of the Buyer.

“Balancing Statement” means the statement of the Completion Amount, which is prepared in accordance with clause 6 in the form set out in Schedule 15.

“Business Day” means a day, not being a Saturday, Sunday or public holiday, on which banks are generally open for business in the State, New South Wales and Indonesia.

“Buyer Group” means the Buyer and each of its Related Bodies Corporate and, on and from Completion, includes the Group and where the context requires or allows, “Buyer Group Member” means any one or more of them.

“Buyer’s Fund” has the meaning given in clause 9(a).

“CGT Liability” means any Liability under the Tax Act (including Article 26 (Income Withholding Tax) arising as a result of the Seller’s receipt of the Purchase Price (including any other amount which is deemed for the purposes of the Tax Act to be included in the consideration given by the Buyer for the Sale Shares). For the purposes of this definition “Tax Act” only includes a “Tax Act” which is part of the law of Indonesia.

“Claims or Actions” means any claims, demands or causes of action (whether based in contract, tort or statute, or otherwise arising):

(a)	in respect of this Agreement, or any part of it;

(b)	relating to any transaction or matter contemplated by this Agreement; or

(c)	relating to any aspect of the affairs of any Group Member or Seller Group Member.

“Completion” means completion of this Agreement and the sale and purchase of the Sale Shares in accordance with the terms of this Agreement.

“Completion Accounts” means the aggregated accounts as at the Completion Date in relation to the Group prepared in accordance with the Completion Accounting Principles in the form set out in Schedule 13.

“Completion Accounting Principles” means the accounting principles to be used for the purpose of preparing the Completion Statements, being, unless the Seller and the Buyer otherwise agree in writing:

(a)	the principles set out in the Seller’s accounting principles;

(b)	to the extent not inconsistent with paragraph (a), the accounting principles, standards and practices generally accepted in Indonesia and Australia (as necessary) at the date of preparation of the Completion Statement; and

(c)	other relevant accounting standards, mandatory professional requirements and generally accepted accounting principles applied from time to time in Indonesia and Australia (as necessary) for a business similar to the Hospital Business, unless inconsistent with the standards or requirements referred to in paragraph (a) or (b), applied on a consistent basis with the Last Accounts varied in accordance with the principles in Schedule 18.

“Completion Adjusted Net Assets Statement” means the Completion Accounts adjusted for the Adjustment Items in the form set out in Schedule 14.

“Completion Amount” means the Adjusted Net Assets as at Completion minus the Adjusted Net Assets as at the Last Accounts Balance Date, which may be a positive or negative amount.

“Completion Audit Report” has the meaning given in clause 6.2(a).

“Completion Conditions” means the conditions described in clause 2.1.

“Completion Date” means the date set out in clause 5.1.

“Completion Statements” means the Completion Accounts, the Completion Adjusted Net Assets Statement and the Balancing Statement.

“Confidentiality Deed” means the Confidentiality Deeds between MGL and each of Ironbridge Capital Pty Ltd (21 July 2003), BOS International (Australia) Limited, Credit Suisse First Boston and CVC Asia Pacific Limited relating to the transaction contemplated by this Agreement and the related sale process.

“Consequential Loss” means any loss or damage which is indirect or consequential; or which results from some special circumstance or supervening event; or which is by way of loss of revenue, loss of profits, loss of goodwill or credit, loss of business reputation future reputation or publicity, loss of use, loss of interest, damage to credit rating, loss or denial of opportunity, or increased overhead costs; or which relates to expenses incurred as a consequence of the direct loss or outgoings rendered futile as a consequence of the direct loss; or which is not an immediate result of the act, omission or event which gives rise to the direct loss.

“Contamination” means the presence on, in, or under land (including surface water, ground water and other waters) of a substance at a concentration above the concentration at which the substance is normally present on, in or under (as the case may be) other land in the same locality and gives rise to a risk of harm to human health or the Environment.

“Corporations Act” means the Corporations Act 2001 (Commonwealth).

“Data Room Index” means the index of written material disclosed by the Seller or its advisors to the Buyer which is annexed to this Agreement as Annexure A.

“Day Surgery” means a facility which predominantly provides surgery in respect of which patients are not required to remain in the facility overnight and by medical practitioners who are not general practitioners and, for the avoidance of doubt, does not include any facility from which the Seller Group provides medical services which are predominantly conducted by general practitioners or medical services in the nature of pathology or diagnostic imaging.

“Disclosure Letter” means the disclosure letter provided by the Seller to the Buyer which is annexed to this Agreement as Annexure B.

“Disclosure Material” means:

(a)	the written material disclosed by the Seller or its advisors to the Buyer and referred to in the Data Room Index;

(b)	the Disclosure Letter; and

(c)	all information contained in this Agreement.

“Ekabinanusa” means PT Ekabinanusa Yamasela Indonesia.

“Ekabinanusa Loan Facility Agreement” means the loan agreement between the Seller and Ekabinanusa dated 5 October 2001.

“Ekabinanusa Loan Security” means:

(a)	the Option;

(b)	the Pledge;

(c)	the Powers of Attorney; and

(d)	the Assignment of Distributions.

“Employees” means Employees - Group and Expatriate Employees.

“Employees - Group” means those persons employed by a Group Member as at the date of this Agreement and any other persons who are employed by a Group Member in the period between the date of this Agreement and Completion. The term “Employees-Group” does not include any such individual whose employment terminates prior to, or who resigns prior to, Completion.

“Encumbrance” means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, contractual right of set-off or any other security agreement or arrangement in favour of any person.

“Environment” means the physical factors of the surroundings of human beings including land, waters, atmosphere, climate, sound, odours, tastes, the biological factors of animals and plants and the social factor of aesthetics.

“Environmental Law” means any Law relating to the Environment including Law relating to:

(a)	the discharge or emission of substances (whether solid, liquid or gaseous) to air, water or land;

(b)	pollution or contamination of air, water or land;

(c)	the production, use, handling, storage, disposal or transport of waste, hazardous substances or dangerous goods;

(d)	the presence of asbestos; or

(e)	threatened or endangered flora or fauna,

or any other aspect of protection of the Environment or the enforcement or administration of any such Law.

“Environmental Permit” means any permit, licence, authority, approval, consent or authorisation required by Environmental Law.

“Event” means any event, occurrence, transaction, instrument, act or omission (or any deemed event, occurrence, transaction, instrument, act or omission).

“Exchange Rate” means the Rupiah : Australian dollar exchange rate used in the preparation of the Last Accounts of Rp5529.5 : $1.00.

“Expatriate Employees” means those persons employed by the Seller as at the date of this Agreement being those persons specified in Schedule 10 and any other persons who are employed by the Seller exclusively in the Hospital Business in the period between the date of this Agreement and Completion.

“Expert” has the meaning given in clause 6.4.

“Final Payment Date” means the date which is 5 Business Days after the date upon which the Completion Amount is finally agreed or determined pursuant to clause 6, or such other date as the parties may agree in writing.

“Financier” means PT ANZ Panin Bank.

“Governmental Authority” means any governmental, semi-governmental, administrative, judicial or quasi-judicial body or tribunal, department, public authority, agency or statutory authority or person vested with functions under any Law.

“Group” means the Hospital Companies and where the context requires or allows “Group Member” means any 1 or more of them.

“Group Finance Related Arrangements” means the ANZ Facility Agreement, the Security, the Intercompany Loan Facility Agreement, the Ekabinanusa Loan Facility Agreement, the Option, the Pledge, the Assignment of Distributions Agreement and each Power of Attorney and any Deed of Novation or Deed of Termination entered into in relation thereto or any documents executed pursuant to clause 2.1(c)(ii).

“GST” has the meaning given to it in the GST Act.

“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth) as amended and any related imposition legislation.

“HGB Premises - Group” means the real property owned by a Group Member as listed in Part A of Schedule 5.

“Hospital Business” means the business of operating the Hospitals carried on by the Group in Indonesia at the date of this Agreement.

“Hospital Companies” means the companies listed in Schedule 1.

“Hospitals” means RS Internasional Bintaro, Tangerang, RS Mitra Internasional, Jakarta and RS Surabaya Internasional, Surabaya.

“Intellectual Property Rights - Group” means the intellectual property and know-how which are owned by a Group Member described in Part A of Schedule 4, but excluding the Trade Marks - Excluded.

“Intercompany Debt” means the aggregate of:

(a)	all amounts owing by any Group Member to any Seller Group Member; less

(b)	all amounts owing by any Seller Group Member to any Group Member,

excluding any amounts owed under the Intercompany Loan Facility Agreement and as accounted for under the Completion Accounting Principles.

“Intercompany Loan Facility Agreement” means the loan facility agreement between the Seller and Putramas dated 2001 in relation to a Rupiah 200 billion loan facility made available by Putramas to the Seller.

“Interest Rate” has the meaning given to that expression in the Share and Asset Sale Deed.

“Last Accounts” means the aggregated audited accounts as at 30 June 2003 in relation to the Group, a copy of which are included in Part A of Schedule 11.

“Last Accounts Balance Date” means 30 June 2003.

“Last Accounts Adjusted Net Assets Statement” means the Last Accounts adjusted for the Adjustment Items in the form set out in Schedule 12.

“Law” includes all statutes, laws, decrees, regulations, by-laws, ordinances and other delegated legislation and any rule of common law, contract, tort or equity applicable in Australia or the Republic of Indonesia from time to time.

“Leasehold Premises - Group” means the properties listed in Schedule 5.

“Leases - Group” means the leases relating to the Leasehold Premises - Group and any other lease to which any Group Member is a party specified Part B of Schedule 5.

“Liability” means:

(a)	any debt or other monetary liability or penalty, fine or payment or any damage, loss, cost, charge or expense on any account and in any capacity, irrespective of whether the debt, liability, penalty, fine, payment, damage, loss, cost, charge or expense is:

(i)	present or future, matured or unmatured;

(ii)	actual, prospective or contingent;

(iii)	a contractual, tortious, legal, equitable or statutory obligation;

(iv)	ascertained or unascertained at any time;

(v)	owed, incurred or imposed by or on account of any person alone or severally or jointly with another person;

(vi)	owed, incurred or imposed to or for the account of any person alone or severally or jointly with another person;

(vii)	owed, incurred or imposed as a principal obligation or by way of surety or indemnity;

(ix)	owed, incurred or imposed as compensation or damages, whether for breach of contact or tort or on any other basis, or as losses, costs or expenses or on any other account; or

(x)	any combination of any of the foregoing paragraphs; or

(b)	any contractual, tortious, statutory, legal equitable or other obligation or liability to do or perform any act or to refrain from doing or performing any act.

“Medikatama” means PT Mitrajaya Medikatama.

“Officer” means, in relation to an Australian corporation, an officer within the meaning of section 82A of the Corporations Act or, in relation to an Indonesian company, a director or senior management officer reporting directly to the board of directors of the company

“Option” means the put and call option agreement over shares in Putramas dated 5 October 2001 between Ekabinanusa and the Seller.

“Personal Information” has the same meaning as in the Privacy Act.

“Pledge” means the Pledge of Shares Agreement dated 5 October 2001 between Ekabinanusa, the Seller and Putramas in relation to shares in Putramas.

“Pollution” means the discharge, release or emission of any substance (whether solid, liquid or gaseous) from any Premises other than in accordance with an Environmental Permit or Environmental Law.

“Powers of Attorney” means the irrevocable powers of attorney:

(a)	to exercise certain rights as a shareholder; and

(b)	to sell shares in Putramas,

dated 2 October 2001, and granted by Ekabinanusa to the Seller.

“Pre-Adjustment Purchase Price” means $33,500,000.

“Premises” means:

(a)	the HGB Premises - Group; and

(b)	the Leasehold Premises - Group.

“Previous Putramas JV” means the amended and restated joint venture agreement dated 23 March 1999 between PT Enseval, the Seller and Putramas, as novated and amended.

“Privacy Act” means the Privacy Act 1988 (Commonwealth) as amended.

“Privacy Laws” means:

(a)	the Privacy Act;

(b)	the National Privacy Principles contained in Schedule 3 to the Privacy Act or any approved privacy code that applies to any of the parties to this Agreement; and

(c)	all other applicable Laws which require a person to observe privacy or confidentiality obligations in respect of Personal Information or other information.

“PTHCS” means PT Health Care of Surabaya.

“Public Register Information” means all information which is available on the Public Registers 7 days before the date of this Agreement.

“Public Registers” means:

(a)	the Compulsory Company Register at the Department of Industry and Trade, Indonesia;

(b)	Trademarks Office at the Department of Justice and Human Rights;

(c)	Kabupaten/Kotamadya National Land Office;

(d)	Fiduciary Security Registration Office (KPF) at the Department of Justice and Human Rights.

“Purchase Price” means the Pre-Adjustment Purchase Price adjusted upwards or downwards as the case may be in accordance with clause 6.6.

“Putramas” means PT Putramas Muliasantosa.

“Putramas JV” means the joint venture agreement dated October 2001 between the Seller, PTHCS, Ekabinanusa and Putramas.

“Related Body Corporate” has the meaning given in section 9 of the Corporations Act

“Remediation” means the cleanup, removal, remediation, abatement, treatment, control, containment or encapsulation of Contamination or Pollution or the investigation, monitoring or management thereof.

“Representative” of a party includes an adviser, agent, director, employee, joint venturer, officer, partner, or sub-contractor of that party.

“Reserved Names” means “Mayne”, and any name containing the word “Mayne” and any name substantially similar to or reasonably capable of confusion with the word “Mayne”.

“Revenue Authority” means any Federal, State, Territory or local governmental authority or instrumentality in respect of Tax in Australia, Indonesia or any other jurisdiction.

“Sale Shares” means all of the shares issued in the capital of the Hospital Companies of which the Seller is the registered holder and lawful owner as described in Schedule 2.

“Scheduled Insurances” means the local insurances listed in Part A of schedule 17 and the global insurances relevant to the Hospital Business listed in Part B of schedule 17.

“Security” means the two letters dated 16 November 2001 from the Seller to the Financier:

(a)	in the case of the first letter, giving certain undertakings in consideration of the Financier extending the ANZ Facility Agreement to PTHCS; and

(b)	in the case of the second letter, indicating certain intentions for the purpose of providing comfort in the context of the ANZ Facility Agreement.

“Seller Group” means the Seller and each of its Related Bodies Corporate (but excluding all Group Members) and where the context requires or allows “Seller Group Member” means any one or more of them.

“Seller’s Guarantees” means all securities, letters of credit, letters of comfort, guarantees and indemnities provided by or on behalf of any Seller Group Member to support the operation of the Hospital Business (or any part of it) as listed in Schedule 3.

“Seller’s Superannuation Fund” means the Mayne Group Limited Superannuation Fund.

“Senior Management” means Jusup Halimi, Kim Primmer, Richard Sweetnam, Richard Turner, Dr Rudy Susilo, Dr Iuniwati Gunawan, Dr Sulung Budianto.

“Share and Asset Sale Deed” means the agreement between the parties and Mayne Healthcare Holdings Pty Limited on or about the date of this Agreement in relation to the sale by the Seller Group of its shares in Australian Medical Enterprises Limited, HCoA Hospital Holdings (Australia) Pty Limited and certain assets used in the business carried on by these companies.

“State” means the state of Victoria.

“Successor Fund” has the meaning given to that expression in Regulation 1.03 (1) of the Superannuation Industry (Supervision) Regulations.

“Superannuation Commitment” means any legal liability (whether arising pursuant to an industrial award, employment agreement, the governing rules of a superannuation fund, legislation or otherwise) or voluntary commitment to make contributions to any superannuation fund, pension scheme or other arrangement which will provide directors or employees of any Seller Group Member or Group Member or their respective dependants with pensions, annuities, lump sum or any other payments upon retirement or earlier death or otherwise.

“Surabaya JV” means the amended and restated joint venture agreement dated 17 December 1998 between PT Ready Indah, the Seller and PTHCS.

“Tax” means income tax (including capital gains tax), value added tax, withholding tax (including deductions pursuant to the royalty withholding obligation), employee taxes, customs duty, sales tax, luxury sales tax, land/building transfer duty, land and building tax, payroll tax, land tax, stamp duty, financial institutions duty, debits tax, regional taxes and local charges, municipal rates and all other taxes, charges, imposts, duties and levies and any penalties, interest, fines or other costs relating thereto, whether levied or imposed by an authority in Indonesia or any other jurisdiction.

“Tax Act” means Law on General Rules and Procedures of Taxation no. 16/2000, Income Tax Law no. 17/2000, Value Added Tax law no. 18/2000, Law on Land and Building Transfer Duty no. 20/2000, Law on Regional Tax and Local Charges no. 34/2000, Law on Land and Building Tax no. 12/1994, Stamp Duty Law no. 13/1985, and any other legislation, regulation or administrative protocol relation to the imposition or administration of a Tax.

“Tax Claim” means any letter, request, advice, notice, demand, notice of assessment, amended assessment or determination, deemed assessment, other communication, instrument or document lodged under self-assessment or issued, served or made by or on behalf of a Revenue Authority, whether before or after the date of this Agreement or Event occurring on or before Completion, as a result of which any Group Member is liable to make a payment for Tax in respect of any period ending on or before Completion or is not entitled to any credit, rebate, refund, relief, allowance, deduction, or tax loss in respect of any period ending on or before Completion.

“Tax Claim Amount” means the amount any Group Member is required to pay in Tax to a Revenue Authority as a result of a Tax Claim (including any penalty or interest) and includes any damages, losses, costs (including reasonable legal costs) or expenses suffered in or incurred in respect of any Tax Claim (excluding the CGT Liability (if any) which may be borne by any Group Member).

“Tax Indemnity” means the tax indemnity contained in clause 14.

“Termination Agreement” means the termination agreement dated 30 November 2001 between Greenwhich Healthcare Limited, Arezzo Investments Limited, PT Calida Ekaprana, PT Enseval, the Seller and Putramas.

“Third Party Environmental Claims” means any action, claim, demand, suit, proceeding or litigation, whether at law, in equity or under statute by any person who is not a party to this Agreement against any Seller Group Member or Group Member in respect of any Contamination or Pollution arising out of operation of the Hospital Business or the occupation of any of the Premises.

“Trade Marks - Excluded” means the Reserved Names and the trade marks set out in Part B of Schedule 4.

“Transferring Employees” means such of the Expatriate Employees who accept the Buyer’s offer of employment made under clause 8.1.

“Umbrella Deed” means the deed so titled between the parties on or about the date of this Agreement.

“Warranties” means the warranties given by the Seller as set out in Schedule 6.

1.2	Interpretation

In this Agreement:

(a)	headings are for convenience only and do not affect interpretation;

and unless the context indicates a contrary intention:

(b)	an obligation or liability assumed by, or a right conferred on, 2 or more parties binds or benefits all of them jointly and each of them severally;

(c)	the expression “person” includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)	a reference to any party includes that party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(e)	a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

(f)	a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it.

(g)	words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender;

(h)	references to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Agreement, and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

(i)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)	the word “includes” or “including” in any form is not a word of limitation;

(k)	if any day appointed or specified by this Agreement for the payment of any money or doing of any thing falls on a day which is not a Business Day, the day so appointed or specified shall be deemed to be the next Business Day;

(l)	if a period of time dates from a given day or date, or the day or date of an event or an act, it is to be calculated inclusive of that day or date;

(m)	a reference to “$” or “dollar” is to Australian currency;

(n)	a reference to “Rp” or “rupiah” is to Indonesian currency;

(o)	references to payments to any party to this Agreement will be construed to include payments to another person upon the written and duly authorised direction of such party;

(p)	references to “indemnify” or “indemnifying” (and other grammatical forms of that word) any person against any circumstance or occurrence will be construed to include indemnifying and keeping indemnified that person and holding that person harmless to the fullest extent permitted by law from and against all demands, claims, actions, suits, proceedings, judgments, orders and decrees from time to time made or taken against or affecting that person and all Liabilities, whatsoever and howsoever made, suffered or incurred by that person as a consequence of or which would not have arisen but for that circumstances or occurrence;

(q)	references to concepts of materiality in this Agreement means material in the context of the Group and the Hospital Business as a whole;

(r)	all payments to be made under this Agreement will be made by electronic funds transfer of immediately available funds;

(s)	any statement expressed to be qualified by the phrase “as far as the Seller is aware” or otherwise qualified by reference to the knowledge or awareness of the Seller or any Seller Group Member is deemed to be qualified by reference only to the knowledge, belief or awareness of the following persons after appropriate enquiry by them: Stuart James (Group Managing Director and Chief Executive Officer), Paul Binfield (Chief Financial Officer), Neil Rodaway (General Manager, Asset Management), Peter Jenkins (Chief Development Officer), Jeff Pearce (Group General Manager, Personnel), Campbell Richards (Group Tax Manager), Peter Kopanidis (Group Treasurer), Robert Cooke (Group General Manager, Hospitals), John Hickey (General Manager, Finance, Hospitals) Robert Wise (National Operations Manager, Hospitals), Richard Sweetnam (Finance Manager, Indonesia Hospitals), Fiona French (National Business Support Manager, Hospitals), Jusup Halimi (President Director, Indonesian Operations), Peter Flemming (Chief Information Officer);

(t)	any statement expressed to be qualified by reference to the actual knowledge or awareness of the Buyer is deemed to be qualified by reference only to the actual knowledge, belief and awareness of the following persons: Andrew Cummins, Adrian MacKenzie, Adrian Warner, Neil Broekhuizen and Tom Tucker; and

(u)	references to “contractor” include references to sub-contractor and other indirect contractors.

1.3	Governing law

This Agreement is governed by and will be construed according to the laws of the State.

1.4	Buyer Group

(a)	With the consent of the Seller (such consent not to be unreasonably withheld) the Buyer may novate all of its rights and obligations under this Agreement to a company which is a wholly owned subsidiary of the same company of which the Buyer is a wholly owned subsidiary (the “Nominee Company”).

(b)	The effect of the novation pursuant to clause 1.4(a) will be such that the Nominee Company will become bound by the terms of this Agreement in all respects and assume and perform the rights and obligations of the Buyer under this Agreement as if the Nominee Company were an original party to this Agreement.

2.	Completion Condition

2.1	Condition

Completion of this Agreement under clause 5 is conditional upon the following conditions being satisfied:

(a)	(Shareholder approval) in respect of each Hospital Company:

(i)	a general meeting of shareholders is held at (or a circular resolution of such shareholders is executed in accordance with the Articles of Association in) which the shareholders duly approve the transfer of the Sale Shares from the Seller to the Buyer as contemplated by this Agreement in compliance with the requirements of the Articles of Association and applicable laws and regulations; and

(ii)	a waiver is obtained from each shareholder other than the Seller of any pre-emptive rights they may have in respect of the transfer of Sale Shares;

(b)	(Approvals): the Buyer has done all things necessary to enable each Hospital Company to obtain, and each Hospital Company has obtained, the following Approvals:

(i)	if applicable, a recommendation or other Approval from the Department of Health of the Government of the Republic of Indonesia;

(ii)	Approval from the Capital Investment Coordinating Board (Badan Koordinasi Penanaman Modal – “BKPM”),

in relation to the transfer of the Sale Shares to the Buyer as contemplated by this Agreement.

(c)	(Back-to-back finance arrangements): the following documents in a form satisfactory to the Seller, are executed by the relevant parties thereto:

(i)	deeds of novation providing for the novation from the Seller to the Buyer of the following agreements:

A.	Intercompany Loan Facility Agreement;

B.	Ekabinanusa Loan Facility Agreement; and

C.	Option (provided that the deed of novation in respect of this Agreement will be in a form which is also agreed by the Buyer, acting reasonably).

(ii)	a new pledge of shares, assignment of distributions and powers of attorney between the Buyer, Ekabinanusa and, in the case of the pledge of shares and assignment of distributions, Putramas; and

(iii)	a deed of termination terminating the Pledge, the Assignment of Distributions Agreement and each of the Powers of Attorney.

(d)	(Accession Deeds for Joint Ventures): the Buyer delivers to the Seller:

(i)	an executed deed in a form satisfactory to the Seller) as required under

Articles 12.3 and 12.21 of the Amended and Restated Joint Venture Agreement dated 17 December 1998 between the Seller and PT Ready Indah, under which the Buyer agrees to be bound by the terms of the Amended and Restated Joint Venture Agreement as if the Buyer were an original party to the Amended and Restated Joint Venture Agreement and provisions terminating the Agreement as a result of the sale of the Sale Shares are waived; and

(ii)	an executed deed in a form satisfactory to the Seller as required under the Joint Venture Agreement dated 1 October 2001 between the Seller, PT Health Care of Surabaya, PT Ekabinanusa Yamasela Indonesia and PT Putramas Muliasantosa, under which the Buyer agrees to be bound by the terms of the Joint Venture Agreement as if the Buyer were an original party to the Joint Venture Agreement and provisions terminating the Agreement as a result of the sale of the Sale Shares are waived;

(e)	(Releases): the Buyer delivers to the Seller a deed or deeds in a form satisfactory to the Seller, executed by all parties other than the Seller, releasing the Seller from all obligations under the following documents:

(i)	Surabaya JV;

(ii)	Putramas JV;

(iii)	Previous Putramas JV (with respect to the provisions which it was provided would survive the Termination Agreement);

(f)	(Share and Asset Sale Deed) the completion of the Share and Asset Sale Deed in accordance with its terms; and

(g)	(Missing Documents) the Seller having satisfied its obligations pursuant to clause 5.11.

2.2	Best endeavours

(a)	The Buyer must use its best endeavours to obtain the satisfaction of each of the Completion Conditions in clauses 2.1(b), 2.1(c), , 2.1(d) and 2.1(e) within:

(i)	three months from the date of this Agreement; or

(ii)	failing satisfaction by this date, by no later than the date which is six months from the date of this Agreement,

including, to the extent within its power, procuring performance by a third party. The Buyer must keep the Seller informed of any circumstances which may result in any Completion Conditions not being satisfied in accordance with its terms.

(b)	The Seller must use its best endeavours to obtain the satisfaction of the Completion Conditions in clause 2.1(a) within:

(i)	three months from the date of this Agreement; or

(ii)	failing satisfaction by this date, by no later than the date which is six months from the date of this Agreement,

including, to the extent within its power, procuring performance by a third party.

(c)	The Seller must assist and cooperate with the Buyer in relation to the Buyer’s obligations pursuant to clause 2.2(a) and in doing so must execute such agreements and other documents as are necessary to enable the Buyer to meet such obligations.

(d)	The Seller must keep the Buyer informed of any circumstances which may result in this Completion Condition not being satisfied in accordance with its terms.

2.3	Indemnity under Financings

From Completion, the Buyer indemnifies the Seller and each Seller Group Member against any Liabilities suffered or incurred by the Seller or any Seller Group Member in relation to the Group Finance Related Arrangements whether arising before, on or after Completion, but excluding any Liabilities arising as a result of any breach by any Seller Group Member of any of its obligations in relation to the Group Finance Related Arrangements prior to Completion.

2.4	Notification

Upon a party becoming aware that any of the Completion Conditions has been satisfied or which may result in the Completion Conditions not being or having become incapable of being satisfied, that party must promptly notify the other party in writing of the same.

2.5	Non-satisfaction of Conditions

If any of the Completion Conditions has not been fully waived in accordance with clause 2.7 or satisfied on or by the date which is six months from the date of this Agreement or such other later date as agreed in writing between the parties, either party, at its discretion, may terminate this Agreement by giving the other party written notice to that effect.

2.6	Termination

If this Agreement is terminated under clause 2.5 or clause 12.3, then, in addition to any other rights, powers or remedies provided by law:

(a)	each party is released from its obligations to further perform the Agreement and the Agreement will have no further effect, other than in relation to this clause 2, clause 15 and clause 16; and

(b)	each party retains the rights it has against the other party in respect of any past breach or any claim that has arisen before termination;

(c)	the Buyer must return to the Seller or destroy the Disclosure Material and other materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including its business records in accordance with the Confidentiality Deed.

2.7	Waiver of Conditions

The Completion Conditions may only be waived or varied by both parties agreeing the variation or waiver in writing.

2.8	ANZ Facility Agreement

(a)	The Buyer and the Seller must use their best endeavours to obtain:

(i)	the consent of the Financier to the transfer of the Sale Shares in PTHCS from the Seller to the Buyer as contemplated by this Agreement; and

(ii)	from the Financier an unconditional release from the Security (effective from Completion) in form and substance satisfactory to the Seller, for the Seller and each Seller Group Member.

(b)	Without limiting the generality of clause 2.8(a), the Buyer must:

(i)	assist and co-operate with the Seller and the Financier to obtain the consents and release referred to in clause 2.8(a);

(ii)	provide or procure the provision of any replacement security as may be required by the Financier to replace the Security; and

(iii)	execute any agreements or deeds, that may reasonably be required by the Financier as a condition of the Financier ’s consent or release.

3.	Sale of Sale Shares

3.1	Sale and purchase

The Seller agrees to sell the Sale Shares to the Buyer and the Buyer agrees to purchase the Sale Shares:

(a)	free from any Encumbrance;

(b)	with all the rights, including dividend and voting rights, attached or accrued to them on or after the date of this Agreement; and

(c)	on the terms and conditions of this Agreement.

4.	Purchase Price and payments

4.1	Purchase Price

The purchase price to be paid by the Buyer for the Sale Shares is the Purchase Price, apportioned in accordance with clauses 4.3 and 4.4.

4.2	Use of available cash

Prior to Completion, the Seller will procure the Group to use its available cash to (in the following order of precedence):

(a)	repay the Intercompany Debt; and

(b)	having regard to the working capital requirements of the Group, repay to the Financier some of the amounts payable under the ANZ Facility Agreement.

4.3	Apportionment of Pre-Adjustment Purchase Price

The Pre-Adjustment Purchase Price will be apportioned to the Sale Shares as follows:

(a)	$14,000,000 for the Sale Shares in PTHCS;

(b)	$19,400,000 for the Sale Shares in Putramas; and

(c)	$100,000 for the Sale Shares in Mitrajaya.

4.4	Apportionment of Completion Amount

For the purposes of allocation of the Purchase Price, the Completion Amount (to the extent that it is directly attributable to a Hospital Company) if positive shall be added to, and if negative shall be subtracted from, that part of the Pre-Adjustment Purchase Price which is directly attributable to the sale of the Sale Shares in the relevant Hospital Company.

5.	Completion

5.1	Completion place and date

Completion will take place at the offices of Clayton Utz, 333 Collins Street, Melbourne, Victoria at 10 a.m. on the date which is 5 Business Days after the satisfaction or waiver of all the Completion Conditions or such other date or place (or both) as the parties may agree in writing.

5.2	Seller’s obligations on Completion

On Completion, the Seller will:

(a)	(Sale Shares): give and deliver to the Buyer:

(i)	the share certificates for:

A.	the Sale Shares in PTHCS;

B.	the Sale Shares in Putramas; and

C.	the Sale Shares in Mitrajaya.

(ii)	completed deeds of transfer, duly executed by the Seller in favour of the Buyer as transferee in respect of:

A.	the Sale Shares in PTHCS;

B.	the Sale Shares in Putramas; and

C.	the Sale Shares in Mitrajaya.

(iii)	any waivers with respect to, or consent or consents to, the transfers referred to in clause 5.2(a)(ii) contemplated by any pre-emptive rights or provisions in the Articles of Association or any other agreement, arrangement or understanding or as a matter of Indonesian law concerning the Sale Shares including any such consents obtained in accordance with clause 2.1;

(v)	written resignations with effect from the Completion Date from all of the directors and commissioners of each Group Member nominated by the Seller, with each such director’s and commissioner’s resignation to include an acknowledgement that the director or commissioner has no claim for breach of contract, compensation for loss of office (whether contractual, statutory or otherwise), unfair dismissal, redundancy compensation or reimbursement or otherwise against any Group Member in relation to his or her service or appointment or resignation as a director or commissioner of any Group Member, as appropriate, or such other form of acknowledgement as is reasonably agreed by the Buyer; and

(b)	(Meetings): cause:

(i)	a meeting of the Board of each Hospital Company to be held at which:

A.	the directors of each Hospital Company approve and effect the due registration in the registers of shareholders of the share transfers referred to in clause 5.2(a);

B.	the directors of each Hospital Company approve cancellation of existing share certificates for the Sale Shares and the issuance of new collective share certificates for the Sale Shares in the name of the Buyer and the recording thereof in the register of shareholders; and

(ii)	a general meeting of the shareholders of each of the Hospital Companies to be held at which (or a circular resolution of each of the Hospital Companies to be executed in which):

A.	persons nominated in writing by the Buyer will be appointed directors of the Company;

B.	persons nominated in writing by the Buyer will be appointed commissioners of the Company;

C.	resignations referred to in 5.2(a)(v) are accepted;

and for certified copies of such resolutions to be handed to the Buyer; and

(c)	(Notices and documents): deliver to the Buyer such notices and other documents as may be required to be executed or registered by a Seller Group Member under any statute in connection with the sale of the Sale Shares, as appropriate, provided the Buyer has, at its own cost, prepared such notices and other documents and delivered the same to the Seller’s solicitors at least 5 Business Days before the Completion Date; and

(d)	(Revocations): deliver to the Buyer documents, in form and substance satisfactory to the Seller, revoking the power of attorney dated 17 December 1998 granted by PT Ready Indah in favour of Walter Kmet, Shaun McVicar, Mr. Rahmat Somatipraja, and Maya Ghita Gunadi;

(e)	(Other obligations): perform all other obligations to be performed by it on Completion under this Agreement and do all other things necessary or desirable to transfer the Sale Shares and to place the Buyer in effective control of the Hospital Companies, the bank accounts of the Hospital Companies and the business of the Hospital Companies.

5.3	Buyer’s obligations on Completion

On Completion, the Buyer will:

(a)	(Pay): pay the Pre-Adjustment Purchase Price to the Seller;

(b)	(Repayment of ANZ Facility): if the consent and release referred to in clause 2.8(a) have not been obtained before the date of the satisfaction or waiver of each condition in clause 2.1, pay in full to the Financier all amounts payable under the ANZ Facility Agreement as notified by the Seller to the Buyer, in such manner and to such account as the Seller may notify the Buyer.

(c)	(Release of guarantees): cause to be delivered to the Seller an unconditional release of each of the Seller’s Guarantees by the Completion Date in a form reasonably satisfactory to the Seller that it has been able to secure under clause 7.1;

(d)	(Deed of transfer): deliver to the Seller completed deeds of transfer in respect of the Sale Shares duly executed by the Buyer as transferee; and

(e)	(Other obligations): perform all other obligations to be performed by it on Completion under this Agreement.

5.4	Title

Upon Completion legal and beneficial ownership of and title to (subject to complying with any registration requirements) the Sale Shares will pass to the Buyer.

5.5	Interdependence

Except as the parties otherwise agree in writing, the requirements of clauses 5.2 and 5.3 are interdependent and are to be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments have been made.

5.6	Notice to complete

(a)	If the Seller fails to satisfy its obligations under clause 5 on or before the Completion Date, the Buyer may give the Seller a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If the Seller fails to satisfy those obligations on the date specified in the Buyer’s notice the Buyer may, without affecting or limiting any other rights it might have, terminate this Agreement by giving the Seller written notice to that effect and after any such termination the Buyer will be entitled to sue the Seller for breach of contract.

(b)	If the Buyer fails to satisfy its obligations under clause 5 on or before the Completion Date or otherwise fails to satisfy its obligations to complete this Agreement, the Seller may give the Buyer a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If the Buyer fails to satisfy those obligations on the date specified in the Seller’s notice, the Seller may, at its discretion and without affecting or limiting any other rights it might have, terminate this Agreement by giving the Buyer written notice to that effect, or seek specific performance of this Agreement. After any such termination the Seller will be entitled to:

(i)	sue the Buyer for breach of contract; and

(ii)	resell and procure the resale of the Sale Shares as owner,

whereupon the Buyer indemnifies the Seller from and against all Liabilities in relation to the Buyer’s breach of this Agreement, including, in the circumstances set out in paragraph (ii), the deficiency (if any) arising on such resale and all expenses of and incidental to such resale or attempted resale, and the Buyer’s default.

5.7	Conduct until Sale Shares are registered

After Completion and until the Sale Shares are registered in the name of the Buyer or its nominee, the Seller must convene, attend and vote at general meetings of the relevant Hospital Company or sign resolutions of the relevant Hospital Company as the Buyer reasonably directs in writing.

5.8	Storage of Disclosure Material

As soon as practicable after Completion, the Seller must arrange for a copy of the Disclosure Material to be recorded in electronic format on a compact disc and delivered for safe storage to Clayton Utz and Minter Ellison, on terms that it only be made available for inspection or copying to a party with the consent of both the Seller and the Buyer, with such consent not to be unreasonably withheld (except where disclosure is required by law).

5.9	Reporting the transfer of Sale Shares

The Buyer undertakes that, immediately following Completion, it will procure that the each of the Hospital Companies, in accordance with the applicable Indonesian laws and regulations, duly reports the transfer of the Sale Shares to the Department of Justice and Human Rights and the Company Register of the Department of Industry and Trade in Indonesia, the Department of Health and to all other government departments as may be required pursuant to applicable laws and regulations.

5.10	CGT Liability

(a)	The Buyer will pay to the Seller the amount of any CGT Liability for which any Seller Group Member is or may become liable on the later of:

(i)	the date on which the CGT Liability is determined; and

(ii)	Completion.

(b)	Each party will exercise its best endeavours to determine the CGT Liability as soon as practicable following the date of this Agreement.

(c)	In the event of any dispute between the parties concerning the amount of the CGT Liability, the dispute will be resolved in accordance with clause 14.9 (as if a reference in that clause to any amount to be paid under the Tax Indemnity was a reference to the amount to be paid by the Buyer pursuant to this clause).

5.11	Missing documents

(a)	The Seller will, prior to Completion, use all reasonable endeavours to obtain a copy of each of the documents listed as a “Missing Document” in column 2 of the table in the attachment to the Disclosure Letter.

(b)	Before Completion, the Seller will deliver to the Buyer copies of any such missing documents which the Seller was reasonably able to obtain.

(c)	If the Seller has been unable to obtain a copy of any document referred to in clause 5.11 (a) it will, prior to Completion, provide evidence to the Buyer demonstrating that absence of the document will not have any materially adverse affect on the interests of the Buyer.

6.	Completion Statement

6.1	Preparation of draft Completion Statement

(a)	The Buyer must:

(i)	following Completion, prepare draft Completion Statements in accordance with this clause 6; and

(ii)	use all reasonable endeavours to ensure that, as soon as practicable following Completion (but in any event no later than 30 Business Days after that date), such draft Completion Statements are delivered to the Seller.

(b)	Within 10 Business Days of the receipt of the Completion Statements under clause 6.1(a)(ii), MGL will review, in consultation with the Chief Financial Officer of the Buyer, the draft Completion Statements then deliver to KPMG final Completion Statements prepared in accordance with the Completion Accounting Principles.

(c)	The Seller must, and must procure the Group to, provide the Buyer such access to all its employees, accounts, records and such other documentation, and all such assistance, which the Buyer requires to comply with its obligations under this clause, at no cost to the Buyer.

6.2	Audit Review of Completion Statements

As soon as the Completion Statements (“Statements”) have been delivered by the Seller in accordance with clause 6.1, the following procedure will apply:

(a)	the Seller and the Buyer must jointly instruct KPMG to undertake an audit of the Statements and, within 20 Business Days of being provided with the Statements, to prepare an audit report thereon together with a certificate addressed to both the Seller and the Buyer confirming the accuracy of the Statements, any adjustments that should be made to the Statements (including the resulting Completion Amount for the purposes of this Deed) (“Completion Audit Report”);

(b)	the terms of engagement of KPMG must be agreed in writing by the Seller and the Buyer and will include a requirement that KPMG, in conducting their audit, will adopt a materiality level of Rp 1 billion, meaning that under Generally Accepted Auditing Standards, KPMG must design their audit procedures so that they detect adjustments that individually and cumulatively exceed this amount;

(c)	KPMG must be instructed to conduct their audit and prepare their Completion Audit Report in accordance with Indonesian Auditing Standards, as modified expressly by their terms of engagement and the Completion Accounting Principles;

(d)	KPMG must be instructed to provide reasonable access to both the Buyer and the Seller and their respective accounting and other professional advisers to KPMG’s audit work papers and all files relevant to preparing its Completion Audit Report;

(e)	KPMG must be provided with full and free access to all books, records, accounts and documents of the Seller Group, the Group and the Buyer Group that are within the possession, or under the control, of any Seller Group Member or any Group Member to enable KPMG to conduct its audit and prepare its Completion Audit Report; and

(f)	the Buyer and the Seller must each bear half of KPMG’s costs of conducting its audit and preparing its Completion Audit Report.

6.3	Determination of the Completion Amount

(a)	Following delivery of the Audit Report in accordance with clause 6.2(a), the Seller and the Buyer must confer and use all reasonable endeavours to agree on the Completion Amount within 10 Business Days.

(b)	If the Completion Amount:

(i)	is so agreed, that amount so agreed will be final and binding on the parties; or

(ii)	is not so agreed within the period specified in clause 6.3(a) and no election to a referral is made in accordance with clause 6.4 within the period referred to in clause 6.4(a), the amount for the Completion Amount set out in the Completion Audit Report will be final and binding on all parties.

6.4	Disputes

(a)	Subject to clause 6.5, if either the Buyer or the Seller disputes that the Completion Statements or any item contained in them have been prepared in accordance with this Agreement and the Seller and the Buyer do not resolve the matters in dispute within the 10 Business Day period referred to in clause 6.3(a), either the Seller or the Buyer may by notice in writing to the other at any time within 10 Business Days after the end of that period require that the difference of opinion or dispute be referred to an expert for determination in accordance with the principles in clause 6.4(c). Such expert (“Expert”) must be an auditor with relevant industry expertise agreed in writing by the Seller and the Buyer or in the event that the Seller and the Buyer are not able to agree upon such an expert within 5 Business Days of either the Seller or the Buyer giving notice that it requires that the difference of opinion or dispute be resolved by an expert, the expert will be appointed by the President for the time being of the Institute of Chartered Accountants in Australia or his or her nominee.

(b)	Each of the Seller and the Buyer is entitled to:

(i)	make a written submission to the Expert within 5 Business Days of the date of appointment of the Expert;

(ii)	provide a response to the Expert in respect of the other’s submission within 5 Business Days of receipt of their submission,

that in each case must not exceed 15 pages in aggregate (including all annexures) and which they must provide to the other.

(c)	The Expert must:

(i)	act as an expert and not as an arbitrator and his or her written determination will be final and binding on the Seller and the Buyer in the absence of manifest error;

(ii)	determine the difference of opinion or dispute within 10 Business Days; and

(iii)	have the right to review all relevant working papers of the Seller and KPMG.

(d)	The costs of the Expert are to be borne in the manner agreed between the Buyer and the Seller or determined by the Expert.

(e)	The Completion Statements delivered to KPMG and the Buyer pursuant to clause 6.1 will be deemed to be varied to reflect any alteration agreed to by the Buyer and the Seller or which the Expert determines be made pursuant to this clause.

6.5	Limitation on disputes

(a)	The parties may not:

(i)	dispute the Completion Statements unless the aggregate amount disputed exceeds Rp 3 billion of the Pre-Adjustment Purchase Price; or

(ii)	dispute any individual line item in the Completion Statements unless the amount in dispute exceeds Rp 275 million of the Pre-Adjustment Purchase Price.

(b)	The parties may not at any stage dispute or purport to disagree on any amount contained in the Last Accounts or the Last Accounts Adjusted Net Assets Statement.

(c)	The parties may not dispute or purport to disagree on any amount contained in the Completion Statements once they have been settled pursuant to this clause 6.

6.6	Final payment

(a)	The Pre-Adjustment Purchase Price will be adjusted upwards or downwards (as the case may be) by payment, on the Final Payment Date, of the Completion Amount.

(b)	If the Completion Amount:

(i)	is a positive number, then on the Final Payment Date, the Buyer must pay that amount to the Seller by way of an addition to the Pre-Adjustment Purchase Price;

(ii)	is a negative number, then on the Final Payment Date, the Seller must pay that amount to the Buyer by way of a reduction to the Pre-Adjustment Purchase Price; and

(iii)	is zero, the Pre-Adjustment Purchase Price will not be adjusted.

7.	Release of Seller’s Guarantees

7.1	Release

The Buyer must use its best endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to secure, before Completion, the unconditional release of each Seller Group Member from the Seller’s Guarantees effective from Completion and the Seller must use all reasonable endeavours to assist the Buyer in this regard.

7.2	Indemnity

(a)	From Completion, the Buyer indemnifies each Seller Group Member against any Liability which it suffers, incurs or is liable for, directly or indirectly in relation to any Seller’s Guarantee.

(b)	The Seller enters into this document for itself and each other person who has given a Seller’s Guarantee and accordingly accepts the full benefit of this clause 7.2 on behalf of those persons. The parties agree that the Seller may enforce this provision on behalf of those other persons.

8.	Employees

8.1	Provision of employment

(a)	The Buyer must provide an offer of employment to each of the Expatriate Employees to commence from the day after the Completion Date. The provision of such employment must be communicated to the Expatriate Employees in the form agreed between the parties at least 10 Business Days before the Completion Date. The offer of employment so provided must be for a position substantially similar to the relevant Expatriate Employee’s position immediately prior to Completion and must be on terms and conditions (including as to superannuation) that are in the aggregate no less favourable than those on which the relevant Expatriate Employee is employed immediately prior to Completion.

8.2	Payments to Employees

(a)	Subject to clauses 8.2(c) and 8.2(d), on Completion (or in the case of bonuses for the year ending on 30 June 2003, in accordance with the Seller Group’s usual practice), if it has not already done so, the Seller must pay to each Expatriate Employee:

(i)	the amount of his or her wage or salary entitlements;

(ii)	elected salary sacrifice amounts;

(iii)	bonuses for any year ending on or prior to 30 June 2003; and

(iv)	commissions (for the avoidance of doubt excluding annual leave, sick leave, rostered day off leave and long service leave entitlements),

accrued up to and payable to them on or before Completion whether pursuant to:

(i)	a contract of employment;

(ii)	an Australian Workplace Agreement;

(iii)	an award;

(iv)	an agreement (certified, registered or otherwise); or

(v)	other arrangement or an award or order made by a Court or other tribunal or Government Authority under Law,

to which the Seller was a party, and on the same terms that applied, as at Completion.

(b)	The Seller must pay to each Employee any payment or inducement it has promised on completion of the transactions contemplated by this Agreement.

(c)	The Seller indemnifies the Buyer against all claims made by such Expatriate Employee from time to time after the Completion Date against the Buyer in relation to clause 8.2(a).

(d)	The Seller will not be required to pay any amount referred to in clause 8.2(a) to the extent to which such amount will be recorded as a liability in the Completion Accounts.

(e)	For the avoidance of doubt, clause 8.2(a) does not require the Seller to make any retirement, redundancy, termination or severance payments of the nature described in clause 8.4(c).

8.3	Recognition of prior service

The Buyer must treat each Expatriate Employee and deal with every entitlement (including annual and sick leave, rostered day off leave and prior service for the purpose of calculating long service leave and redundancy or severance payments (as applicable)) as if every entitlement had been accrued by the respective Expatriate Employee while in the employment or engagement of the Buyer.

8.4	Indemnity for Employees

Subject to Completion, the Buyer indemnifies the Seller against any Liability it suffers or incurs in respect of:

(a)	wages, salary and any other payment, benefit or amount owing to the Employees and attributable to their employment after Completion or, in the case of bonuses, attributable to their employment after 30 June 2003;

(b)	annual leave, sick leave, rostered day off leave, long service leave and any other form of leave payment owing to the Employees and attributable to their employment up to and after Completion; and

(c)	retirement, redundancy, contract termination or severance payments, benefits, costs or compensation of any kind (including payment in lieu of notice, severance payments howsoever called, in respect of annual leave, sick leave, rostered day off leave, long service leave and any other form of leave payments owing and payments in respect of goodwill) payable under:

(i)	a contract of employment;

(ii)	an Australian Workplace Agreement;

(iii)	an award;

(iv)	an agreement (certified, registered or otherwise); or

(v)	other arrangement or an award or order made by a Court, other tribunal, Government Authority or otherwise under Law and whether attributable to their employment before or after their commencement with a Group Member or the Seller arising from or in respect of a termination or cessation of their employment or engagement by the Seller or Group Member before or after Completion.

8.5	Employee Lists

A reasonable period of time prior to Completion, on request from the Buyer, the Seller will provide to the Buyer a current list of the Employees - Group, which will contain the following details in relation to each individual:

(a)	the individual’s full name;

(b)	the Hospital in which the individual is employed;

(c)	the individual’s employer; and

(d)	the individual’s employment classification/position.

9.	Superannuation

(a)	The Buyer shall make available or establish by the Completion Date one or more suitable superannuation funds (“Buyer’s Fund”) to provide superannuation benefits for those of the Transferring Employees who agree to become members of the Buyer’s Fund and who are members of the Seller’s Superannuation Fund as at the Completion Date (“Transferring Members”).

(b)	The Seller and the Buyer may agree in writing that special arrangements shall apply in respect of one or more Transferring Employees.

(c)	Subject to paragraph (d), except for a Transferring Employee covered by an arrangement made under paragraph (b), the Buyer must provide superannuation benefits for the Transferring Employees which, taken as a whole, shall be no less favourable than those provided to them by their employer as at the Completion Date, save and except that the Transferring Employees shall have no rights and no provision shall be made for any right to any surplus in the Seller’s Superannuation Fund and the Seller shall ensure that they shall not suffer any reduction in benefits or amounts transferred to the Buyer’s Fund representing or otherwise attributable to any deficit or under-funding in the Seller’s Superannuation Fund.

(d)	The Seller agrees that notwithstanding paragraph (c), the Buyer is not required to provide defined benefit style benefits to any Transferring Members who were entitled to defined benefits in the Seller’s Superannuation Fund.

(e)	The Buyer must pay for all costs in establishing (or making available) the Buyer’s Fund. For the avoidance of doubt, these costs will include all legal costs incurred in reviewing the trust deed, including any cost incurred in amending that trust deed, regardless or whether or not the proposed fund is accepted as a Successor Fund to the Seller’s Superannuation Fund by the trustee of the Seller’s Superannuation Fund.

(f)	The Buyer shall allow each Transferring Member to voluntarily transfer his or her superannuation benefits in the Seller’s Superannuation Fund to the Buyer’s Fund.

(g)	The Seller will procure that the amount transferred in respect of each Transferring Member from the Seller’s Superannuation Fund to the Buyer’s Fund shall be at least equal to the Transferring Member’s reserve in the Seller’s Superannuation Fund as at the Completion Date, adjusted for earnings at the estimated earning rate of the Seller’s Superannuation Fund in respect of the period from the Completion Date to the date the relevant amount is transferred.

(h)	Nothwithstanding anything to the contrary in this Agreement, each Transferring Employee will have the right to access their benefit at Completion in accordance with the provisions of the governing rules of the Seller’s Superannuation Fund and any applicable laws.

(i)	On Completion, the Seller and the Buyer will immediately cause each member of the Group who is associated with the Seller’s Superannuation Fund, whether as a principal employer, associated employer, participating employer or otherwise, to take all steps necessary to end that association with effect from Completion.

Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, the Buyer acknowledges that on and from Completion, no member of the Group shall have any rights in relation to the Seller’s Superannuation Fund (whether arising under the trust deed for the Seller’s Superannuation Fund or otherwise).

10.	Seller’s obligations

10.1	Conduct of Hospital Business

From the date of this Agreement until Completion the Seller must, and must procure that each Group Member carries on the Hospital Business in the ordinary course.

10.2	Integration Meetings

From the date of this Agreement until Completion, the Seller will at any time reasonably required by the Buyer and on reasonable notice from the Buyer, being not less than 48 hours, make:

(a)	relevant senior executives available during normal business hours at 390 St Kilda Road, Melbourne, Victoria to meet with the Buyer; and

(b)	appropriate Hospital Business executives available by telephone at the same time,

to assist the Buyer in preparing for integration with the Hospital Business. The frequency and duration of such meetings will be at the sole discretion of the Seller.

10.3	Restricted actions

Without limiting clause 10.1, from the date of this Agreement until Completion, the Seller must, and must procure, that unless contemplated by this Agreement or the Buyer otherwise consents in writing (such consent not to be unreasonably withheld or delayed):

(a)	no Group Member will increase, decrease or otherwise alter its share capital or issue or grant any securities or agree to do so;

(b)	no Group Member will, in respect of the Hospital Business, and the Seller will not in respect of the Sale Shares, create or grant any Encumbrance over the assets of the Group Member or the Hospital Business or Sale Shares or incur any indebtedness or liability in the nature of borrowings or agree to do so, other than in the ordinary course of business;

(c)	no Group Member will acquire, transfer or dispose of any asset of the Hospital Business with a written down book value in excess of Rp 5.56 billion;

(d)	no Group Member will amend its Articles of Association;

(e)	no Group Member will enter into, terminate or materially vary any agreement, arrangement or understanding which involves the incurring of a total liability over the life of the agreement, arrangement or understanding in excess of Rp 5.56 billion other than in the ordinary course of the Hospital Business in procuring or replenishing stock;

(f)	no Group Member will make any material change to its practice as to payment of creditors and collection of trade debtors;

(g)	no Group Member will enter into, terminate or increase annual remuneration by more than 10% under any agreement, arrangement or understanding concerning an employee or contractor where the annual remuneration payable to such employee or contractor will exceed Rp 556 million. However, this clause will not exclude a Group Member from terminating any agreement, arrangement or understanding concerning an Employee - Group in circumstances where, in the reasonable opinion of a Group Member, the employee or independent contractor concerned has:

(i)	engaged in conduct justifying summary dismissal at common law or under an applicable policy of the Group; or

(ii)	engaged in repeated poor performance justifying termination under an applicable policy of the Group;

(h)	no Group Member will acquire shares or other securities in any body corporate other than any other Group Member or agree to do so;

(i)	no Group Member will initiate any proceedings for the winding up, liquidation or other external administration of that Group Member; and

(j)	no Group Member will merge or consolidate with any other body corporate,

unless any of the foregoing is contemplated by Law, or in the Seller’s reasonable opinion is required to give effect to the terms of any Law.

11.	Buyer’s obligations

11.1	Supply of references

Before and after Completion, the Buyer must promptly supply such references or information and do anything else reasonably required (excluding paying money or providing other valuable consideration to or for the benefit of any person (except where this Agreement expressly provides otherwise)) by any third party to the agreements referred to in clause 7.

11.2	Access

(a)	After the Completion Date, the Buyer must procure that each Group Member keeps the business records that were in its possession as at the Completion Date for 5 years from the Completion Date or such longer period as any applicable law requires that such records must be maintained.

(b)	During the period referred to in clause 11.2(a), the Buyer must, and must procure that each Group Member, provide any Seller Group Member with reasonable access to such business records and assistance (including copies of relevant documents) as reasonably requested by any Seller Group Member, including such access as reasonably required to permit any relevant Seller Group Member to complete tax returns.

12.	Warranties and indemnities

12.1	Seller’s Warranties and acknowledgment

(a)	As part of the terms of the sale of the Sale Shares, but subject to clauses 12.2, 12.3, 12.4 and 13, the Seller warrants to the Buyer that each Warranty is accurate and so warrants as at the date of this Agreement and separately as at a time immediately before Completion.

(b)	The Seller acknowledges that the Buyer has entered into this Agreement in reliance on the Warranties.

(c)	Each Warranty is separate and independent and not limited by any other Warranty or any other provision of this Agreement except to the extent expressly provided to the contrary in this Agreement.

12.2	Exceptions for disclosures and public records

The Warranties are given subject to disclosures or matters recorded in this Agreement or disclosed in the Disclosure Material or in the Public Register Information, and the Buyer cannot claim that any fact, matter or circumstance causes:

(a)	any damage or loss to the Buyer or a Hospital Company;

(b)	the Warranties to be false or misleading; or

(c)	the Warranties to be breached,

if the fact, matter or circumstance is fairly disclosed in this Agreement or in the Disclosure Material or in the Public Register Information.

12.3	Breach of Warranties

(a)	If the Buyer becomes aware of any material breach or inaccuracy of any of the Warranties, the Buyer must give notice to the Seller of such breach of or inaccuracy (“Breach Notice”).

(b)	Upon receipt of a Breach Notice the Seller may:

(i)	remedy the breach specified in the Breach Notice by the earlier of:

A.	10 Business Days after receiving the Breach Notice; or

B.	the Completion Date; or

(ii)	terminate this Agreement at any time before Completion by notice in writing to the Buyer but without prejudice to any Claim by the Buyer for any antecedent breach.

(c)	The Buyer agrees and acknowledges that it is not entitled to rescind or terminate this Agreement for a breach of Warranties other than for a material breach of or material inaccuracy of Warranty 1 (share capital), Warranty 2 (capacity and authority), Warranty 4 (Accounts), Warranty 17 (Assets) and Warranty 9(d) (litigation) that has not been remedied in accordance with clause 12.3(b) or is incapable of remedy.

12.4	Acknowledgments

The parties acknowledge and agree that the Warranties do not apply to any forward looking statements, financial forecasts, projections, opinions of future performance or statements relating to prospects of the Group or the Hospital Business that have been provided by a Seller Group Member or Group Member or any of their representatives. No warranty is given or representation made that any such financial forecast, projection, opinion or statement will be met or achieved. Any such information that has been provided to the Buyer was provided for information purposes only.

12.5	Buyer’s warranties

As part of the terms of this Agreement the Buyer warrants to the Seller in the terms set out in Schedule 7 as at the date of this Agreement and separately as at a time immediately before Completion.

13.	Limitation of liability

13.1	No reliance on and no liability for matters outside this Agreement

(a)	The Buyer acknowledges and warrants that:

(i)	no Seller Group Member (nor any person acting on its behalf) has made any representation, warranty or other inducement to it to enter into this Agreement, except for representations, warranties or inducements expressly set out in this Agreement; and

(ii)	it does not enter into this Agreement in reliance on any representation, warranty or other inducement by or on behalf of any other person, except for any representation, warranty or inducement expressly set out in this Agreement respectively.

(b)	The Buyer acknowledges and warrants that:

(i)	the Buyer has undertaken a due diligence investigation in relation to the Hospital Business, the Premises, the Group Members and Sale Shares in accordance with a process designed and implemented by the Buyer and its Representatives; and

(ii)	it has not relied and does not rely on any statement, disclosure, representation or warranty, whether express or implied, made by or on behalf of a Seller Group Member and, if Completion does not occur, a Group Member, which is not set out in this Agreement, whether in relation to the sale of the Sale Shares or otherwise.

(c)	The Buyer will not bring any Claim or Action against any Seller Group Member (and, if Completion does not occur, any Group Member) unless it is based solely on and limited to the regime contemplated by this Agreement.

(d)	Except for the Seller’s obligations under the Warranties, by this Agreement the Buyer releases each Seller Group Member (and, if Completion does not occur, each Group Member) and their Representatives, from all claims, demands, obligations or liabilities whether in tort (including negligence), statute, contract, or otherwise which it has or may have after the date of this Agreement which arise out of the negotiations for and subject matter of this Agreement or agreements entered into by the Seller Group and the Buyer Group (including the Group) under or pursuant to this Agreement, other than as may be provided for in this Agreement or agreements entered into by the Seller Group and the Buyer Group (including the Group) under or pursuant to this Agreement.

13.2	Limitations of liability

Notwithstanding anything to the contrary contained in this Agreement no Seller Group Member and, if Completion does not occur, no Group Member will be Liable for any Claims or Actions:

(a)	(Buyer insured):

(i)	to the extent that the Claim or Action arises or is in respect of matters against which any Buyer Group Member is insured for loss or damage suffered by it (but only to the extent that such loss or damage is recovered under any insurance policy held by any Buyer Group Member);

(ii)	if any Buyer Group Member fails to do all things reasonably necessary to recover under any insurance relevant to the Claim or Action on a timely basis;

(b)	(Buyer’s awareness): where the Buyer is actually aware of the matter giving rise to the Claim or Action under the Warranties, before the date of this Agreement. For this purpose, the Buyer will be deemed to have knowledge of those matters disclosed in the Disclosure Material on or before the date of this Agreement and the Public Register Information on the date which is seven days before the Completion Date;

(c)	(Buyer’s own actions): if, but only to the extent that, the Claim or Action is as a direct result or consequence of any voluntary act, omission, transaction or arrangement of or on behalf of the Buyer Group after Completion except in the ordinary course of the Hospital Business as carried on prior to Completion or as required by Law;

(d)	(Loss only compensated once): if, but only to the extent that, the Buyer or any Buyer Group Member has recovered the same loss under any other provision of this Agreement or any other document referred to in this Agreement or the Disclosure Material;

(e)	(Buyer otherwise compensated): if, but only to the extent that, the subject of the Claim or Action has been or is made good or is otherwise compensated for without cost to the Buyer or a Buyer Group Member;

(f)	(Last Accounts or Completion Statement): if, but only to the extent that, the matter in respect of which the Claim or Action is made is accrued, provided for or otherwise reflected in the Last Accounts or the Completion Statements;

(g)	(No indirect or consequential loss): if, but only to the extent that, the Claim or Action relates to any exemplary, special, indirect, incidental or Consequential Loss suffered by the Buyer or a Buyer Group Member;

(h)	(Legislation):to the extent that, the Claim or Action is as a result of or in respect of, or where the Claim or Action arises from any act, matter, omission, transaction or circumstance which would not have occurred but for any legislation not in force at the date of this Agreement or any change of any Law or administrative practice of any governmental agency, including any such legislation or change which takes effect retrospectively or any increase in the rates of Tax liable to be paid or any imposition of Tax not in effect at the date of this Agreement;

(i)	(Buyer’s actions in relation to Tax): to the extent that the circumstances giving rise to the Claim or Action result in a savings in Tax to the Buyer or any Group Member or would have so resulted had the Buyer or the relevant Group Member availed itself of proper credits, deductions, allowances and other savings in respect of Tax;

(j)	(Notice): unless the Buyer has:

(i)	given the Seller notice in writing of each fact or circumstance which gives or may give rise to a Claim or Action by the Buyer under this Agreement as soon as reasonably practicable but in any event within 2 weeks of the fact or circumstance coming to the attention of senior management of the Buyer; and

(ii)	given the Seller access to all relevant business records together with all other records, correspondence and information as the Seller may reasonably request;

(k)	(Labour disputes): to the extent that any labour dispute, strike or work stoppage arises from or is connected with the sale or proposed sale of the Hospital Business, or the Buyer not offering employment or engagement (as required by this Agreement) or terminating the employment or engagement of one or more Employees;

(l)	(Announcement of sale): to the extent that the Claim or Action relates to Warranty 5 (Period Since Last Account Balance Date) and arises directly as a result of the announcement of the sale or proposed sale of the Hospital Business;

(m)	(Time limits): unless the Buyer has given written notice to the Seller setting out specific details of the Claim or Action within:

(i)	7 years after the Completion Date in respect of any such Claim or Action relating to Tax fraud;

(ii)	6 years after the Completion Date in respect of any such Claim or Action relating to Tax evasion or Tax avoidance;

(iii)	4 years after the Completion Date in respect of any Claim or Action relating to Tax other than those subject to paragraphs (i) and (ii);

(iv)	3 years after the Completion Date in respect of any such Claim or Action relating to the Environment (including any Claim or Action under clause 13.9 and Warranty 12; and

(v)	18 months after the Completion Date in respect of all other Claims or Actions, and within 12 months of the Seller receiving that notice, the Claim or Action has been:

(vi)	admitted or satisfied by the Seller; or

(vii)	settled between the Seller and the Buyer; or

(viii)	referred to a Court of competent jurisdiction by the Buyer instituting and serving legal proceedings against the Seller in relation to the Claim or Action;

(n)	(Lower dollar limits): (except in respect of any Claim or Action arising out of the Tax Indemnity in relation to which this paragraph (n) will not apply) unless:

(i)	the amount finally awarded or agreed as being payable in respect of the Claim or Action in question is not less than Rp 1 billion; and

(ii)	the aggregate amount finally awarded or agreed as being payable in respect of all Claims and Actions is not less than Rp 6.6 billion;

in which case, the Seller will be liable for the whole amount (not just the excess).

13.3	Maximum liability for claims

The maximum aggregate amount recoverable by the Buyer from the Seller in respect of all Claims and Actions is the Purchase Price.

13.4	Reimbursement for amounts recovered

The Buyer will reimburse the Seller for amounts paid by the Seller to the Buyer or any Group Member in respect of any Claim or Action to the extent to which the same is recovered by the Buyer or any Group Member from any third party, including suppliers, manufacturers or insurers. If the Buyer or any Group Member is at any time entitled to recover from some other person any sum in respect of which the Buyer makes or brings a Claim or Action, the Buyer must take, and must procure that the relevant Group Member takes, all reasonable steps to enforce such recovery from the third party.

13.5	Third party claims

(a)	If any claims, demands, actions or proceedings are made or instituted against any Buyer Group Member (“Relevant Member”) in respect of which the Buyer may seek to make any Claim or Action (any such claims, demands, actions or proceedings being hereinafter called a “Third Party Claim”), the following procedure applies:

(i)	the Buyer will give prompt written notice of the Third Party Claim to the Seller and will ensure that it consults with the Seller concerning such claim;

(ii)	the Buyer will not itself, nor allow the Relevant Member to admit, compromise, settle or pay any such Third Party Claim or take any other steps which may in any way prejudice the defence or challenge thereof without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed), except as may be reasonably required in order to prevent any judgment against the Relevant Member;

(iii)	the Buyer will procure that the Relevant Member will permit the Seller at the Seller’s expense to take such reasonable action in the name of the Relevant Member to defend or otherwise settle the Third Party Claim as the Seller may reasonably require;

(iv)	the Buyer will ensure that the Seller and their representatives are given reasonable access to such Officers and employees, and the documents and records of the Buyer or any Group Member as may be reasonably required by the Seller in relation to any action taken or proposed to be taken by the Seller under clause 13.5(a)(iii); and

(v)	the Buyer will ensure that neither it nor any Group Member does or causes to be done anything in relation to the Third Party Claim which compromises or prejudices the Seller’s rights under this clause 13.5(a).

(b)	The Seller will not be liable to the Buyer for any Claim or Action arising from a Third Party Claim to the extent to which the Buyer does not comply with clause 13.5(a) in all material respects.

13.6	Adjustment to Purchase Price

If any amount is payable or paid by the Seller to the Buyer in respect of a Claim or Action, such amount will be deemed to be a reduction in the Purchase Price of, to the extent that the Claim or Action is directly attributable to a Hospital Company, the Sale Shares in that Hospital Company.

13.7	Directors and Employees of the Group

To the extent permitted by law, the Buyer will not, and will procure that each current and future Related Body Corporate of the Buyer does not, bring or make any claim, demand, suit, proceeding, action or cause of action against any director or employee of any Seller Group Member (or if Completion does not occur, of any Group Member) in respect of any matter arising out of the sale of the Sale Shares by the Seller to the Buyer or relating to any financial or other information approved or provided by the director or employee before Completion.

13.8	Insurance

From the Completion Date until the Seller ceases to have any Liability for any Claims or Actions under this Agreement, the Buyer must ensure that each Group Member maintains in respect of the Hospital Business prudent levels of insurance taking into account the nature of the assets and liabilities of the Buyer Group.

13.9	Seller to indemnify in respect of Contamination or Pollution

(a)	Subject to clause 13.9(b) the Seller indemnifies the Buyer for and on behalf of each Buyer Group Member against all Liabilities incurred or suffered by any Buyer Group Member in respect of any Contamination at or migrating to or from any Premises or the emission of any Pollution from any Premises, occurring before Completion.

(b)	This clause 13.9 will

(i)	will not apply to the extent that any such Liability arises from a change in the use of the HGB Premises - Group by any Buyer Group Member after Completion;

(ii)	not apply to the extent that any such Liability arises from a change in the use of the HGB Premises - Group by any Buyer Group Member after Completion;

(iii)	apply from Completion, in relation to Liabilities incurred or suffered by any Buyer Group Member in respect of any Contamination at or migrating to or from any HGB Premises - Group;

(iv)	unless the aggregate of such Liabilities exceeds $3,000,000, in which case, the Seller will only be liable for the amount in excess of $500,000.

(c)	Clause 13.2(n) shall not apply to this clause 13.9.

14.	Tax

14.1	Tax Indemnity

The Seller indemnifies the Buyer and each Group Member from and against all Tax Claim Amounts suffered or incurred in respect of any Tax Claim.

14.2	Rights of the Buyer Group Members and Enforcement of the Tax Indemnity

(a)	The Seller acknowledges and confirms in favour of the Buyer and each Group Member that the Tax Indemnity given by the Seller is for the benefit of the Buyer and each Group Member.

(b)	Each Group Member may enforce its rights in relation to the Tax Indemnity independently from each other and even though not a party to this Agreement.

14.3	Restrictions on claims under the Tax Indemnity

The obligations of the Seller under the Tax Indemnity do not apply in respect of a Tax Claim:

(a)	to the extent that the Tax Claim arises from the failure by the Buyer to supply to the Seller on a timely basis information available to any Buyer Group Member which is reasonably requested by the Seller in relation to a Tax Claim;

(b)	to the extent that the Tax Claim arises from the failure by any Buyer Group Member after Completion, in a timely and appropriate manner, to:

(i)	lodge any return, notice, objection or other document that gives rise to or relates to the Tax Claim;

(ii)	claim all or any portion of any relief, allowance, deduction, credit, rebate or right to repayment which is available to a Buyer Group Member as at Completion to the extent that information sufficient to make the claim was or might reasonably be expected to have been within the knowledge of any Buyer Group Member;

(iii)	disclose or correctly describe in any return, notice, objection or other document relating to the Tax Claim lodged, given or made after Completion, any fact, matter or thing to the extent that it was or might reasonably be expected to have been within the knowledge of any Buyer Group Member; or

(iv)	take any action which any Buyer Group Member is required to take under this clause 14 or any laws relating to Tax, or (provided that it does not result in any material disruption to the Hospital Business) which would have been necessary or appropriate to take in order to prevent the occurrence or existence of grounds for a Tax Claim provided that it has no material adverse effect to the Buyer Group;

(c)	arises as a result of any Buyer Group Member amending after Completion any Tax returns for a period ending on or prior to the Last Accounts Balance Date or changing the basis on which the income and deductions in relation to such Tax returns was computed (whether such change relates to a period ending before or after the Last Accounts Balance Date) other than in respect of an amendment approved in writing by the Seller (which approval shall not be unreasonably withheld or delayed provided it does not cause a material adverse effect to the Seller) or as otherwise required by Law;

(d)	to the extent that the Tax Claim arises as a result of a change to the Tax Act, its interpretation by a Court of Law or its interpretation by the relevant Revenue Authority as set out in a published ruling or interpretative decision, after Completion that applies to any of the Buyer Group Members;

(e)	to the extent that the Tax Claim arises as a result of the Buyer’s non-compliance with this clause 14 in a material respect; and

(f)	to the extent the Tax Claim is for an amount that has been provided for in the Completion Accounts.

14.4	Timing of payments

Payments under the Tax Indemnity must be made to the Buyer (or at the Buyer’s request, to any other Buyer Group Member) by whichever is the later of:

(a)	5 Business Days before the latest date on which that payment of Tax may lawfully be made without incurring any penalty, additional tax, interest or general interest charge for late payment (allowing for any deferrals granted by the Revenue Authority); and

(b)	10 Business Days after the Seller receives notice in writing from the Buyer providing full and accurate particulars of the Tax Claim (with copies certified by the Buyer of all supporting documentation) sufficient for the Seller to verify the accuracy of the Tax Claim, provided that the Seller does not dispute its liability in respect of the tax claim.

14.5	Late Payments

If any sums required to be made by the Seller under or relating to the matters in this clause 14 are not paid on the date specified in clause 14.4 (the Due Date), then, except to the extent that the Seller’s liability under clause 14.1. compensates the Buyer or the relevant Group Member for the late payment by virtue of it extending to interest, penalties, fines or other costs, such sums shall bear interest (which shall accrue from day to day after as well as before any judgement for the same) at the Interest Rate, compounded quarterly, from the day following the Due Date up to and including the day of actual payment of such sums.

14.6	Notice of Potential Tax Claims and Tax Claims Procedure

(a)	If any Buyer Group Member:

(i)	receives a letter, request, demand, notice, or communication (“communication”); or

(ii)	intends to lodge a self-assessed return that will have effect as a deemed assessment (“return”),

that may reasonably be related to or give rise to a Tax Claim, the Buyer must:

(iii)	within 10 Business Days of the receipt of a communication within paragraph (i), inform the Seller and provide a copy of any document received relating to the communication;

(iv)	not later than 20 Business Days before a lodgement of return within paragraph (ii), inform the Seller and provide a copy of the relevant return or parts of the return, and shall consult in good faith with the Seller concerning the reasons for that return;

(v)	in relation to a communication within paragraph (a)(i), consistently with any applicable statutory obligations, not engage in any discussions, negotiations or confer with any representatives of the Revenue Authority concerning the communication received without first complying with the requirements of paragraphs (b) and (c) of this subclause.

If any Buyer Group Member becomes aware of a Tax Claim, whether or not notice has been given under the above the Buyer must give timely and written notice of it to the Seller.

(b)	The Buyer must ensure that the Seller and its professional advisers have, at the Buyer’s expense, reasonable access to the personnel of the Buyer Group and to any relevant premises, assets and records within the custody, power, possession or control of any Buyer Group Member to enable the Seller and its professional advisers to examine the communication, return or Tax Claim and records relating to them and to take copies or photographs of them, at the reasonable expense of the Seller, provided the Seller and its professional advisers give to the relevant Buyer Group Member such undertakings as to confidentiality as the Buyer may reasonably require.

(c)	The Buyer must ensure that all Buyer Group Members take any proper and reasonable action that the Seller requests to, as applicable:

(i)	respond to the communication or to make changes to the return in order to give effect to the taxation treatment considered by the Seller to have the greatest likelihood of not giving rise to a Tax Claim; or

(ii)	avoid, resist, compromise or defend a demand or notice issued by a Revenue Authority which gives rise to the Tax Claim,

provided the Seller indemnifies the relevant Buyer Group Member against any reasonable costs or expenses which may be incurred as a result of compliance with the Seller’s request and, in addition, the Seller pays to the Buyer any Tax which is required to be paid to a Revenue Authority to enable such action to be taken.

(d)	The action that the Seller may request be taken by any Buyer Group Member in respect of a Tax Claim includes the making of objections and appeals, and administrative law remedies.

(e)	Any action requested by the Seller under this clause 14 must be taken in a timely manner.

(f)	If the Buyer becomes aware of a Tax Claim, consistently with any applicable statutory obligations, the Buyer must not, and must ensure that no Buyer Group Member does, engage in any discussions, negotiations or confer with any representatives of the Revenue Authority concerning the Tax Claim without first complying with the requirements of paragraphs (a), (b) and (c)(ii) of this subclause.

(g)

If the Seller makes a request under paragraph (c)(ii) regarding the lodgement of a notice of objection, but the Seller and the Buyer are unable to reach agreement concerning the response to the Tax Claim within sixty (60) Business Days after the Buyer has notified the Seller of the Tax Claim (or any shorter time required by law for the objection, appeal or administrative law remedy), the Seller may refer the dispute to an expert (as referred to in clause 14.9(b)), which shall apply to this provision with such modifications as are appropriate. The notice of objection shall then be prepared in the manner considered by the expert to have the most reasonable prospects of success.

(h)	If:

(i)	an objection duly lodged under this clause is disallowed by the Revenue Authority; or

(ii)	an appeal made, or administrative remedy taken, in accordance with this clause is decided against the interests of the Seller; or

(iii)	the Revenue Authority appeals against a decision given in the interests of the Seller,

then:

(iv)	the Buyer shall promptly give written notification of the facts and circumstances to the Seller; and

(v)	the Seller may require any Buyer Group Member to make such further appeal, or defence of appeal, or seek such administrative remedy, as it determines, in which case the Seller shall be entitled, if it wishes, to have the control of any such appeal, remedy or defence and in any event the Buyer shall keep the Seller fully informed of all matters relating thereto and provide copies to the Seller of all documents relating thereto; and

(vi)	no further appeal, defence or remedy shall be settled or compromised except in accordance with the Seller’s written consent.

(i)	the Seller may only make a request under paragraph (h) if the Seller has obtained an opinion from a senior Indonesian tax adviser that the proposed appeal, remedy or defence has a reasonable prospect of success.

14.7	Refunds

(a)	If, following the making of a payment under the Tax Indemnity all or part of the Tax Claim Amount is refunded either in cash or by credit to any Buyer Group Member (including, but not limited to, any amount or credit received following a successful objection or appeal), the Buyer must immediately pay to the Seller the lesser of the refund and the amount paid under the Tax Indemnity.

(b)	If at any time after the Completion Date any Buyer Group Member receives a refund or credit in respect of any Tax levied in respect of a tax year or part prior to Completion:

(i)	the Buyer will, or will procure that the Relevant Buyer Group Member will, as the case may be, immediately pay to the Seller an amount equal to the amount of such refund or credit (together with any interest paid by the relevant Revenue Authority after an appropriate allowance for tax payable by the relevant Buyer Group Member) to the extent that it has not been included in the Completion Statement or in prior years’ accounts of the Company; and

(ii)	any such payment by the Buyer under this provision will be by way of, and shall have effect as, a pro rata increase in the purchase price for each Sale Share.

14.8	Interest received from a Revenue Authority

Provided the Seller has complied with clause 14.6(c), to the extent not covered by clause 14.7, if the Buyer Group Member receives an amount of interest from a Revenue Authority in connection with the refund of a Tax Claim Amount, then the Buyer will pay to the Seller the amount of interest received by the relevant Buyer Group Member less any Tax payable by the relevant Buyer Group Member on that interest received but only to the extent any payment under this clause 14.8 does not qualify as being tax deductible under the Tax Act in the income year in which a payment under this clause 14.8 is made.

14.9	Expert determination

(a)	If the Seller and the Buyer cannot agree on any amount to be paid under the Tax Indemnity within 60 Business Days of a dispute arising, or within such further time as may be agreed between them, then the Seller may refer the agreement to an expert with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from the Seller and the Buyer.

(b)	The expert is to be a senior Indonesian tax adviser with over 15 years experience in Tax appointed by the Seller.

(c)	The decision of the expert is to be conclusive and binding on the parties in the absence of manifest error.

(d)	Unless the expert makes a determination regarding costs, the Seller and the Buyer agree to each pay one half of the expert’s costs and expenses in connection with the reference.

(e)	The expert is appointed as an expert and not as an arbitrator.

(f)	The procedures for determination are to be decided by the expert in its absolute discretion.

14.10	Tax Returns

The Seller shall be obliged to prepare and lodge with the appropriate Revenue Authority all Tax returns for any periods ending on or prior to the Last Accounts Balance Date. The Buyer agrees that, in the event such Tax returns have not been lodged prior to the Completion Date it shall provide in a timely manner, such assistance as shall be necessary for the returns to be prepared, signed and lodged.

14.11	Limits

None of clauses 13.1 to 13.9 of this Agreement will apply to limit any payment that the Seller is liable to make in respect of a Tax Claim Amount, except for clauses 13.2(a) and (b) (Buyer insured), 13.2(d)(Loss only compensated once), 13.2(e)(Buyer otherwise compensated),, 13.2(f) (Last Accounts or Completion Statement), 13.2(g) (No indirect or consequential loss), 13.2(i) (Legislation) 13.2(i)(Buyer’s actions in relation to Tax), 13.4 (Reimbursement for amounts recovered) and 13.6(Adjustment to Umbrella Purchase Price).

15.	GST

15.1	Interpretation

Except where this Agreement provides otherwise, terms used in this clause have the meanings given to those terms by the GST Act.

15.2	Reimbursements and similar payments

Any payment or reimbursement required under this Agreement that is calculated by reference to a cost, expense, or other amount paid or incurred by a party will be limited to the total cost, expense or amount less the amount of any input tax credit to which an entity is entitled for the acquisition to which that cost, expense or other amount relates.

15.3	GST payable

If GST becomes payable by a party to this Agreement (“Supplier”) in relation to any supply that it makes under or in connection with this Agreement, the parties agree that:

(a)	any consideration provided for that supply under this Agreement other than under this clause 15.3 (as reduced in accordance with clause 15.2 if applicable) or any value deemed for GST purposes in relation to that supply (“Agreed Amount”) is exclusive of GST;

(b)	an additional amount of consideration will be payable by the party providing consideration for that supply (“Recipient”) equal to the amount of GST payable by the Supplier in relation to that supply and the additional amount is payable at the same time as any part of the Agreed Amount is to be first provided for that supply; and

(c)	the Supplier will provide a tax invoice to the Recipient in respect of that supply, no later than the time at which the additional amount in respect of that taxable supply is payable pursuant to clause 15.3(b).

To the extent, if any, that consideration for a supply is specified in this Agreement to be inclusive of GST, that consideration shall be excluded from the Agreed Amount for the purposes of this clause 15.3.

15.4	Variation

If the GST payable in relation to a supply made by the Supplier under or in connection with this Agreement varies from the additional amount paid by the Recipient under clause 15.3 such that:

(a)	further GST is payable in relation to the supply; or

(b)	a refund or credit of GST is received in relation to the supply,

then the Supplier will issue an Adjustment Note and provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient. Any payment, credit or refund under this clause is deemed to be a payment, credit or refund of the additional amount payable under clause 15.3.

15.5	No merger

This clause shall not merge on Completion.

16.	General

16.1	Further acts

Each party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by any other party to give effect to this Agreement.

16.2	Notices

Any communication under or in connection with this Agreement:

(a)	must be in writing;

(b)	must be addressed as shown below:

Name:	Mayne Group Limited
Address:	Level 21, 390 St Kilda Road, Melbourne, Victoria, 3004
Fax no:	+613 9868 0757
For the attention of:	Company Secretary

Name:
Address:	C/- Minter Ellison, 88 Philip Street, Sydney NSW 2000
Fax no:	+612 9921 8123
For the attention of:	Phillip Kapp

(or as otherwise notified by that party to the other party from time to time);

(c)	must be signed by the party making the communication or (on its behalf) by the solicitor for, or by any attorney, director, secretary, or authorised agent of, that party;

(d)	must be delivered or posted by prepaid post to the address, or sent by fax to the number, of the addressee, in accordance with clause 16.2(b); and

(e)	unless there is evidence to the contrary, will be deemed to be received by the addressee:

(i)	(in the case of prepaid post) on the third business day after the date of posting to an address within Australia, and on the fifth business day after the date of posting to an address outside Australia;

(ii)	(in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is a non business day, or is after 5.00 pm on a business day, when that communication will be deemed to be received at 9.00 am on the next business day; and

(iii)	(in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 16.2(b), unless that delivery is made on a non business day, or after 5.00 pm on a business day, when that communication will be deemed to be received at 9.00 am on the next business day, and where “business day” means a day which is not a Saturday, Sunday or public holiday in the place of receipt of that communication.

16.3	Expenses

Except as otherwise provided in this Agreement, each party will pay its own costs and expenses in connection with the negotiation, preparation, execution, and performance of this Agreement.

16.4	Stamp duties

(a)	The Buyer will:

(i)	pay all duties, taxes and any related fines and penalties in respect of this Agreement, the performance of this Agreement and each transaction effected by or made under or pursuant to this Agreement; and

(ii)	indemnify each other party against any liability arising from the Buyer’s failure to comply with clause 15.4(a).

(b)	The Buyer is authorised to make any application for and retain the proceeds of any refund due in respect of any stamp duty paid as contemplated by clause 16.4(a).

16.5	Jurisdiction

(a)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of the State, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating in any way to this Agreement.

(b)	Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph (a) of this clause.

16.6	Amendments

This Agreement may only be varied by a document signed by or on behalf of each of the parties.

16.7	Assignment

(a)	Subject to clause 15.7(b), a party cannot assign, novate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party.

(b)	The Buyer may assign the benefit of any of its rights under this Agreement to:

(i)	[name of financier] (Financier) (for itself and as trustee for the Financiers [and the overdraft bank/agent bank/syndicate banks/revolving credit banks]; or

(ii)	any person or persons as trustee and agent for the Financier and/or any other funding institution by way of security for facilities made available to the Buyer for the purposes of the financing or refinancing of the amounts payable under this Agreement, by way of security for facilities made available to the Buyer for the purposes of the financing or refinancing of the amounts payable under this Agreement and the Buyer or the Financier or such trustee or agent may also, in the event of enforcement of such security, assign the benefit of the rights hereunder to any purchaser or assignee from the Financier or such trustee or agent (or any receiver appointed by any of them) who acquires any one or more of the Hospital Companies or all or any part of the Hospital Business provided that such person executes a deed in the form acceptable to the Seller to be bound by the terms of this Agreement.

Any purported transfer, assignment, novation or other dealing of an interest in this Agreement in breach of this provision shall be void..

16.8	Waiver

(a)	Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Agreement by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this Agreement.

(b)	Any waiver or consent given by any party under this Agreement will only be effective and binding on that party if it is given or confirmed in writing by that party.

(c)	No waiver of a breach of any term of this Agreement will operate as a waiver of another breach of that term or of a breach of any other term of this Agreement.

16.9	Consents

Any consent referred to in, or required under, this Agreement from any party may not be unreasonably withheld, unless this Agreement expressly provides for that consent to be given in that party’s absolute discretion.

16.10	Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of this Agreement, all of which together constitute one agreement.

16.11	Indemnities

(a)	Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this Agreement for any reason.

(b)	It is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this Agreement.

(c)	The parties agree that if any payment under an indemnity in this agreement is subject to Tax then such payment (“P”) will be increased in accordance with the following formula:

P x l
(1 - Tax rate expressed as a decimal amount)

(d)	If any payment under an indemnity in this Agreement would be assessable to the indemnified party but for Tax offset or other relief available to the indemnified party but not directly related to the payment being made, then the increase referred to in clause 16.12(c) shall be made disregarding the said offset or other relief. For the avoidance of doubt, nothing in this clause 16 limits the indemnities in this Agreement.

16.12	Entire agreement

To the extent permitted by law, in relation to the subject matter of this Agreement, this Agreement:

(a)	embodies the entire understanding of the parties, and constitutes the entire terms agreed on between the parties; and

(b)	supersedes any prior written or other agreement between the parties.

16.13	Confidentiality and public announcements

(a)	Subject to clause 16.13(b) and 16.13(b)(f), each party must keep the terms of this Agreement, and information of which it has become aware in connection with this Agreement, confidential provided that the clause will not limit the ability of the Buyer and the Group Members to use such information where it relates to the Hospital Business.

(b)	A party may make any disclosure in relation to the terms of this Agreement:

(i)	to any professional adviser, financial adviser, banker, insurance broker, insurer, financier or auditor where that person is obliged to keep the information confidential;

(ii)	to the extent necessary to comply with any applicable law, or any mandatory requirement of any regulatory body (including any relevant recognised stock exchange);

(iii)	to any of its employees to whom it is necessary to disclose the information;

(iv)	to the extent necessary to obtain the consent of any third party to any term of, or to any act pursuant to, this Agreement;

(v)	to the extent necessary to enforce its rights or to defend any claim or action under this Agreement;

(vi)	to a Related Body Corporate of the party, provided that Related Body Corporate first undertakes to keep the information confidential; or

(v)	where the information has come into the public domain through no fault of that party.

(c)	If this Agreement is terminated, the Buyer will stop using and return to the Seller all information and documents within its control disclosed or provided to it or to any Related Body Corporate of it or to the directors, secretary or professional advisers of the Buyer or of any such Related Body Corporate in connection with the sale of the Sale Shares.

(d)	Except as required by applicable law or the requirements of any regulatory body

(including any relevant stock exchange), all press releases and other public announcements in relation to this Agreement must be in terms agreed in writing by the parties (such agreement not to be unreasonably withheld or delayed).

(e)	The Seller and the Buyer agree that on and from Completion the Confidentiality Deed shall not apply in respect of “Confidential Information”, as defined under the Confidentiality Deed, which substantially relates to the Hospital Business, the Group or the Sale Shares but in all other respects, the parties acknowledge that the Confidentiality Deed survives this Agreement in accordance with its terms.

(f)	Where disclosure is required by applicable law or the requirements of any regulatory body (including any recognised stock exchange) which would otherwise be prohibited by the Agreement, the party proposing to make such disclosure must give the other parties as much notice as is reasonably practicable in the circumstances of the proposed disclosure and consult in good faith concerning that disclosure.

16.14	Privacy

(a)	The Buyer shall, and shall use reasonable efforts to ensure that any of its contractors who have access to Personal Information because of this Agreement shall be, bound by Privacy Laws in respect of all Personal Information disclosed by the Seller or otherwise collected by the Buyer pursuant to this Agreement.

(b)	The Buyer acknowledges its legal obligations under the Privacy Laws, and will use reasonable endeavours to procure that its contractors who have access to Personal Information because of this Agreement acknowledge their legal obligations under the Privacy Laws, in respect of all Personal Information provided by the Seller to the Buyer or its contractors pursuant to this Agreement.

(c)	The Buyer undertakes that it will, and will use reasonable endeavours to procure that its contractors who have access to Personal Information because of this Agreement:

(i)	promptly follow any reasonable direction of the Seller in relation to Personal Information;

(ii)	only use Personal Information for the primary purpose for which the relevant individuals provided that information, or any secondary purpose permitted by the Privacy Laws, and

(iii)	ensure that only authorised personnel have access to Personal Information and all relevant personnel are properly trained to meet the requirements of this clause.

(d)	Where the preceding requirements of this clause require the Buyer to communicate with individuals in respect of Personal Information provided by the Seller to the Buyer or its contractors pursuant to this Agreement, the Buyer shall act in accordance with the Seller’s reasonable directions, in respect of such communications.

(e)	The Buyer will use reasonable endeavours, on request by the Seller, to provide reasonable assistance to the Seller in dealing with any enquiries in relation to Personal Information provided by the Seller to the Buyer or its contractors pursuant to this Agreement.

16.15	Survival of certain provisions; no merger

(a)	Clause 16 will survive rescission or termination of this Agreement.

(b)	If this Agreement is rescinded or terminated, no party will be liable to any other party except in respect of any breach of this Agreement occurring before rescission or termination.

(c)	No right or obligation of any party (including in respect of any warranty or representation, including any Warranty or in respect of any indemnity) will merge on completion of any transaction under this Agreement.

(d)	All rights and obligations under this Agreement survive the execution and delivery of any transfer or other document which implements any transaction under this Agreement.

17.	Restrictive covenant

17.1	Covenants

The Seller undertakes to the Buyer, and agrees to procure, that neither the Seller nor any Seller Group Member at any time (each a “Prohibited Person”) will:

(a)	carry on or engage directly or indirectly in a business in Indonesia which is a Day Surgery or requires such Seller Group Member to hold an overnight private hospital bed licence (“Restricted Business”);

(b)	induce or assist in the inducement of any Senior Management to leave the employment of any Buyer Group Member.

17.2	Duration of covenants

The undertakings in this clause 17 are given for a period commencing on the Umbrella Completion Date and ending on:

(a)	the fifth anniversary of the Completion Date, in relation to clause 17.1(a);

(b)	the second anniversary of the Completion Date, in relation to clause 17.1(b).

17.3	Geographic application of covenants

The undertakings given in this clause 17 apply to an activity restrained by this clause 17 only if it occurs within Indonesia.

17.4	Interpretation

(a)	If any of the provisions in this clause 17 is invalid or otherwise unenforceable for any reason, the provision shall be read down or otherwise amended to the extent necessary so that it is valid and enforceable.

(b)	The invalidity or unenforceability of any provision in this clause 17 shall not affect the validity or enforceability of any of the other provisions in this clause 17.

17.5	Exceptions

Nothing in clause 17 restricts:

(a)	the activities of a Prohibited Person carried out pursuant to this Agreement;

(b)	a Prohibited Person holding not more than 5% of the shares of a listed company;

(c)	the acquisition by a Prohibited Person of a business or any interest in a business where less than 20% of its revenue is generated by a Restricted Business; or

(d)	recruitment of any person as a response to a newspaper, web page or other public employment advertisement.

17.6	Acknowledgments

The Seller acknowledges that:

(a)	all the prohibitions and restrictions contained in this clause 17 are reasonable in the circumstances and necessary to protect the goodwill of the companies and businesses to be transferred pursuant to this Agreement;

(b)	damages may not be an adequate remedy if there is a breach or a potential breach by a Prohibited Person of its obligations under clause 17; and

(c)	if a breach by a Prohibited Person of its obligations under clause 17 occurs, is threatened or in the opinion of the Buyer is likely, the Buyer is immediately entitled to apply for injunctive relief.

EXECUTED AS AN AGREEMENT:

Signed for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of revocation of the Power of Attorney	Mayne Group Limited ABN 56 004 073 410 by its Attorneys.
/s/ STUART BRUCE JAMES
Signature of Attorney
STUART BRUCE JAMES
Name of Attorney in full

DIRECTOR
Office

/s/ PAUL ANDREW [ILLEGIBLE]
Signature of Attorney

PAUL ANDREW [ILLEGIBLE]
Name of Attorney in full

CHIEF FINANCIAL OFFICER
Office

Signed sealed and delivered for and on behalf of Australian Newco Holdings Pty Limited ACN 106 722 347 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Schedule 1

Hospital Companies and Subsidiaries

Hospital Companies

1.	PT Health Care of Surabaya
2.	PT Putramas Muliasantosa
3.	PT Mitrajaya Medikatama

Schedule 2

Sale Shares

Hospital Company	Registered Holder and Lawful Owner	Total issued shares	Class	Percentage of total issued share capital
PT Health Care of Surabaya	Mayne Group Limited	14,355,000	Ordinary	99%
	PT Ready Indah	145,000	Ordinary	1%

PT Putramas Muliasantosa	Mayne Group Limited	8,479,146	Ordinary	60%
	PT Health Care of Surabaya	4,946,168	Ordinary	35%
	PT Ekabinanusa Yamasela Indonesia	706,596	Ordinary	5%

PT Mitrajaya Medikatama	Mayne Group Limited	1	Ordinary	0.001%
	PT Putramas Muliasantosa	99,999	Ordinary	99.999%

Schedule 3

Seller’s Guarantees

Nil

Schedule 4

Intellectual Property

Part A - Intellectual Property Rights - Group

Mark/Device	Country	Appln No.	Proprietor	Status	Class
RS Mitra Internasional (Words)	Indonesia	533506	Putramas	Registered	44

Part B - Trade Marks - Excluded

Mark/Device	Country	Appln No.	Proprietor	Status	Class
Mayne name	All	[]	[]	[]	[]
Mayne Red dot logo	All	857106	Mayne Nickless limited	Registered	35, 39, 42
HCOA logo	Indonesia	401818	Mayne Nickless Limited	Registered	42
WESTERN DIAGNOSTIC logo	Indonesia	401701	Mayne Nickless Limited	Registered	42
Stonehenge logo	Indonesia	402063	Mayne Nickless Limited	Registered	39
MAYNE NICKLESS LOGISTICS (Words)	Indonesia	402760	Mayne Nickless Limited	Registered	39
MAYNE NICKLESS (Words)	Indonesia	409259	Mayne Nickless Limited	Registered	42
MAYNE NICKLESS & HCOA logo	Indonesia	409260	Mayne Nickless Limited	Registered	42
MAYNE NICKLESS & Stonehenge logo	Indonesia	409261	Mayne Nickless Limited	Registered	42
MAYNE NICKLESS & WESTERN DIAGNOSTICS logo	Indonesia	409288	Mayne Nickless Limited	Registered	42
Mayne in Circle logo	Indonesia	509662	Mayne Nickless Limited	Registered	35
Mayne in Circle logo	Indonesia	509663	Mayne Nickless Limited	Registered	39
Mayne in Circle logo	Indonesia	509664	Mayne Nickless Limited	Registered	42

Schedule 5

Particulars of Properties

Part A – HGB Premises - Group

I.	PTHCS

No.	Certificate No./ Date/Validity	Area/Location	Measurement Letter/ Situation Map
1.	HGB 329/, under the name of PTHCS, issued on 3 June 1993 and will be valid until 11 September 2012	17,120 sqm, located at jln. Nginden Intan Barat, Blok Bm Kecamatan Sukolilo, Keluarahan Nginden Jangjungan.	Measurement Letter No.3513/1993 datedl7 March 1993

II.	Medikatama

No.	Certificate No./ Date/Validity	Area/Location	Measurement Letter/ Situation Map
1.	HGB 3552/Pondok Aren, under the name of Medikatama, dated 24 July 1998 and will be valid until 24 July 2015	2,905 sqm, located at Block B-03 No.01 CBD, Pondok Aren, Tangerang, West Java	Measurement Letter No. 12923 dated 8 June 1998

2.	HGB 3553/Pondok Aren, under the name of Medikatama, dated 24 July 1998 and will be valid until 24 July 2015	855 sqm, located at Block B-03 No.01 CBD, Pondok Aren, Tangerang, West Java	Measurement Letter No. 12924 dated 8 June 1998

3.	HGB 3554/Pondok Aren, under the name of Medikatama, dated 24 July 1998 and will be valid until 24 July 2015	2,755 sqm, located at Block B-03 No.01 CBD, Pondok Aren, Tangerang, West Java	Measurement Letter No. 12925 dated 8 June 1998

4.	HGB 3556/Pondok Aren, under the name of Medikatama, dated 24 July 1998 and will be valid until 11 March 2023	810 sqm, located at Block B-03 No.01 CBD, Pondok Aren, Tangerang, West Java	Measurement Letter No. 12927 dated 8 June 1998

5.	HGB 3559/Pondok Aren, under the name of Medikatama, dated 24 July 1998 and will be valid until 11 March 2023	185 sqm, located at Block B-03 No.01 CBD, Pondok Aren, Tangerang, West Java	Measurement Letter No. 12930 dated 8 June 1998

No.	Certificate No./ Date/Validity	Area/Location	Measurement Letter/ Situation Map
6.	HGB 3560/Pondok Aren, under the name of Medikatama, dated 24 July 1998 and will be valid until 11 March 2023	1,075 sqm, located at Block B-03 No.01 CBD, Pondok Aren, Tangerang, West Java	Measurement Letter No. 12931 dated 8 June 1998

7	Two parcels of HGB land which are in the process of title certificate splitting and transfer to PT Mitrajaya Medikatama – based on Statement Letter issued by PT Jaya Property dated 23 May 2001	1765 sqm and 1325 sqm located at Blok CBD/B3 No. 01 Kawasan Niaga Bintaro Jaya Sektor VII.

III.	Putramas

No.	Certificate No./ Date/Validity	Area/Location	Measurement Letter/ Situation Map
1.	HGB certificate No. 1080/Balimester, under the name of Putramas, dated 21 April 1998, valid until 21 April 2018	640 m2, located in Desa Balimester, Kecamatan Jatinegara, East Jakarta, DKI Jakarta Province	Measurement Letter No. 05/1998 dated 2 April 1998

2.	HGB certificate No. 573/Balimester, under the name of Putramas, dated 6 April 1981, valid until 30 November 2000.	905 m2, located in Kelurahan Balimester, Kecamatan Jatinegara, East Jakarta	Measurement Letter No. 29/1980 dated 20 March 1980

4.	HGB certificate No. 1111/Balimester, under the name of Putramas dated 26 June 2001, valid until 25 June 2021.	905 m2, located in Kelurahan Balimester, Kecamatan Jatinegara, East Jakarta, DKI Jakarta Province	Measurement Letter No. 13/2001 dated 25 June 2001

5.	HGB certificate No. 810/Balimester, under the name of Putramas dated 3 May 1988, valid until 28 April 2006	341 m2, located in Kelurahan Balimester, Kecamatan Jatinegara, East Jakarta	Measurement Letter No. 28/1980 dated 20 March 1980

No.	Certificate No./ Date/Validity	Area/Location	Measurement Letter/ Situation Map
6.	HGB certificate No. 843/Balimester, under the name of Putramas, dated 1 August 1987, valid until 19 July 2007	1,797 m2, located in Kelurahan Balimester, Kecamatan Jatinegara, East Jakarta	Situation Map No. 246/1987 dated 14 January 1987

7.	HGB certificate No. 1030/Balimester, under the name of Putramas, dated 14 August 1996, valid until 14 August 2016	326 m2, located in Desa Balimester, Kecamatan Jatinegara, East Jakarta, DKI Jakarta Province	Situation Map No. 6192/1995 dated 26 October 1995

8.	HGB certificate No. 1078/Balimester, under the name of Putramas, dated 2 March 1998, valid until 2 March 2018	825 m2, located at Jl. Raya Jatinegara Timur No. 83, Desa Balimester, Kecamatan Jatinegara, East Jakarta, DKI Jakarta Province	Situation Map No. 6191/1995 dated 26 October 1995

Part B – Leased Premises - Group

1.	Medikatama

No.	Name/Date of the Agreement/Validity	Parties	Object/Purpose
1.	Lease Agreement dated 1 February 2003, valid from 1 February 2003 until 31 January 2004	Medikatama (Lessee) and Roisatun (Lessor)	A building located at Jl. Pondok Aren Raya No.89, Tangerang, in the area of 32 sqm, for warehouse.

2.	Deed of Lease Agreement No.l dated 6 September 2002, made before Mrs. Ayni Suwarni Herry, SH, Notary in Tangerang, valid from 6 September 2002 until 3 September 2005	Medikatama (Lessee) and Rusmiati (Lessor)	A building located at Jl. Al-Hidayah No. 62, RT 001/RW 02, Kelurahan Pondok Jaya, Kecamatan Pondok Aren, Tangerang, built on plot of land under Hak Milik Land Title No.69/Pondok Jaya in the area of 359 sqm, for dormitory for employees.

3.	Lease Agreement No. PT/MM/L/002/II/02 dated 8 February 2002, valid from 1 February 2002 until 1 February 2004	Medikatama (Lessee) and Bonny Eka Dewi (Lessor)	A building located at Jl. Mandar 21 Block DD XIII No. 43, Sector 6, Bintaro Jaya, Tangerang, for dormitory for employees.

2.	Putramas

No.	Name/Date of the Agreement/Validity	Parties	Object/Purpose
1.	Deed of Lease Agreement No. 58 dated 15 September 2003, made before Aulia Taufani, SH, substitute of Sutjipto, SH, Notary in Jakarta, valid from 1 October 2003 until 1 October 2004.	Putramas (Lessee) and Mr. Indra Agus (Lessee)	A house located at Jl. Ampera Raya No.50 E, South Jakarta, built on plot of land under Hak Milik Land Title No.876 dated 5 May 1988, for residential purposes.

2.	Deed of Lease Agreement No.l dated 1 April 2003, made before Tjong Trisnawaty, SH, Notary in Jakarta, valid from 15 April 2003 until 15 April 2005.	Putramas (Lessee) and Adriaan Sudharmanto Nafarin (Lessor)	Buildings located at Jl. Basuki Rahmat No.8 C and D, built on plots of land under Hak Milik No.482/Balimester and Hak Milik No.483/Balimester, each in the area of 68 sqm, for place of business.

3.	Lease Agreement, undated, valid from 29 July 2002 until 28 July 2004.	Putramas (Lessee) and PT Dewata Wibawa (Lessor)	Apartment Unit at Four Seasons Regent Residences, Tower II, Floor 23, Unit No. C located at Jalan Setiabudi Tengah, Jakarta 12910.

4.	Lease Agreement Menara Dea dated 26 April 2002, valid from 1 July 2002 until 30 June 2005.	Putramas (Lessee) and PT Suryamas Centra Perkasa	Menara Dea Building, MZ Floor zone A, in the area of 200, 69 sqm (inclusive of public area), located at Jalan Mega Kuningan Barat Kav. E.4.3 No.l, Kawasan Mega Kuningan, Jakarta Selatan.

Schedule 6

Seller’s Warranties

1.	Share capital

(a)	(Entire issued share capital) The Sale Shares, the shares in PT Health Care of Surabaya held by PT Ready Indah and the shares in PT Putramas Muliasantosa held by PT Ekabinanusa Yamasela and PT Health Care of Surabaya and the shares in PT Mitrajaya Medikatama held by PT Putramas Muliasantosa comprise the entire issued share capital in the respective Hospital Companies.

(b)	(Fully paid up) The Sale Shares and the other shares referred to in paragraph (a) are all fully paid up and were all validly issued.

(c)	(Third Party Rights) Other than under the Option, no person has any right or option to subscribe for or to otherwise acquire any further shares in any Hospital Company.

(d)	(Title) The Seller is the registered holder and lawful owner of the Sale Shares they are selling, free of any Encumbrance, and the Seller has complete and unrestricted power and right to sell, assign and transfer the same to the Buyer.

(e)	(Convertibles and other third party rights) Other than the Ekabinanusa Loan Security or under the relevant Articles of Association, there are no:

(i)	securities convertible into shares in the Hospital Companies;

(ii)	options or other entitlements:

A.	over the Sale Shares; or

B.	to have shares in the Hospital Companies issued; or

(iii)	restrictions on the transfer of Sale Shares.

(f)	(Group) The information in Schedule 1 and Schedule 2 about the Hospital Companies is true and correct.

2.	Capacity and authority

(a)	(Incorporation) The Seller is properly incorporated and validly existing under the laws of Australia.

(b)	(Power and authority) The Seller has the legal right and full corporate power in its own right to enter into and perform this Agreement, has duly authorised the execution of this Agreement and has obtained all necessary consents and taken all necessary action required otherwise to enable it to do so.

(c)	(Legal obligations) This Agreement constitutes a valid, legal and binding obligation of the Seller enforceable in accordance with its terms by appropriate legal remedy.

(d)	(No consequential breach) As far as the Seller is aware, the entry into and performance of this Agreement, or any transaction or document required by the terms of this Agreement to be entered into, by the Seller does not and will not:

(i)	result in a material breach under any material agreement (other than any contract for the supply of consumables or services) to which the Seller is party;

(ii)	result in a material breach of any provision of the Articles of Association of the Seller; or

(iii)	result in a material breach of any order, judgement or decree of any court or Governmental Agency to which the Seller is a party or by which the Seller is bound.

(e)	(No insolvency events) No:

(i)	meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Seller;

(ii)	receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material asset of the Seller;

(iii)	mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which the Seller is the mortgagor or charger; or

(f)	(Not insolvent) The Seller:

A.	is not insolvent within the meaning of the Corporations Act;

B.	has not stopped paying its debts as and when they fall due; and

C.	is not subject to voluntary administration under Part 5.3A of the Corporations Act.

3.	Conduct of Hospital Business

(a)	(Necessary licences) As far as the Seller is aware, every Group Member holds all of the licences, consents, authorisations and permits which are material for the proper carrying on of the Hospital Business and the use of the Premises and has not been served with any notice issued under Law, that any such licence, consent, authorisation or permit held by them will be revoked, suspended, modified or not renewed.

(b)	(Materially adverse actions, omissions or statutory notices) As far as the Seller is aware, neither the Seller nor any Group Member has received any written notice which remains outstanding from any Governmental Authority affecting or relating to or which may affect or relate to the Hospital Business which is likely to give rise to any material adverse consequences to the Hospital Business.

4.	Last Accounts

(a)	The Last Accounts and the associated profit and loss statement contained in Part B of Schedule 11 constitute the Indonesian audited accounts for each Hospital Company expressed in Rupiah aggregated by the Seller, conformed to Australian GAAP and expressed in Australian dollars using the Exchange Rate.

(b)	The Last Accounts give a true and fair view of the assets, liabilities and financial position of the Hospital Companies as at 30 June 2003 and 30 June 2002 and their profit and performance for the years then ended in conformity with the accounting principles generally accepted in Australia.

(c)	The Management Accounts (being the management accounts for the Hospital Business provided to the Seller by the Buyer for each completed month prior to Completion from the Last Accounts Balance Date) in all material respects reflect the financial position of the Hospital Business for the period for which they were prepared and have been prepared in good faith, applying in all material respects the same accounting principles consistently with the way they were applied in preparing the Last Accounts except that:

(i)	third party valuations of assets and provisions including for some medical malpractice, workers compensation and the carrying value of fixed assets, have not been carried out in preparing the Management Accounts; and

(ii)	a Tax review has not been carried out in preparing the Management Accounts.

5.	Period since Last Accounts Balance Date

(a)	(No material change) On and from the “Last Accounts Balance Date” there has not been:

(i)	any material adverse change to the financial condition of the Hospital Business from that shown in the Last Accounts; or

(ii)	any material change in the nature, amount, valuation or basis of valuation of the assets or in the nature or amount of any liabilities of the Hospital Business.

(b)	(No substantial impact) On and from the Last Accounts Balance Date there has not arisen any item, transaction or event of a material or unusual nature likely to affect substantially the Hospital Business.

(c)	(Ordinary course) As far as the Seller is aware, on and from the Last Accounts Balance Date the Group Members have carried on the Hospital Business in the ordinary course, no asset has been acquired or disposed of or dealt with nor has it entered into any agreement or option to acquire or dispose of any Assets except in the ordinary course of business, no Liability has been incurred except in the ordinary course of business, and no contingent liability has been incurred by any Group Member except in the ordinary course of business.

6.	Commitments and Contracts

(a)	(Material contracts in ordinary course) As far as the Seller is aware, no Group Member is party to any material contract or material commitment which is outside the ordinary course of business or which is otherwise not on arms length terms.

(b)	(No breach of material contracts) As far as the Seller is aware, there are no material contracts in respect of which any Group Member or any other party is in material breach or default or, but for the requirements of notice or lapse of time or both, would be in breach or default nor has any Group Member or any third party waived any material breach or default by any other party under any such contract.

(c)	(Tenders) No material offer, tender, quotation or the like given or made by any Group Member is capable of giving rise to a contract merely by any unilateral act of a third party, other than in the ordinary course of business.

7.	Superannuation and staff

(a)	(Compliance with superannuation commitments) As far as the Sellers are aware, the Seller has materially complied, and until the Completion Date will continue to materially comply, with all of its Superannuation Commitments in relation to the Expatriate Employees.

(b)	(No increase in commitments prior to completion) Unless required by legislation to do so, the Seller will not increase its Superannuation Commitments in relation to the Expatriate Employees between the date of this Agreement and the Completion Date without the written consent of the Buyer.

8.	Tax

(a)	As far as the Seller is aware, the Group has duly complied with all material obligations imposed by and provisions of the Tax Act and the other requirements and obligations in respect of Taxes.

(b)	As far as the Seller, no member of the Group has made a false or misleading statement which is material, and there is no unresolved dispute which is material, with any Governmental Authority, in respect of Tax.

(c)	As far as MGL is aware, the Group has (in all material respects) maintained accurate records of all information required to support all Tax returns and information which has been or may be filed, lodged or submitted to any Revenue Authority.

9.	Litigation

(a)	(No material proceedings) Except as disclosed in Schedule 16:

(i)	no Group Member is engaged in any prosecution, litigation, mediation or arbitration proceedings which are material; and

(ii)	as far as the Seller is aware, no such proceedings is pending or threatened in any written communication given or addressed to and received by any Group Member.

(b)	(Notification) As far as the Seller is aware, any act, omission or incident which may give rise to any material Claim or Liability has been notified to MGL’s insurer pursuant to any relevant insurance policy.

(c)	(No unsatisfied judgements) Except as disclosed in Schedule 16, as far as the Seller is aware, there are no material unsatisfied judgements, awards, claims or damages against a Group Member.

(d)	(No major material proceedings commenced) Except as disclosed in Schedule 16, no prosecution or litigation has been commenced against any Group Member which:

(i)	has Good Prospects of Success; and

(ii)	if successful in respect of any of those elements of a prosecution or litigation which have Good Prospects of Success, is likely to affect substantially the Hospital Business.

For the purposes of this paragraph (d), a prosecution or litigation (or element of such prosecution or litigation) has “Good Prospects of Success” if, in the opinion of a Queen’s Counsel nominated by the President of the Law Institute of Victoria, the prosecution or litigation (or element thereof) has a greater than 70% chance of being successful.

10.	Intellectual property

(a)	(Ownership) As far as the Seller is aware, all Intellectual Property Rights described in Schedule 4 are:

(i)	legally and beneficially vested in a Group Member;

(ii)	have not been infringed or are not presently being infringed; and

(iii)	not subject to any licence, authority or encumbrance in favour of any third party.

(b)	(Intellectual Property Rights) As far as the Seller is aware, the Intellectual Property Rights described in Schedule 4 comprise all of the material registered Intellectual Property Rights used by the Group Members in the conduct of the Hospital Business immediately prior to the date of this Agreement (other than the Trade Marks - Excluded).

(c)	(Cancellation or renewal) As fas as the Seller is aware, there are no facts or circumstances that would render any of the Intellectual Property Rights described in Schedule 4 that are registered liable to cancellation or that would cause registration not to be renewed.

(d)	(Infringing use) As far as the Seller is aware, the Group’s use of the Intellectual Property Rights described in Schedule 4 in the conduct of the Hospital Business does not infringe the rights of any third party.

11.	Premises

(a)	(Accurate description) Schedule 5 lists all the material premises owned, leased or occupied by Group Members for the purposes of the Hospital Business.

(b)	(All information provided) Details of all material documentation pursuant to which the Premises are owned or occupied by the Group Members have been provided to the Buyer.

(c)	(Only Premises used) The Premises are the only land and buildings owned or occupied by the Group Members in connection with the Hospital Business which are material.

(d)	(Government orders) As far as the Seller is aware, there is no order, declaration, report, recommendation or approved proposal of a Governmental Authority which would materially adversely affect the use of any of the Premises in connection with the Hospital Business in any material respect.

(e)	(No adverse notices) No notices issued under Law have been served on the Group:

(i)	in respect of the compulsory acquisition or resumption of any part of any of the HGB Premises-Group; or

(ii)	asserting that the current use of any of the premises breaches the requirements of any relevant planning scheme.

(f)	(No default notice on Leases) As far as the Seller is aware, no Group Member has received a notice of a material default in respect of any material Leased Premises - Group and which remains outstanding and there is no circumstance which would lead to a notice of that type being received.

(g)	(No termination notice on Leases) As far as the Seller is aware, no Group Member has given or received a notice of termination or intended termination of any or all of the material Leases.

(h)	(No restrictive covenant) As far as the Seller is aware, the HGB Premises-Group are not subject to any restrictive covenant or exception or reservation which materially adversely affects its use (including without derogation, its use for the purposes of carrying on the Hospital Business).

(i)	(HGB Premises - Group):

(i)	In relation to HGB Premises - Group, the Group Member listed in Part A of Schedule 5 of this Agreement is the registered and beneficial owner.

(ii)	No Group Member has sold, agreed to sell, granted any option to sell, any of the HGB Premises - Group or granted any material option to lease or material sublease or agreed to enter into a material lease or material sublease any of the HGB Premises - Group (except as disclosed in the Disclosure Material).

(j)	(Leasehold Premises - Group):

(i)	The written copies of the Leases which have been provided to the Buyer are accurate recordings of their material terms and there are no other material agreements, documents, or understandings in relation to the Leases;

(ii)	The Leases in the Disclosure Material have not been varied in any material respect or terminated;

(iii)	The Group Members have not agreed to any material assignment, subletting, parting with possession or surrender of a Lease or any part of the property leased (except as disclosed in the Disclosure Material);

(iv)	There is no material dispute with any authority having jurisdiction over the property the subject of a Lease.

12.	Environment

(a)	As far as the Seller is aware, there is no Contamination:

(i)	present in, on or under the HGB Premises-Group;

(ii)	in, on or under any other part of the Environment which has originated or emanated from the HGB Premises-Group,

in respect of which remediation is required to be carried out under Environmental Law during their continuing use and operation for the purposes of that part of the Hospital Business presently conducted by the Group on and from the HGB Premises-Group.

(b)	As far as the Seller is aware, each Group Member complies with all material Environmental Laws applicable to the conduct and operation of the Hospital Business.

(c)	(Environmental permits) As far as the Seller is aware, each Group Member holds all material Environmental Permits necessary for the conduct and operation of the Hospital Business.

(d)	(No orders) As far as the Seller is aware, there are no notices, orders or directions issued by any Governmental Authority received by any Group Member alleging breach of Environmental Law or requiring Remediation to be carried out at any of the Premises, and there are no Third Party Environmental Claims, which have not been satisfied in all material respects.

13.	Not used

14.	Disclosure Material

(All information true and accurate): As far as the Seller is aware, other than:

(a)	any budgets, estimates, statements of opinion, forecasts or other forward looking statements; and

(b)	the Last Accounts, any management accounts, the Information Memorandum and all verbal answers to requests for information,

the information contained in the Disclosure Material is true and accurate in all material respects and not misleading as at the date it bears, taking into account the purpose for which it was prepared and the basis on which it was prepared.

15.	Insurance

(a)	The Scheduled Insurances represent all contracts of insurance and indemnity in force in respect of the Hospital Business, the Premises and the material assets of the Group of an insurable nature.

(b)	As far as the Seller is aware, each of the Scheduled Insurances is in force and there is no fact or circumstance which would lead to any of them being prejudiced. None of the contracts of insurance and indemnity will be terminated or cease to have effect as a result of the transactions contemplated by the Transaction Agreements.

(c)	All premiums in respect of the Scheduled Insurances will have been paid up to the Completion Date.

(d)	As far as the Seller is aware, there are no material claims made but unpaid under the Scheduled Insurances.

(e)	As far as the Seller is aware, the Seller has not failed to give any notice or present any claim under any of the Scheduled Insurances.

(f)	The Seller has at all relevant times been insured in connection with the Hospital Business to a prudent level taking into account the nature of the assets and liabilities of the Hospital Business.

16.	Employees

(a)	No Group Member has made any contract, arrangement, understanding or representation (whether written or oral) under which one or more Employees, contractors or agents will or may be entitled to any benefit (monetary or otherwise) from the Group or a Hospital Business as a result of the transactions contemplated by the Transaction Agreements.

(b)	As far as the Seller is aware, the Group Members have complied with and continue to comply with all material obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, equal opportunity, anti-discrimination, taxation, superannuation, workers compensation and industrial laws), award, enterprise agreement or other instrument made or approved under any law with respect to its Employees.

(c)	As far as the Seller is aware, except as set out in the Disclosure Material, there are no awards, enterprise agreements made or approved under law which apply to Employees.

(d)	There are no contracts, arrangements or understandings in place under which any Employee is entitled to receive, in the next 12 months, an increase in remuneration in excess of 20% of their current remuneration.

17.	Assets

As far as the Seller is aware, the Group Members own or have the right to use all the material assets that are required to conduct the Hospital Business.

None of the Group Members has any interest in any entity (except another Group Member).

Schedule 7

Buyer’s Warranties

(a)	The Buyer has been duly incorporated and is validly existing with the legal right and full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)	All resolutions, authorities and consents required to enable the Buyer to enter into this Agreement have been passed or obtained and, subject thereto, this Agreement is therefore a fully valid and binding obligation enforceable against the Buyer in accordance with its terms.

(c)	No receiver, receiver and manager or administrator of the undertaking of the Buyer or of the whole or material part of any of its assets have been appointed, nor has any judgment been obtained nor any execution or process of any Court or other authority been issued against or been levied or enforced on the Buyer in respect of the whole or any material part of its business or assets.

(d)	No petitions for the winding up of the Buyer have been presented, and no orders have been made or effective resolutions passed for the winding up of the Buyer, nor proceedings instituted, or a meeting or meetings called with a view to obtaining any such order or orders or to pass any such resolution or resolutions.

(e)	Except as expressly provided in this Agreement, the execution, delivery and performance by the Buyer of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority.

(f)	The Buyer is not aware of any of the Warranties not being true and accurate nor is it aware that it is reasonably likely that any of the Warranties will not be true and accurate.

(g)	The entry into and performance of this agreement by the Buyer does not and will not:

(i)	result in a breach of or constitute a default under any agreement to which the Buyer is party;

(ii)	result in a breach of any provision of the constituent documents of the Buyer; or

(iii)	result in a breach of any Law, order, judgment or decree of any court or governmental agency to which the Buyer is a party or by which the Buyer is bound.

Schedule 8

Not Used

Schedule 9 - Not used

Schedule 10

Expatriate Employees

Seller Group Member employees employed exclusively in the Hospital Business as date of Agreement

Mr Richard Sweetnam

Ms Kim Primmer

Mr Richard Turner

Schedule 11

Last Accounts

Part A - Balance Sheet

To be attached

Part B - Profit and Loss

To be attached

73

MAYNE HEALTH HOSPITALS - INDONESIA

AGGREGATED ACCOUNTS - PRO FORMA BALANCE SHEET AS AT 30 JUNE 2003

LAST ACCOUNTS (Version 17/10/2003)

REGION		INDONESIAN HOSPITALS
Legal Contract Group		OPERATING HOSPITALS (AUD)
LEGAL ENTITY GROUP		Rumah Sakit Internasional Bintaro	Rumah Sakit Mitra Internasional	Rumah Sakit Surabaya Internasional	Aggregated Operating Legal Entities	Other (Elims and Adj)	TOTAL INDONESIAN BUSINESS
HOSPITALS
		A	B	C	D = A + B + C	E	F = D + E
[1]	Trade Debtors	2.4	3.3	0.6	6.3	0.0	6.3
	Provision for Doubtful Debts	(0.1)	(0.2)	0.0	(0.3)	0.0	(0.3)
[2]	Stock On Hand	0.4	0.7	0.5	1.6	0.0	1.6
[3]	Other Current Receivables	0.1	1.0	0.3	1.4	0.0	1.4
	Prepayments	0.0	0.3	0.1	0.4	0.0	0.4

	COMPLETION ACCOUNTS	2.8	5.1	1.5	9.4	0.0	9.4
[4]	Land & Buildings @ Cost/Valuation	13.3	4.8	8.3	26.4	26.1	52.5
	Accumulated Depreciation of L&B	(1.3)	(0.9)	(0.9)	(3.1)	0.9	(2.2)
[5]	Plant & Equipment @ Cost	6.2	5.3	8.5	20.0	0.0	20.0
	Accumulated Depreciation of P&E	(3.3)	(3.3)	(5.4)	(12.0)	0.0	(12.0)
	Impairment Provision	0.0	0.0	0.0	0.0	0.0	0.0
	Assets Under Constructions	0.0	0.4	0.4	0.8	0.0	0.0
	COMPLETION ADJUSTMENT	0.0	0.0	0.0	0.0	0.0	0.0

	Total Property Plant & Equipment	14.9	6.3	10.9	32.1	27.8	59.1
	Investments @ Cost/Valuation	0.0	15.8	36.3	52.1	(52.1)	0.0
	Goodwill	0.0	0.0	0.0	0.0	29.9	29.9
	Future Income Tax Benefit	0.0	0.0	0.1	0.1	0.0	0.1
	Licences	0.0	0.0	0.0	0.0	0.0	0.0
	Other Non Current Receivables	0.0	0.0	0.1	0.1	0.0	0.1

	Total Other NON Current Assets	0.0	15.8	36.5	52.3	(22.2)	30.1

	Total Non Current Trading Assets	14.9	22.1	47.4	84.4	4.8	89.2

	TOTAL TRADING ASSETS	17.7	27.2	48.9	93.8	4.8	98.6

	Trade Creditors	(1.4)	(2.2)	(1.0)	(4.6)	0.0	(4.6)
	Accrued Creditors	0.0	0.0	0.0	0.8	0.0	0.0
[6]	Other Accrued Liabilities	(0.6)	(0.8)	(0.9)	2.3	(0.3)	(2.6)
	Provision for Med Mal	0.0	0.0	0.0	0.0	0.0	0.0
	Provision for Workers Compensation	0.0	0.0	0.0	0.0	0.0	0.0
	Employee Entitlements
	- Annual Leave	0.0	0.0	0.0	0.0	0.0	0.0
	- Long Service Leave
	- RDO’s
[7]	Provision for Income Tax	0.8	(0.5)	0.0	(1.3)	0.0	(1.3)

	Total Current Trading Liabilities	(2.8)	(3.5)	(1.9)	(0.2)	(0.3)	(8.5)
	Employee Entitlements
	- Retirement and Termination provision	(0.1)	(0.5)	(0.2)	(0.8)	0.0	(0.8)
[7]	Provision for Deferred Income Tax	(0.9)	0.0	0.0	(0.9)	(2.7)	(3.6)
[8]	ANZ Loan Facility	0.0	0.0	(23.2)	(23.2)	0.0	(23.2)

	Total Non Current Liabilities	(1.0)	(0.5)	23.4	(24.9)	(2.7)	(27.6)

	TOTAL TRADING LIABILITIES	(3.8)	(4.0)	(25.3)	(33.1)	(3.0)	(36.1)

[a]	NET TRADING ASSETS	13.9	23.2	23.6	60.7	1.8	62.5

	Cash on Hand	0.6	2.3	0.2	3.1	0.0	3.1
	Current Loans and Deposits	1.2	1.4	2.2	4.8	0.0	4.8
	Intercompany Funding	6.4	13.5	(18.8)	1.1	(2.3)	(1.2)

[b]	BORROWING/FUNDING	8.2	17.2	(16.4)	9.0	(2.3)	6.7

[a]+[b]=[c]	NET ASSETS	22.1	40.4	7.2	69.7	(0.5)	69.2

	Share capital	(20.3)	(24.6)	(19.1)	(64.0)	64.0	0.0
	Reserves	2.7	0.1	2.7	5.5	(41.5)	(43.0)
	Retained Earnings	(4.5)	(16.1)	9.3	(11.3)	(12.8)	(24.1)
	TOTAL CHIEF ENTITY INTEREST	(22.1)	(40.6)	(7.1)	(69.8)	2.7	(67.1)
	Shares Capital	0.0	0.0	0.0	0.0	(2.2)	(2.2)
	Reserves	0.0	0.0	0.0	0.0	0.0	0.0
	Retained Earnings	0.0	0.0	0.0	0.0	0.1	0.1
	TOTAL OUTSIDE EQUITY INTEREST	0.0	0.0	0.0	0.0	(2.1)	(2.1)

Must = [c]	SHAREHOLDERS FUNDS	(22.1)	(40.6)	(7.1)	(69.8)	0.6	(69.2)

Notes to the Last Accounts

[1]	Includes trade receivables, accrued revenue, intercompany trade receivables.
[2]	Includes all stocks on hand (consumable medical supplies, food, linen, stationery etc.)
[3]	Includes all other receivables items.
[4|	Includes Leasehold Improvements, Plant Integral to Buildings, Commisioning Costs and Capitalised Interest.
[5]	Plant & Equipment category includes Computer Software.
[6|	Includes salary and wage related accruals, property related accruals, intercompany trade payables and all other miscellaneous accruals/provisions.
|7]	Tax Consolidation is not applicable to the Indonesian business therefore Tax balances remain with the business.
[8]	Non Current Borrowings with ANZ

Other Non Current Assets will not be revalued between Last Accounts and Completion Accounts

MAYNE HOSPITALS

PROFIT AND LOSS ANALYSIS AND RECONCILIATION

MAYNE HEALTH HOSPITALS - INDONESIA

		FINAL JUNE 2003
BREAKDOWN	State	Patient Revenue	Prosthesis Margin	Other Revenue	Total Revenue	Labour	Supply	Professional Services	Contracted Services	Laundry	Repairs & Mains	Leases & Rentals	Insurance	Other Expenses	Expenses	EBITDA	Depreciation	EBITA	Goodwill Amortisation	EBIT
INDONESIAN HOSPITALS
Surabaya		11,363		872	12,235	2,044	5,447				241	12	58	1,094	8,896	3,339	1,245	2,094	0	2,094
Bintaro		16,789		523	17,313	1,948	7,222				425	0	101	1,954	11,651	5,662	1,089	4,573	0	4,573
Jatinegara		26,861		355	27,216	2,951	12,041				527	23	145	2,440	18,127	9,089	419	8,670	0	8,670
Corporate					0									1,224	1,224	(1,224)	935	(2,159)	1,890	(4,049)

Indoesian Hospital Business		55,014	0	1,750	56,764	6,943	24,710	0	0	0	1,193	34	304	6,712	39,897	16,866	3,689	13,178	1,890	11,288

COMPLETION ACCOUNTS

COMPLETION ADJUSTMENT

Schedule 12

Last Accounts Adjusted Net Assets Statement

To be attached

74

MAYNE HEALTH HOSPITALS - INDONESIA

AGGREGATED ACCOUNTS - PRO FORMA BALANCE SHEET AS AT 30 JUNE 2003

LAST ACCOUNTS ADJUSTED NET ASSETS STATEMENT (Version 17/10/2003)

REGION		INDONESIAN HOSPITALS
Legal Contract Group		OPERATING HOSPITALS (AUD)
LEGAL ENTITY GROUP
HOSPITALS		Rumah Sakit Internasional Bintaro	Rumah Sakit Mitra Internasional	Rumah Sakit Surabaya Internasional	Aggregated Operating Legal Entities	Other (Elims and Adj)	TOTAL INDONESIAN BUSINESS
		A	B	C	D = A + B + C	E	F = D + E
[1]	NET ASSETS	22.1	40.4	7.2	69.7	(0.5)	69.2

	Add Back
	- Accumulated Depreciation of PP & E	4.6	4.2	6.3	15.1	(0.9)	14.2
	- Accumulated Amortisation of Intangible Assets
	- Impairment Provisions
	Deduct
[2]	- Maintenance Capex Allowance	0.0	0.0	0.0	0.0	0.0	0.0
	- Intangible Assets
	- Goodwill	0.0	0.0	0.0	0.0	(29.9)	(29.9)
	- Licences	0.0	0.0	0.0	0.0	0.0	0.0
	- Investments	0.0	15.8	36.3	52.1	(52.1)	0.0

	ADJUSTED NET ASSETS	26.7	60.4	49.8	136.9	(83.4)	53.5

Notes to the Last Accounts Adjusted Net Assets Statement

[1]	Net Assets as per the Last Accounts
[2]	Balance will be reflected as $Nil in Last Accounts Adjusted Net Asset Statement

Other Non Current Assets will not be revalued between Last Accounts and Completion Accounts

Schedule 13

Form of Completion Accounts

To be attached

75

AGGREGATED ACCOUNTS - PRO FORMA BALANCE SHEET AS AT COMPLETION

COMPLETION ACCOUNTS

REGION		INDONESIAN HOSPITALS
Legal Contract Group		OPERATING HOSPITALS
LEGAL ENTITY GROUP
HOSPITALS		Rumah Sakit Internasional Bintaro		Rumah Sakit Mitra Internasional		Rumah Sakit Surabaya Internasional		Aggregated Operating Legal Entities		Other (Elims and Adj)		TOTAL INDONESIAN BUSINESS
		A		B		C		D = A + B + C		E		F = D + E
[1]	Trade Debtors	x		x		x		x		x		x
	Provision for Doubtful Debts	x		x		x		x		x		x
[2]	Stock On Hand	x		x		x		x		x		x
[3]	Other Current Receivables	x		x		x		x		x		x
	Prepayments	x		x		x		x		x		x

	Total Current Trading Assets	x		x		x		x		x		x
[4]	COMPLETION ACCOUNTS	x		x		x		—		x		x
	Accumulated Depreciation of L&B	(x	)	(x	)	(x	)	—		(x	)	(x	)
[5]	Plant & Equipment @ Cost	x		x		x		x		x		x
	Accumulated Depreciation of P&E	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	Impairment Provision	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	Assets Under Constructions	x		x		x		x		x		x
	Asset Clearing Accounts	x		x		x		x		x		x

	Total Property Plant & Equipment	x		x		x		x		x		x
	Investments @ Cost/Valuation	x		x		x		—		x		x
	Goodwill	x		x		x		x		x		x
[7]	Future Income Tax Benefit:	x		x		x		x		x		x
	Licences	x		x		x		x		x		x
	Other Non Current Receivables	x		x		x		—		x		x

	Total Other Non Current Assets	x		x		x		x		x		x

	Total Non Current Trading Assets	x		x		x		x		x		x

	TOTAL TRADING ASSETS	x		x		x		x		x		x

	Trade Creditors	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	Accrued Creditors	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
[6]	Other Accrued Liabilities	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	Provision for Med Mal	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	Provision for Workers Compensation	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
Employee Entitlements
	- Annual Leave	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	- Long Service Leave	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	- RDO’s	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
[7]	Provision for Income Tax	—		—		—		—		—		—

	Total Current Trading Liabilities	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
Employee Entitlements
	- Retirement and Termination provisions	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
[7]	Provision for Deferred Income Tax
[8]	ANZ Loan Facility	x		x		x		x		x		x

	Total Non Current Liabilities	x		x		x		x		x		x

	TOTAL TRADING LIABILITIES	x		x		x		x		x		x

[a]	NET TRADING ASSETS	x		x		x		x		x		x

	Cash on Hand	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	Current Loans and Deposits	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)
	Intercompany Funding	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)

[b]	BORROWING/FUNDING	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)

[a]+[b]=[c]	NET ASSETS	(x	)	(x	)	(x	)	(x	)	(x	)	(x	)

	Share capital	x		x		x		x		x		x
	Reserves	x		x		x		x		x		x
	Retained Earnings	x		x		x		x		x		x
	TOTAL CHIEF ENTITY INTEREST	x		x		x		x		x		x
	Share capital	x		x		x		x		x		x
	Reserves	x		x		x		x		x		x
	Retained Earnings	x		x		x		x		x		x
	TOTAL OUTSIDE EQUITY INTEREST	x		x		x		x		x		x

Must = [c]	SHAREHOLDERS FUNDS	x		x		x		x		x		x

Notes to the Completion Accounts

[1]	Includes trade receivables, accrued revenue, intercompany trade receivables.
[2]	Includes all stocks cm hand (consumable medical supplies, food, linen, stationery etc.)
[3]	Includes all other receivables items.
[4]	Includes Leasehold Improvements., Plant Integral to Buildings, Commisioning Costs and Capitalised Interest.
[5]	Plant & Equipment category includes Computer Software.
[6|	Includes salary and wage related accruals, property related accruals, intercompany trade payables and all other miscellaneous accruals/provisions.
[7]	Tax Consolidation is not applicable to the Indonesian business therefore Tax balances remain with the business.
[8]	Non Current Borrowings with ANZ

Other Non Current Assets will not be revalued between Last Accounts and Completion Accounts

Schedule 14

Form of Completion Adjusted Net Assets Statement

To be attached

76

AGGREGATED ACCOUNTS - PRO FORMA BALANCE SHEET AS AT COMPLETION

COMPLETION ADJUSTED NET ASSETS STATEMENT

REGION		INDONESIAN HOSPITALS
Legal Contract Group		OPERATING HOSPITALS
LEGAL ENTITY GROUP
HOSPITALS		Rumah Sakit Internasional Bintaro	Rumah Sakit Mitra Internasional	Rumah Sakit Surabaya Internasional	Aggregated Operating Legal Entities	Other (Elims and Adj)	TOTAL INDONESIAN BUSINESS
		A	B	C	D = A + B + C	E	F = D + E
[1]	NET ASSETS	x	x	x	x	x	x
Add Back
	- Accumulated Depreciation of PP & E	x	x	x	x	x	x
	- Accummulated Amortisation of Intangible Assets	x	x	x	x	x	x
	- Impairment Provisions	x	x	x	x	x	x

[2]	- Maintenance Capex Allowance	x	x	x	x	x	x
- Intangible Assets
	- Goodwill	x	x	x	x	x	x
	- Licences	x	x	x	x	x	x
	- Investments	x	x	x	x	x	x

	ADJUSTED NET ASSETS	x	x	x	x	x	x

Notes to the Completion Adjusted Net Assets Statement

[1]	Net Trading Assets per the Completion Accounts

[2]	Will reflect the pro-rata Maintenance capex allowance based on 2003/2004 Annual Plan of $4.8M. [ie. $400,000 per calender month]]

Other Non Current Assets will not be revalued between Last Accounts and Completion Accounts

Schedule 15

Form of Balancing Statement

To be attached

MAYNE HEALTH HOSPITALS - INDONESIA

AGGREGATED ACCOUNTS - AS AT COMPLETION

BALANCING STATEMENT

REGION		INDONESIAN HOSPITALS
Legal Contract Group		OPERATING HOSPITALS
LEGAL ENTITY GROUP
HOSPITALS		Rumah Sakit Internasional Bintaro	Rumah Sakit Mitra Internasional	Rumah Sakit Surabaya Internasional	Aggregated Operating Legal Entities	Other (Elims and Adj)	TOTAL INDONESIAN BUSINESS
		A	B	C	D = A + B + C	E	E
LAST ACCOUNTS

A	ADJUSTED NET ASSETS	x	x	x	x	x	x

COMPLETION ACCOUNTS

B	ADJUSTED NET ASSETS	x	x	x	x	x	x

C=B-A	COMPLETION AMOUNT	x	x	x	x	x	x

Notes to the Balancing Statement

•	The Balancing Statement should be read in conjunction with Last Accounts, Completion Accounts, Last Accounts Adjusted Net Assets Statement, Completion Adjusted Net Assets Statement and Notes to all schedules.

•	Mayne entitled/responsible to/for profit/cashflow generated between Last Accounts and Completion.

Schedule 16

Litigation

There is an unresolved disputed income tax assessment for the year 2000 totalling Rp.1,804,736,357.00.

The Jatinegara - Jakarta Tax Service Office issued, on 21 February 2002, a Decision Letter regarding Unpaid Tax (Surat Ketetapan Pajak Kurang Bayar – “SKPKB”) No. 00069/201/00/002/02 to Putramas which advised Putramas to pay the unpaid income tax in the amount of Rp. 1,804,736,357.00.

On 17 May 2002, Putramas, through its objection application letter dated 29 April 2002, filed an objection application with SKPKB.

On the basis of the objection application filed by Putramas, The 4th Territory Office – Jakarta Raya I (Kanwil IV Jakarta Raya I) issued a Decision of the Director General of Tax No. KEP-230WPJ.04/2003 received by Putramas on 26 May 2003 which rejected Putramas’ objection application.

Currently, Putramas is preparing a Tax Appeal against the Decision of the Director General of Tax No. KEP-230/WPJ.04/2003. The tax appeal is addressed to the Chairman of Tax Court.

Schedule 17

Insurance

PART A: Mayne Hospitals - Indonesia

Local Insurances Summary July 2003

PT PUTRAMAS MULIASANTOSA - CORPORATE (MAYNE HEALTH INDONESIA)

Local Hospital Insurance Summary

Class of Risk / Policy Number	Details of Cover	Period of Insurance	Insurer	Annual Cost (AUD @5500)	Insured Amount (AUD @ 5500)	Deductible	Exclusions
Motor Vehicle Property
34021719	Sanyong B 8312, all risks, SRCC, act of God, accident	30.6.03-30.6.04	Marsh/Aviva	$950	$34,545	$36
34021719	Isuzu Panther B 8494 TW, all risks,SRCC, act of God, accident	30.6.03-30.6.04	Marsh/Aviva	$635	$23,091	$36
	Mercedes, Jusup Halimi	Apr 03-Mar 04	QBE	$3,319	$117,273	$45

Laptop Property
04-23-22900002/00	ACER Travelmate 212, Taryudi	29 Jan 03 - 29 Jan 04	Ass.Wahana Tata	$37.7	$1,508	$75
04-23-22900002/00	Laptop IBM Thinkpad R series, Jusup Halimi	29 Jan 03 - 29 Jan 04	Ass.Wahana Tata	$68.7	$2,747	$137

Staff Health Care
	All employees covered for hospitalisation (both of inpatient & out patient)	1.703-30.6.04	HMO	$1,571	Refer to Company Agreement	$0	Cosmetics, tonicum, food supplement, vitamin, sexual-diseases, infertility, etc.

Executive Health Care Employee Accident Compensation & Savings Plan
95BJ9003	All employees covered for employees accident in work hours & saving plan.	1.7.03-60.6.04	Jamsostek	4.24% of basic salary	NA	None	None

In process	All full time employees covered for employee accident (out of work ours)	None	MLC	$109	NA	None	None

PT MITRAJAYA MEDIKATAMA

RS INTERNASIONAL BINTARO

Local Hospital Insurance Summary

Class of Risk / Policy Number	Details of Cover	Period of Insurance	Insurer	Annual Cost (AUD @5500)	Insured Amount (A$ @ 5500)	Deductible	Exclusions
Motor Vehicle Property

Full Cover / Policy no.34021/19	Isuzu Panther Sporty Minibus B 7141 NI	30.6.03 – 30.6.04	PT Aviva Insurance	$335	$12,181	Own Risk IDR200,000– each and every claim	None

Comprehensive, Third Party Liability (TPL) & Riot, Strike, Civil Commotion (RSCC) / Policy no.01.41S.02.12.02339- 800	Isuzu Panther Sporty Minibus B 2533 CG	4.12.02 – 4.12.03	PT Asuransi Mitra Maparya	$340	$12,727	Own Risk IDR100,000– Anyone Accident (AOA)	• Smuggling • Crime • Force Majeure • War • Riot • Incorrect Use • Death or physical defect caused by insured motor vehicle

Comprehensive, Third Party Liability (TPL) & Riot, Strike, Civil Commotion (RSCC) / Policy no.01.41K.02.10.02065- 800	Toyota Kijang LSX 1.8 Minibus B 8794 QG	30.10.02 –30.10.03	PT Asuransi Mitra Maparya	$588	$26,909	Own Risk IDR100,000– Anyone Accident (AOA)	• Smuggling • Crime • Force Majeure • War • Riot • Incorrect Use • Death or physical defect caused by insured motor vehicle

Comprehensive, Third Party Liability (TPL) &	Kia Pregio M/T Ambulance Minibus B 8044 GY	17.03.03 –17.03.04	PT Asuransi Mitra	$768	$46,364	Own Risk IDR100,000–	• Smuggling • Crime

Class of Risk / Policy Number	Details of Cover	Period of Insurance	Insurer	Annual Cost (AUD @5500)	Insured Amount (A$ @ 5500)	Deductible	Exclusions
Riot, Strike, Civil Commotion (RSCC) / Policy no.01.41K.03.03.00497-800			Maparya			Anyone Accident (AOA)	• Force Majeure • War • Riot • Incorrect Use • Death or physical defect caused by insured motor vehicle
Laptop Property
Commercial All Risks Insurance / Policy no.04-23-22900001/00	• 1 unit Toshiba Satellite 2590 CDT • 1 unit Acer Travel Mate 332T PI T-366 NB • 1 unit IBM Think Pad R Series (R30) • 2 unit Toshiba Satellite 2450 A 740	8.2.03 – 8.02.04	PT Asuransi Wahana Tata	$274	$10,280	5% of claim, min USD 100 or IDR.500,000 each and every loss	• War Risks • Nuclear Activity • Radioactivity • Wear, Tear and Gradual Deterioration • Consequential Loss
Projector Property
Commercial All Risks Insurance / Policy no.04-23-22900001/00	• 1 unit In Focus Type LP340B • 1 unit In Focus Type LP650	8.2.03 – 8.02.04	PT Asuransi Wahana Tata	$294	$11,767	5% of claim, min USD 100 or IDR.500,000 each and every loss	• War Risks • Nuclear Activity • Radioactivity • Wear, Tear and Gradual Deterioration • Consequential Loss
Fire Property – Dormitory owned by third party
Dwelling House Class I / 1.11C.03.02.00206-400	Dormitory for employees Jl. Mandar XXI Blok DD XIII No.43, Sektor 3A, Bintaro Jaya, Tangerang	14.2.03 - 14.2.04	PT Asuransi Mitra Maparya	$21	$31,818		• Self Combustion, Short Circuit, Inherent Vice

Class of Risk / Policy Number	Details of Cover	Period of Insurance	Insurer	Annual Cost (AUD @5500)	Insured Amount (A$ @ 5500)	Deductible	Exclusions
							• Robbery • Dishonesty • Fire forest, bushes, coarse grass • War • Nuclear reaction • Riot • Force Majeure • Unless staled different in policy
Staff Health Care

Medical Insurance / Policy no. – (None)	Inpatients and Outpatients employees (for male employees with spouse: wife and 3 children) = 670 employees per August 03	2.1.03 –2.1.04	PT Mitra Keluarga Piranti Sehat	$70,576	Refer to company agreement	• Drugs 10% paid by the employees - outpatient • Risk Profit Sharing – Bintaro and PT Mitra Keluarga Piranti Sehat	Work Accident, Food Poisoning, Dental & Maternity
Employee Accident Compensation & Savings Plan

Employee Accident Compensation & Savings Plan / Policy No. - (None)	433 employees covered by	- (None)	PT Jamsostek	4.24% of basic salary	NA	None	None

PT. HEALTH CARE OF SURABAYA

RS SURABAYA INTERNASIONAL.

Local Hospital Insurance Summary

Class of Risk / Policy Number	Details of Cover	Period of Insurance	Insurer	Annual Cost (AUD @5500	Insured Amount (AUD @ 5500)	Deductible	Exclusions
Motor Vehicle Property
OOMV.3.00421.0703	Accident, fire, theft, riots & strikes - Own Damage (Comprehensive), Third Party Liability, Medical Expenses Drivers & Passenger – 3 Kijang & 2 ambulances including Medical Equipment in the ambulances	30.6.03 –30.6.04	PT Asuransi Rama	$3,821.21	$169,653.84	$90.91; 5% from Total Loss	Theft by own employee, Force Majeure, overload

OOMV.3.00420.0703	Accident, fire, theft - Own Damage & Third Party Liability - 2 motorcycle	30.06.03 –30.06.04	PT Asuransi Rama	$105.27	$2,909.09 3rd Party $ 909.09/case	$45.45	Theft by own employee, force majeure, overload

Laptop Property
None

Staff Health Care

Self-insured	All non-executives – hospitalisation.	On-going	Self-insured	varies	NA	N/A	Cosmetics, etc. Length of stay limitations, ancillary service limitations, etc.

Executive Health Care
46/03-0136-01	CEO, DON, FAM, Marketing Manager & HR Manager – Incl. Spouses & children	01.07.03 – 30.06.04	Allianz	$7,322.98	Max l80 IPD, 15 days ICU, Accident	—	OP non accident except followed by IP treatment

Employee Accident Compensation & Savings Plan
	Work accident, life, pension	As long as working	Jamsostek	4.24% from basic salary	—	—	—

PT PUTRAMAS MULIASANTOSA

RS MITRA INTERNASIONAL

Local Hospital Insurance Summary

Class of Risk / Policy Number	Details of Cover	Period of Insurance	Insurer	Annual Cost (AUD @5500	Insured Amount (AUD @ 5500)	Deductible	Exclusions
Motor Vehicle Property

34021719	Kijang B 1884 WJ, all risks, SRCC, act of God, accident	30.6.03-30.6.04	Marsh/Aviva	$325	$11,818	$36

34021719	Mitsubishi Colt Solar B 2780-SJ, all risks, SRCC, act of God, accident	30.6.03-30.6.04	Marsh/Aviva	$375	$10,727	$55

34021719	Soluna B 8817-GC, all risks,SRCC, act of God, accident	30.6.03-30.6.04	Marsh/Aviva	$475	$17,272	$36

34021719	Kijang B 2982 JY, all risks,SRCC, act of God, accident	30.6.03-30.6.04	Marsh/Aviva	$695	$25,273	$36

34021719	Honda CRV 2003, all risks,SRCC, act of God, accident	30.6.03-30.6.04	Marsh/Aviva	$600	$21,818	$36

34021719	Suzuki RC-100 Motorcycle B 5652-MX, all riks,accident,full cover (D.A.I.Cover)	30.6.03-30.6.04	Marsh/Aviva	$22	$436	$5

34021719	Honda GL MII Motorcycle B 6447-VJM, all riks,accident,full cover (D.A.I.Cover)	30.6.03-30.6.04	Marsh/Aviva	$65	$1,300	$5

34021719	Honda Astrea Legenda Motorcycle B 3563-EW, all riks, accident, full cover (D.A.I. Cover)	30.6.03-30.6.04	Marsh/Aviva	$86	$1,727	$5

Laptop Property

04-23-22900002/00	Toshiba Satellite 3000 A311,Arifin	29 Jan 03 - 29 Jan 04	Ass.Wahana Tata	$72.5	$2,900	$145

04-23-22900002/00	1 unit HD Seagate 20GB, Arifin	29 Jan 03 - 29 Jan 04	Ass.Wahana Tata	$3.75	$150	$7.5

04-23-22900002/00	Notebook Compaq Presario 1711AP, dr.Rudy	29 Jan’ 03 - 29 Jan 04	Ass.Wahana Tata	$69	$2,768	$291

04-23-22900002/00	IBM Thinkpad R, Yoshen	29 Jan 03 - 29 Jan 04	Ass.Wahana Tata	$63.8	$2,552	$82.5

04-23-22900002/00	Laptop Satellite 2410 A631,Airbah	29 May 03- 29May04	Ass.Wahana Tata	$54	$2,165	$108

04-23-22900002/00	Laptop Satellite 2410 A631,Warno	29 May 03- 29May04	Ass.Wahana Tata	$54	$2,165	$108

04-23-22900002/00	Laptop Satellite 2410 A631,Sugianto	29 May 03- 29May04	Ass.Wahana Tata	$54	$2,165	$108

04-23-22900002/00	Laptop Satellite 2410 A631, dr. Dian	29 May 03- 29May04	Ass.Wahana Tata	$54	$2,165	$108

04-23-22900002/00	Laptop Satellite 2410 A631, dr. Handayani	29 May 03- 29May04	Ass.Wahana Tata	$54	$2,165	$108

04-23-22900002/00	ACER Travel Mate,Dr.Ninuk	11 July 03- 11 July 04	Ass.Wahana Tata	$53	$2,104	$105

04-23-22900002/00	ACER Travel Mate,Atisah	11 July 03- 11 July 04	Ass.Wahana Tata	$60	$2,398	$120
Staff Health Care

	All employees covered for hospitalisation (both of inpatient & out patient)	1.703-30.6.04	HMO	$140,138	Refer to Company Agreement	$0	Cosmetic, tonicum, food supplement, vitamin, sexual- diseases, infertility, etc.
Executive Health Care

Doctors Insurance (paid by themselves) Police #...vary	Bodily injury, death, property damage, legal expenses	Varies - renewed every year	AON/Allianz	$4,229	Max $90,909	$91

Employee Accident Compensation & Savings Plan
95BJ9003	595 employees covered for employees accident in work hours & saving plan.	1.7.03-30.6.04	Jamsostek	4.24% of basic salary	NA	None	None

In process	All full time employees covered for employee accident (out of work hours)	None	MLC	$9,613	NA	None	None

PART B

Mayne Hospitals - Indonesia

Global Insurance Summary covering Indonesia

Class of Risk	Insurance Panel	Policy Number

Property	Ace (lead insurer)	45% - Ace Insurance Ltd: 03FX011947/021Z011947

Note: Period of insurance: 30/9/03 to 30/9/04

25% - XL Insurance Company Limited: AU1001PR03A

20% - Zurich Australian Insurance Ltd; TBA

10% - Lloyd’s, London Syndicates; Catlin, Beazley, Wellington; TBA

Combined Medical Malpractice / Professional Indemnity / Public Product Liability Note: Period of insurance: 30/6/03 to 30/06/04	Transport Securities Insurance Pty Ltd (Primary Insurer)	7646/2003/TSI

	Swiss Re (Reinsurer)	361751 (Professional Indemnity)

359556 (Medical Malpractice)

Combined Public, Products, Errors and Omissions, No Fault Compensation for Clinical Trials and Financial Loss Liability	XL Insurance Company Limited: (lead insurer)	TBA

Note: This policy only applies in excess of the Public/Products Liability sections that form part of the coverage afforded to Hospitals in terms of the Combined Medical Malpractice policy.

Comprehensive Crime	AIG	81822

Note: Period of insurance: 30/9/03 to 30/9/04

Directors’ & Officers’ Liability	Chubb (lead insurer)	93285952

Note: Period of insurance: 30/9/03 to 30/9/04

Personal Accident / Travel	Ace	ABTVL000115VIC

Note: Period of insurance: 30/9/02 to 30/9/03

Contract Works	Royal Sun Alliance (lead - primary insurer)	CR0580896TM

Note: Period of insurance: 30/9/03 to 30/9/04

Class of Risk	Insurance Panel	Policy Number
Personal Accident – Voluntary Workers	Ace	AGPA000129VIC

Note: Period of insurance: 30/9/03 to 30/9/04

Marine Transit	National Marine Insurance Agency Ltd	CA000789NA9

Superannuation Trustees Liability (for Seller Group Member employees employed exclusive in the Hospital Business)	Chubb	93285186

Note: Period of insurance: 30/6/03 to 30/06/04

Schedule 18

Variations to the principles used in preparing the Last Accounts.

The Completion Accounts will be prepared in accordance with Mayne financial policy and Australian Accounting Standards that were adopted in preparation of the Last Accounts. Accounting Standards and UIG Abstracts that are issued after the date of the Last Accounts shall be ignored for the purposes of preparing the Completion Accounts. The application of Australian Accounting Standards and generally accepted accounting principles, applied on a consistent basis with the Last Accounts, for the purposes of preparing the Completion Accounts, the Completion Adjusted Net Assets Statement and the Completion Amount, will be qualified as follows:

•	Fixed Assets shall be reconciled to underlying fixed asset registers No fixed asset stocktake shall be undertaken;

•	Depreciation rates used for the purposes of the Completion Accounts will be materially the same as those used for the Last Accounts;

•	No revaluations of Non Current Assets (including land, buildings, plant and equipment, assets under construction, computer software, goodwill, licences, and investments, ) will be undertaken between the Last Accounts and the Completion Accounts;

•	Revaluations of Property Plant and Equipment will not apply in the preparation of the Completion Accounts;

•	Goodwill will be carried in the Completion Accounts at the same value as that disclosed in the Last Accounts, with no amortisation being charged between the Last Accounts and Completion Accounts;

•	Long service leave entitlements and annual leave entitlements will be applied in a manner consistent with the Last Accounts.).

•	Sick Leave entitlements do not vest and therefore are expensed as incurred. Neither the Last Accounts nor the Completion Accounts will include provisions for Sick Leave;

•	The Doubtful Debts provision will be calculated in accordance with policy adopted by Indonesian hospitals consistent with the Last Accounts;

•	UIG 1 - Surplus leased space will not apply for the purposes of the Completion Accounts;

•	Prepayments will only be included in the Completion Accounts to the extent that benefit from these items will accrue to the Purchaser;

•	Other Non Current Assets will only be included in the Completion Accounts to the extent that benefit from these items will accrue to the Purchaser;

•	Incentives will be provided for in the Completion Accounts on a full year budgeted, pro-rata (to the date of Completion) basis.

•	For purposes of any currency conversion from Indonesian Rupiah to Australian dollars (or vica versa) referred to in or required for the preparation of the Completion Accounts, money will be converted at the average rate of exchange quoted by Bloombergs at 10.00am on the 5 days immediately prior to the Completion Date (or if any of those days is not a date on which the currency is traded, as at the immediately preceding trading date).

•	The payment of amounts in relation to the ANZ Facility Agreement pursuant to clause 5.3(b) are to be disregarded.

•	The payment of amounts in relation to the ANZ Facility Agreement pursuant to clause 4.2 are to be taken into account.

•	The payment of amounts in relation to the Intercompany Debt pursuant to clause 4.2 are to be taken into account.

Annexure A

Data Room Index

Indonesia 3 - Consolidated Index

17 October 2003

Category	Barcode	Title	Doc. Date
1 - Hospitals

1.1 - General Information

	0293	Optimal Timeline Transfer of Shares in Indonesia PMA Companies	Undated

Comments:

	0294	Letter of Advice from Hiswara Bunjamin & Tandjung - Re-Indonesian Law Advice	14-Jul-2003
Comments:

Parties
Hiswara Bunjamin & Tandjung
Clayton Utz
Dawborn D
Fadhya M
Jordan K
Algar J

1.2 - External Valuations

	0186	JLW Indonesian Valuations - RS International Bintaro - RS Mitra Keluarga - Kelapa Garling - Jakarta	Undated

	Comments:	Please Refer to Updated Document 1244

3 - Strategic Plan

3 - Strategic Plan

	0145	Strategic Plan - Indonesia - Bintaro Hospital - FY04 - FY06	Undated

Comments:

	0146	Strategic Plan - Indonesia - Jatinegara Hospital - FY04 - FY06	Undated

Comments:

	0147	Strategic Plan - Indonesia - Surabaya Hospital - FY04 - FY06	Undated

Comments:

Friday, 17 October 2003	Page 1 of 37

Category	Barcode	Title	Doc. Date
4 - Financials & Accounts

4.8 - Financial Summary

	0158	Mayne Hospitals - Indonesia - Indonesia - By Hospital - FY02 to FY04 - Comparison FY03 to FY04	Undated
Comments:

16 - Black Box

16.12 - Indonesian JV Arrangements - PT Putamas Muliasantosa

	0252	Novation and Amendment Agreement - There are 4 Counterparts Each Signed by Various Parties - PT Putramas Muliasantosa	28-Sep-2001

Comments:

Parties
Mayne Nickless Ltd
Greenwich Healthcare Limited
Arezzo Investments Limited
PT Calida Ekaprana
PT Enseral
PT Putramas Muliasantosa

	0253	Share Subscription Agreement - PT Putramas Muliasantosa	23-Mar-1999

Comments:
Parties
Mayne Nickless Ltd
PT Enseral
PT Putramas Muliasantosa

	0255	Share Subscription and Purchase Agreement - Executed - PT Putramas Muliasantosa	30-Jul-1996

Comments:
Parties
Mayne Nickless Ltd
PT Enseral
PT Griyalnsani Cakrasadaya
PT Putramas Muliasantosa

	0256	Supplemental Agreement - PT Putramas Muliasantosa	23-Mar-1999

Comments:
Parties
Mayne Nickless Ltd
PT Enseral
PT Putramas Muliasantosa

Friday, 17 October 2003	Page 2 of 37

Category	Barcode	Title	Doc. Date
	0257	Put and Call Option Agreement Over Shares - 2 Counterparts Each Signed by 1 Party - PT Putramas Muliasantosa	05-Oct-2001

Comments:

Parties
Mayne Nickless Ltd
PT Ekabinanusa Yamasela Indonesia

	0258	Pledge of Shares Agreement - 3 Counterparts Each Signed by 1 Party - PT Putramas Muliasantosa	05-Oct-2001

Comments:

Parties
PT Putramas Muliasantosa
Mayne Nickless Ltd
PT Ekabinanusa Yamasela Indonesia

	0259	Assignment of Distribution Agreement - 3 Counterparts Each Signed by One Party - PT Putramas Muliasantosa	05-Oct-2001

Comments:

Parties
Mayne Nickless Ltd
PT Ekabinanusa Yamasela Indonesia
PT Putramas Muliasantosa

	0260	Loan Agreement - 2 Counterparts Each Signed by One of the Parties - PT Putramas Muliasantosa	05-Oct-2001

Comments:

Parties
Mayne Nickless Ltd
PT Ekabinanusa Yamasela Indonesia

	0261	Share Sale and Purchase Agreement - 4 Counterparts Each Signed by Various Parties - PT Putramas Muliasantosa	23-Nov-2001

Comments:

Parties
Mayne Nickless Ltd
PT Calida Ekaprana
Greenwich Healthcare Limited
PT Putramas Muliasantosa
PT Enseral

	0263	Irrevocable Power of Attorney to Exercise Shareholders Rights - 2 Counterparts Each Signed by One Party - PT Putramas Mulias	02-Oct-2001

Comments:

Parties
Mayne Nickless Ltd
PT Ekabinanusa Yamasela Indonesia

Friday, 17 October 2003	Page 3 of 37

Category	Barcode	Title	Doc. Date
	0264	Irrevocable Power of Attorney to Sell Shares - 2 Counterparts Each Executed by 1 of the Parties - PT Putramas Muliasantosa	02-Oct-2001

Comments:

Parties
Mayne Nickless Ltd
PT Ekabinanusa Yamasela Indonesia

	0265	Joint Venture Agreement - 4 Counterparts Each Executed by Various Parties - PT Putramas Muliasantosa	02-Oct-2001

Comments:

Parties
Mayne Nickless Ltd
PT Health Care of Surabaya
PT Ekabinanusa Yamasela Indonesia
PT Putramas Muliasantosa

	0266	Termination Agreement - 4 Counterparts Each Signed by Various Parties - PT Putramas Muliasantosa	30-Nov-2001
Comments:

Parties
Mayne Nickless Ltd
Greenwich Healthcare Limited
Arezzo Investments Limited
PT Calida Ekaprana
PT Enseral
PT Putramas Muliasantosa

	0267	Amended and Restated Joint Venture Agreement - PT Putramas Muliasantosa	Undated

Comments:

Parties
Mayne Nickless Ltd
PT Enseral
PT Putramas Muliasantosa

	0268	Joint Venture Agreement - PT Putramas Muliasantosa	30-Jul-1996

Comments:

Parties
Mayne Nickless Ltd
PT Enseral
PT Putramas Muliasantosa

Friday, 17 October 2003	Page 4 of 37

Category	Barcode	Title	Doc. Date
	0269	Letter of Appointment - PT Putramas Muliasantosa	30-Jul-1996

Comments:

Parties
Mayne Nickless Ltd
PT Enseral
PT Griyainsani Cakrasadaya
PT Putramas Muliasantosa
Soemadipradja R
Dare H

	0363	Revolving Credit & Guarantee Facility Agreement - PT Putramas Muliasantosa	Undated

Comments:

Parties
PT Mayne Logistics Operations Indonesia
PT ANZ Panin Bank

16.13 - Indonesian JV Arrangements - PT Healthcare Surabaya

	0244	The Amendment of the Articles of Association of PT Healthcare of Surabaya - Unexecuted	Undated

Comments:

	0247	Circular Resolution of the Shareholders of PT Health Care of Surabaya	11-Apr-2001

Comments:

Parties
Mayne Nickless Ltd
PT Ready Indah

	0248	Amendment Agreement - 2 Counterparts Each Signed by Various Parties - PT Healthcare Surabaya	06-Apr-2001

Comments:

Parties
Mayne Nickless Ltd
PT Health Care of Surabaya
PT Ready Indah

	0250	Amended and Restated Joint Venture Agreement - PT Healthcare Surabaya	17-Dec-1998

Comments:

Parties
Mayne Nickless Ltd
PT Health Care of Surabaya
PT Ready Indah

Friday, 17 October 2003	Page 5 of 37

Category	Barcode	Title	Doc. Date
	0251	PT Health Care of Surabaya Joint Venture Agreement	25-Sep-1996

Comments:

Parties
Mayne Nickless Ltd
PT Ready Indah

	0262	Share Purchase and Shareholder Agreement - PT Healthcare Surabaya	16-Oct-1998

Comments:

Parties
Mayne Nickless Ltd
PT Ready Indah
PT Health Care of Surabaya

	0272	Circular Resolution of the Shareholders of PT Health Care of Surabaya	23-Jan-2001

Comments:

Parties
Mayne Nickless Ltd
PT Ready Indah

	0273	Circular Resolution of the Shareholders of PT Health Care of Surabaya	17-Dec-1998

Comments:

Parties
Mayne Nickless Ltd
PT Ready Indah

	0364	Facility Agreement - PT Health Care Surabaya	15-Nov-2001

Comments:

Parties
PT Health Care of Surabaya
PT ANZ Panin Bank

17 - Indonesian Documents

17 - Indonesian Documents

	2654	Certificate of Registration No 509662	Undated

Comments:

	2655	Certificate of Registration No 509663	Undated

Comments:

Friday, 17 October 2003	Page 6 of 37

Category	Barcode	Title	Doc. Date
	2656	Certificate of Registration No 509664	Undated

Comments:

	2657	Attachment to Certificates of Registration	Undated

	Comments:	Refer to documents 2654 2655 and 2656

17.1 - PT Putramas Muliasantosa

	1352	Licences Issued by the Capital Investment Coordinating Board - Approval of the State Minister of Capital Investment-Chairman BKPM on the Change of Status from Non PMDN-PMA Company to PMA Company	24-Sep-1996

	Comments:	BKPM Approval Number 82-V-PMA-1996

Parties
Badan Koordinasi Penanaman Modal

	1353	Licences Issued by the Capital Investment Coordinating Board - Expansion Approval of Foreign Capital Investment	22-Oct-1996

	Comments:	BKPM Approval Number 221-II-PMA-1996

Parties
Badan Koordinasi Penanaman Modal

	1354	Licences Issued by the Capital Investment Coordinating Board - Amendment Approval of BKPM Approval No 82-V-PMA-1996	23-Oct-1996

	Comments:	BKPM Approval Number 847-III-PMA-96

Parties
Badan Koordinasi Penanaman Modal

	1355	Licences Issued by the Capital Investment Coordinating Board - Amendment Approval of BKPM Approval No 221-II-PMA-1996	06-Nov-1996

	Comments:	BKPM Approval Number 940-III-PMA-96

Parties
Badan Koordinasi Penanaman Modal

	1356	Licences Issued by the Capital Investment Coordinating Board - Approval of Change of Ownership	24-Sep-1997

	Comments:	BKPM Approval Number 1332-III-PMA-1997

Parties
Badan Koordinasi Penanaman Modal

	1357	Licences Issued by the Capital Investment Coordinating Board - Approval of Extension of Project Completion- Change in Invest Plan and Funding-Capitalisation	10-Feb-1999

	Comments:	BKPM Approval Number 110-III-PMA-1999

Parties
Badan Koordinasi Penanaman Modal

Friday, 17 October 2003	Page 7 of 37

Category	Barcode	Title	Doc. Date
	1358	Licences Issued by the Capital Investment Coordinating Board - Approval of the Amendment to the Provisions of Capital Investi Project	21-Dec-2000

	Comments:	BKPM Approval Number 1901-III-PMA-2000

Parties
Badan Koordinasi Penanaman Modal

	1359	Licences Issued by the Capital Investment Coordinating Board - Approval of Change in Project Plan	21-Sep-2001

	Comments:	BKPM Approval Number 1278-III-PMA-2001

Parties
Badan Koordinasi Penanaman Modal

	1360	Licences Issued by the Capital Investment Coordinating Board - Approval of Change in Project Plan of Capital Investment	09-Nov-2001

	Comments:	BKPM Approval Number 1489-III-PMA-2001

Parties
Badan Koordinasi Penanaman Modal

	1361	Audited Consolidated Financial Statements for the Years Ended 30 June 2001 and 30 June 2002	Undated

Comments:

	1362	Collective Enterprise Agreement of Mitra International Hospital Which Has Been Acknowledged by the Agency Office of Manpowe Transmigration of DKI Jakarta	Undated

Comments:

	1363	Deed of Establishment No 54 Made Before Rachmat Santoso - SH - Notary in Jakarta	07-Apr-1993

Comments:

	1364	Deed No 25 Made Before Lukman Kirana - SH - Notary in Jakarta	24-Oct-1994

Comments:

	1365	Deed No 267 Made Before Buntario Tigris Darmawa - Ng - SH - Notary Candidate - the Substitute of Rachmat Santoso - SH - Not in Jakarta	19-May-1995

Comments:

	1366	Deed No 147 Made Before Buntario Tigris Darmawa - Ng - SH - Notary Candidate - the Substitute of Rachmat Santoso - SH - No In Jakarta	15-Sep-1995

Comments:

	1367	Deed No 180 Made Before Buntario Tigris Darmawa - Ng - SH - Notary Candidate - the Substitute of Rachmat Santoso - SH - No In Jakarta	26-Dec-1995

Comments:

Friday, 17 October 2003	Page 8 of 37

Category	Barcode	Title	Doc. Date
	1368	Deed No 23 Made Before Buntario Tigris Darmawa - Ng - SH - Notary Candidate - the Substitute of Rachmat Santoso - SH - Notary in Jakarta	02-Dec-1996

Comments:

	1369	Deed No 149 Made Before Buntario Tigris Darmawa - Ng - SH - Notary Candidate - the Substitute of Rachmat Santoso - SH - Notary in Jakarta	17-Oct-1997

Comments:

	1370	Deed No 174 Made Before Haji Muhammad Afdal Gazali - SH - Notary in Jakarta	23-Mar-1999

Comments:

	1371	Deed No 90 Made Before Haji Muhammad Afdal Gazali - SH - Notary in Jakarta - Which Deed has been Notified to the Minster of Justice and Human Rights - MoJ- on 25-Jun-2001 and Registered in the Company Register at the Department of Industry and Trade DoIT - on 02-Jul-2001	18-Jun-2001

Comments:

	1372	Deed No 91 Made Before Haji Muhammad Afdal Gazali - SH - Notary in Jakarta - Which Deed has been Notified to the MoJ on 25 2001 and Registered in the Company Register at the DoIT on 02-Jul-2001	18-Jun-2001

Comments:

	1373	Deed No 20 Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta - Which Deed has been Notified the MoJ on 19-Oct-2001 and Registered in the Company Register at the DoIT on 30-Nov-2001	09-Oct-2001

Comments:

	1374	Deed No 21 Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH- Notary in Jakarta - Which Deed has been Registered in the Company Register at the DoIT on 30-Nov-2001	09-Oct-2001

Comments:

	1375	Deed No 32 Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta	12-Oct-200l
Comments:

	1376	Deed No 45 Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta - Which Deed has been Notified the MoJ on 26-Mar-2002 and Registered in the Company Register at the DoIT on 17-Apr-2002	20-Mar-2002

Comments:

	1377	Deed No 46 Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta	20-Mar-2002

Comments:

	1378	Deed No 47 Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta	20-Mar-2002

Comments:

Friday, 17 October 2003	Page 9 of 37

Category	Barcode	Title	Doc. Date
	1379	Deed No 91 Made Before Aulia Taufani - SH - the Substitute of Sutjlpto - SH - Notary in Jakarta - Which Deed has been Notified the MoJ on 28-Jun-2002 and Registered in the Company Register at the DoIT on 23-Aug-2002	20-Jun-2002

Comments:

	1380	Deed No 169 Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta	27-Nov-2002

Comments:

	1381	Deed No 140 Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta	23-Jul-2003

Comments:

	1382	Collective Share Certificate Serial No 1 - Registered Under the Name of Mayne Nickless Limited as the Owner-Holder of 8 479 14 Shares in Putramas Issued on 05-Oct-2001	05-Oct-2001

Comments:

	1383	Collective Share Certificate Serial No 4 - Registered Under the Name of PT Health Care of Surabaya as the Owner-Holder of 4 9 168 Shares in Putramas Issued on 30-Nov-2001	30-Nov-2001

Comments:

	1384	Collective Share Certificate Serial No 5 - Registered Under the Name of PT Ekabinanusa Yamasela Indonesia as the Owner-Hold 706 596 Shares in Putramas Issued on 30-Nov-2001	30-Nov-2001

Comments:

	1385	Decision of Minister of Health and Social Welfare of the Republic of Indonesia No YM-02-04-2-2-3397 Regarding the Grant of the Extension Operational License - Issued on 06-Jul-2001	06-Jul-2001

Comments:

	1386	Decision of Minister of Health and Social Welfare of the Republic of Indonesia No YM-02-04-2-2-1402 Regarding the Approval of Change of Name from Jatinegra Mitra Keluarga Public Hospital to Mitra International Public Hospital and the Grant of the 1st Extension Permanent Business License to Putrumas	01-Apr-2002

Comments:

	1387	Company Registration Number No 0904-1-85-13103	17-Apr-2002

Comments:

	1388	A Letter from the Directorate General of Tax of the Department of Finance No S-2440-WPJ-04-KP-0203-2001 Regarding the [ILLEGIBLE] of Company Tax Registration Number No 01-609-966-5-002-000	26-Apr-2001

Comments:

	1389	Letter of Domicile	23-Mar-1995

Comments:

Friday, 17 October 2003	Page 10 of 37

Category	Barcode	Title	Doc. Date
	1390	Statement Letter No 81-1-82-00	23-Mar-1995

Comments:

	1391	Supplement No 3870 to the State Gazette of the Republic of Indonesia No 33 as the Announcement of Deed of Establishment No Dated 07-Apr-1993 Made Before Rachmat Santoso - SH - Notary in Jakarta as Referred to in Document 1363	23-Apr-1996

Comments:

	1392	Supplement No 3871 to the State Gazette of the Republic of Indonesia No 33 as the Announcement of Deed No 33 Dated 24-Oct-1994 Made Before Lukman Kirana - SH - Notary in Jakarta	23-Apr-1996

Comments:

	1393	Supplement No 3872 to the State Gazette of the Republic of Indonesia No 33 as the Announcement of Deed No 147 Dated 15-Sep-1995 Made Before Buntario Tigris Darmawa - Ng - SH - Notary Candidate - the Substitute of Rachmat Santoso - SH - Notary in Jakarta	23-Apr-1996

Comments:

	1394	Supplement No 5394 to the State Gazette of the Republic of Indonesia No 92 as the Announcement of Deed No 23 Dated 02-Dec-1996 Made Before Buntario Tigris Darmawa - Ng - SH - Notary Candidate- the Substitute of Rachmat Santoso - SH - Notary in Jakarta	18-Nov-1996

Comments:

	1395	Supplement No 1419 to the State Gazette of the Republic of Indonesia No 19 as the Announcement of Deed No 149 Dated 17-Oct-1997 Made Before Buntario Tigris Darmawa - Ng- SH - Notary Candidate- the Substitute of Rachmat Santoso - SH - Notary in Jakarta	06-Mar-1998

Comments:

	1396	Supplement No 3882 to the State Gazette of the Republic of Indonesia No 58 Dated 21-Jul-2000 as the Announcement of Deed [ILLEGIBLE] 174 Dated 23-Mar-1999 Made Before Haji Muhammed Afdal Gazali - SH - Notary in Jakarta	06-Mar-1998

Comments:

	1397	Supplement No 1 to the State Gazette of the Republic of Indonesia No 1 as the Announcement of Deed No 32 Dated 12-Oct-200 [ILLEGIBLE] Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta	02-Jan-2002

Comments:

	1398	Supplement No 565 to the State Gazette of the Republic of Indonesia No 13 as the Announcement of Deed No 46 Dated 20-Mar- [ILLEGIBLE] Made Before Aulia Taufani - SH - the Substitute of Sutjipto - SH - Notary in Jakarta	13-Aug-2002

Comments:

	1399	Deed of Sale and Purchase of Building and Relinquishment of Land No 37 Made Before Lukman Kirana - SH - Notary in Jakarta	23-Dec-1994

Comments:

	1400	Ownership Right - Hak Milik - HM - Certificate No 66 - Rawabangke as Described in the Measurement Letter No 277-1957 Dated Sep-1957	Undated

Comments:

Friday, 17 October 2003	Page 11 of 37

Category	Barcode	Title	Doc. Date
	1401	Rights to Build - Hak Guna Bangunan - HGB - Certificate No 573 - Balimester - as Described in the Measurement Letter No 29-1 Dated 20-Mar-1980	Undated

Comments:

	1402	Deed of Sale and Purchase of a Plot of Land No 53-Jatinegara-1995 Made Before Misahardi Wilamarta - SH - Land Deed Official Jakarta	15-Mar-1995

Comments:

	1403	HGB Certificate No 810-Balimester as Described in the Measurement Letter No 28-1980 Dated 20-Mar-1980 and Deed of Sale a Purchase of a Plot of Land No 51-Jatinegara-1995 Dated 15-Mar-1995 Made Before Misahardi Wilamarta - SH - Land Deed Officia Jakarta	Undated

Comments:

	1404	HGB Certificate No 843-Balimester as Described in the Measurement Letter No 246-1987 Dated 14-Jan-1987 and Deed of Sale £ Purchase of a Plot of Land No 52-Jatinegra-1995 Dated 15-Mar-1995 Made Before Misahardi Wilamarta - SH - Land Deed Official Jakarta	Undated

Comments:

	1405	HGB Certificate No 1030/Balimester as Described in the Situation Map No 6192/1995 Dated 26-Oct-1995	Undated

Comments:

	1406	HGB Certificate No 1080/Balimester - as Described in the Measurement Letter No 05/1998 Dated 02-Apr-1998	Undated

Comments:

	1407	HGB Certificate No 1078/Ballmester - as Described in the Situation Map No 6191/1995 Dated 26-Oct-1995	Undated

Comments:

	1408	HGB Certificate No 1111/Balimester - as Described in the Measurement Letter No 13/2001 Dated 25-Jun-2001	Undated

Comments:

	1409	Decision of the MoJ No C2-14307.HT.01.04.TH.95 Dated 07-Nov-1995 Which Approves the Resolutions in Deed No 147 Dated 15 1995 Made Before Buntario Tigris Darmawa Ng SH Notary Candidate - the Substitute of Rachmat Santoso SH Notary In Jakarta Referred to in Document 1366	07-Nov-1995

Comments:

	1410	Decision of MoJ no C2-11012.HT.01.04.TH96 Dated 13-Dec-1996 Which Approves the Resolutions Adopted in Deed N 23 Dated C Dec-1996 Made Before Buntario Tigris Darmawa Ng SH Notary Candiate - the Substitute of Rachmat Santoso SH Notary in Jakai Referred to in Document 1368 and Registration in the Compnay Register at DoIT on 03-Sep-1997	13-Dec-1996

	Comments:	Please Also Refer to Notification Receipt from the MoJ Dated 05-Dec-1996 on the Change In the Composition of the Board of Dir and the Board of Commissioners of Putramas and Registration Evidence Dated 18-Dec-1996 - Document 1411

Friday, 17 October 2003	Page 12 of 37

Category	Barcode	Title	Doc. Date
	1411	Notification Receipt from the MoJ dated 05-Dec-1996 on the Change in the Composition of the Board of Directors and the Board Commissioners of Putramas and Registration Evidence Dated 18-Dec-1996	05-Dec-1996

	Comments:	Please Also Refer to Decision of MoJ No C2-11012.HT.01.04.TH96 Dated 13-Dec-1996 Which Approves the Resolutions Adopted Deed No 23 Dated 02-Dec-1996 Made Before Buntario Tigris Darmawa Ng SH Notary Candidate - the Substitute of Rachmat Sar SH Notary in Jarkarta as Referred to in 1368 and Registration in the Compnay Register as DoIT on 03-Sep-1997 - Document 14

	1412	Report Evidence from MoJ No C2-HT.01.04.A-9593 Dated 13-Dec-1996 and Registration Evidence in the Compnay Register at D on 03-Sep-1997 for Resolutions Adopted in Deed No 23 Dated 02-Dec-1996 made Before Buntario Tigris Darmawa Ng Sh Notar Candidate - the Substitute of Rachmat Santoso SH Notary in Jakarta as Referred to in Document 1368	13-Dec-1996

Comments:

	1413	Decision of MoJ No C2-11370.HT.01.04-TH.97 Dated 31-Oct-1997 Which Approves the Resolutions Adopted in Deed No 149 Date 17-Oct-1997 Made Before Bunatrio Tigris Darmawa Ng SH Notary Candidate - the Substitute of Rachmat Santoso SH Notary in Jakarta and Registration Evidence in the Company Register at the DoIT on 25-Nov-1997 as Referred to in Document 1369	31-Oct-1997

Comments:

	1414	Decision of MoJ No C2-5796.HT.01.04.TH.99 Dated 31-Mar-1999 which Approves the Resolutions Adopted in Deed No 174 Dated Mar-1999 Made Before Haji Muhammad Afdal Gazall SH Notary in Jakarta and Registration Evidence in the Company Register at DoIT on 17-mar-2000	31-Mar-1999

Comments:

	1415	Decision of MoJ No C-11584.HT.01.04.TH.2001 Dated 26-Oct-2001 and Registration on the Company Register at DoIT on 30-Nov 2001 Which Approves the Resolutions Adopted in Deed No 32 Dated 12-Oct-2001 Made Before Aulia Taufani SH the Substitute [ILLEGIBLE] Sutjipto SH Notary in Jakarta	26-Oct-2001

	Comments:	Please Also Refer to Notification Receipt from the MoJ No C-11585 HT.01.04.TH.2001 Dated 26-Oct-2001 and Registration [ILLEGIBLE] in the Company Register at DoIT on 30-Nov-2001 at Document 1416

	1416	Notification Receipt from the MoJ No C-11585 HT.01.4.TH.2001 Dated 26-Oct-2001 and Registration Evidence in the Compnay Register at DoIT on 30-Nov-2001	26-Oct-2001

	Comments:	Please Refer to Decision of MoJ No C-11584.HT.01.4.TH.2001 Dated 26-Oct-2001 and Registration in the Company Register at [ILLEGIBLE] on 30-Nov-2001 Which Approves the Resolutions Adopted in Deed No 32 Dated 12-Oct-2001 made Before Aulia Taufani SH the Substitute of Sutjipo Sh Notary in Jakarta

	1417	Notification Receipt from the MoJ No C-11585 HT.01.04.TH.2001 Dated 26-Mar-2002 and Registration Evidence in the Compnay Register at DoIT on 17-Apr-2002	26-Mar-2002

Comments:

	1418	Building Licence Permit No 2495/IMB/1991 Dated 28-Feb-1991	28-Feb-1991

Comments:

	1419	Building Licence Permit No 07340/IMB/1996 Dated 20-Aug-1996	20-Aug-1996

Comments:

Friday, 17 October 2003	Page 13 of 37

Category	Barcode	Title	Doc. Date
	1420	The Extension of Building Utilisation Permit No 778/IPPB/1996 Dated 19-Dec-1996	19-Dec-1996

Comments:

	1421	Building Licence Permit No 1100/IMB/1996 Dated 26-Feb-1996	26-Feb-1996

Comments:

	1422	Building Licence Permit No 7684/IMB/1990 Dated 19-Sep-1990	19-Sep-1990

Comments:

	1423	Building Licence No Permit No 04241/IMB/1988 Dated 29-Jun-1988	29-Jun-1988

Comments:

	1424	Trade Business Licence - SIUP NO 181/8715-P/09-05/PB/X/96 Dated 25-Oct-1996	25-Oct-1996

Comments:

	1425	Jamsostek Payment Receipt No 7489 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7490 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7491 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7492 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7493 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7494 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7495 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7496 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7497 Date Oct-2002 - Jamsostek Payment Receipt No 7901 Dated 18-Nov-2002 - Jamsostek Payment Receipt No 8342 Dated 19-Dec-2002 Jamsostek Payment Receipt No 8806 Dated 17-Jan-2003	Undated

	Comments:	Manpower Social Security Program

	1426	Jamsostek Payment Receipt No 7498 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7499 Dated 28-Oct-2002 - Jamsostek - Payment Receipt No 7500 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7501 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7502 Dated 28-Oct-202 - Jamsostek Payment Receipt No 7503 Dated 28-Oct-2002 - Jamsostek Payment Receipt No Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7505 Dated 28-Oct-2002 - Jamsostek Payment Receipt No 7506 Dated 28 - 2002 - Jamsostek Payment Receipt No 7902 Dated 18-Nov-2002 - Jamsostek Payment Receipt No 8343 Dated 19-Dec-2002 - Jamsostek Payment Receipt No 8822 Dated 17-Jan-2003	Undated

Comments:

	1427	The List of Old Age Security Balance for the Year 2002	Undated

Comments:

	1428	Decision of the Director General of Training Development and Domestic Manpower Placement No KEP-11811/BL/DIAGUNA/2002 Dated 01-Oct-2002 Regarding the Ratification of the Utilization Plan of Foreign Manpower	01-Oct-2002

Comments:

Friday, 17 October 2003	Page 14 of 37

Category	Barcode	Title	Doc. Date
Parties
Putramas Muliasantosa

	1429	Foreign Manpower Permit No KEP-05/D.P3TKDN/2003 Dated 03-Jan-2003 Issued by the Director General of Training Development and Domestic Manpowe Placement of the Department of Manpower and Transmigration	03-Jan-2003

Comments:

Parties
PT Putramas Muliasantosa

	1430	Decision of the Director General of Training Development and Domestic Manpower Placement No KEP-10877/BL/DIAGUNA/2002 Regarding the Ratification of the Utilisation Plan of Foreign Manpower Dated 06-Sep-2002	09-Sep-2002

Comments:

Parties
Putramas Muliasantosa PT

	1431	Decision of the Minister of Manpower and Transmigration No KEP.3165/MEN/P/IKTA/2003 Regarding the Grant of a Permit to Em a Foreign Manpower Dated 0l-Aug-2003 and the Limited Stay Permit Card No 2C2JE2825-B Issued on 13-Mar-2003 All Under the Name of Richard Michael Sweetnam	0l-Aug-2003

Comments:

	1432	Decision of the Minister of Manpower and Transmigration No KEP.7206/MEN/B/IKTA/2002 Dated 09-Oct-2002 and the Limited St Permit Card No 2C1JE8067-A Issued on 20-Sep-2002 - Certificate of Police Registration No 00-24315/PO/X/2002 and Visa All Under the Name of Richard Joseph Graeme Turner	09-Oct-2002

Comments:

	1433	Decision of the Minister of Manpower and Transmigration No KEP.7205/B/IKTA/2002 Dated 09-Oct-2002 - Limited Stay Permit C No 2C1JE 8068 A Issued on 20-Sep-2002 and Visa - All of Them Under the Name of Kim Lorraine Primmer	09-Oct-2002

Comments:

	1434	Circular Resolution of the Shareholders of Putramas Dated 29-Apr-2003	29-Apr-2003

Comments:

Parties
PT Putramas Muliasantosa

	1435	Circular Resolution of the Shareholders of Putramas Dated 09-Sep-2002	09-Sep-2002

Comments:

Parties
PT Putramas Muliasantosa

	1436	Circular Resolution of the Shareholders of Putramas Dated 20-May-2002	20-May-2002

Comments:

Friday, 17 October 2003	Page 15 of 37

Category	Barcode	Title	Doc. Date
Parties
PT Putramas Muliasantosa

	1437	Circular Resolution of the Board of Commissioners of Putramas Dated 26-Apr-2002	26-Apr-2002

Comments:

Parties
PT Putramas Muliasantosa

	1438	Capital Investment Activity Report - LKPM for the Second Semester of the Year 2002	Undated

Comments:

	1439	Site Plan of the Location Plan of Parking Building	Undated

Comments:

	1440	Apartment Lease Agreement at Four Seasons - Regent Residences - Undated - Between PT Dewata Wibawa and Putramas	Undated

Comments:

	1441	Lease Agreement Dated 25-Sep-2001 Between Putramas/Mitra Keluarga Hospital and Mr Indra Agus	25-Sep-2001

Comments:

Parties
PT Putramas Muliasantosa Agus I

	1442	Working Agreement No 03/MC/PKS/RSMK/1997 Dated 03-Feb-1997 Between Dr Juniwati Gunawan and Drg Gunawan Atmadja	03-Feb-1997

Comments:

	1443	Working Agreement No 02/MC/PKS/RMSK/1997 Dated 03-Feb-1997 Between Dr Juniwati Gunawan and Drg JF Mukidjam	03-Feb-1997

Comments:

	1444	Working Agreement No 01/MC/PKS/RSMK/1997 Dated 03-Feb-1997 Between Dr Juniwati Gunawan and Dr Teddy TJahyanto	03-Feb-1997

Comments:

	1445	Agreement on Manpower Supply - Cleaning Service - Laundry - Security Guard and Cook as well as Other Kitchen Staff at Mitra Keluarga Hospital - Dated 30-Aug-1999 Between Dr Rudy Cahyadi Susilo and Harno	30-Aug-1999

Comments:

	1446	Agreement for Laundry Service dated 01-Jul-1999 Between Mitra Keluarga Jatinegara Hospital and PT Estetika Enterprisindo	01-Jul-1999

Comments:

	1447	Lease Agreement Dated 01-Aug-1998 Between Mitra Keluarga Jatinegara Hospital and Toko Nina	01-Aug-1998

Comments:

Friday, 17 October 2003	Page 16 of 37

Category	Barcode	Title	Doc. Date
	1448	Lease Agreement Dated 28-Feb-2001 Between Mitra Keluarga Jatinegara Hospital and Kantin Nina	28-Feb-2001

Comments:

	1449	A Letter No 107/BM-AMB/IX/1996 Dated 17-Sep-1996 Regarding Co-Operation Agreement Between Bank Artamedia and Mitra Keluarga Hospital	17-Sep-1996

Comments:

	1450	Deed of Lease Agreement No 1 Dated 01-Apr-2003 Made Before Tjong Trisnawati SH Notary in Jakarta Entered Into by Mr Adrie Sudharmanto Nafarin and Putramas	01-Apr-2003

Comments:

	1451	Co-Operation Agreement No 020/PKS/ATM/DKJL/2001 Dated 08-Aug-2001 Between Mitra Keluarga Hospital and Bank Central A Tbk	08-Aug-2001

Comments:

	1452	Co-Operation Agreement No [*]/PKS/ATM/SJP/2003 Dated 25-Jun-2003 Between Mitra Keluarga Hospital and Bank Central Asia	25-Jun-2003

Comments:

	1453	Co-Operation Agreement Dated 11-August-1997 Between Putramas Muliasantosa and Yayasan Lensa Kontak Indonesia	11-Aug-1997

Comments:

	1454	A Letter from Mutiara Patent to Putramas No 08081/MP/03 Dated 08-Aug-2003 and Trade Mark Registration Application No 300 2002.07054.07136 Dated 12-Apr-2002 - Execution Date - 08 Aug 2003 and 12 Apr 2002	Undated

Comments:

	1455	Service Mark Licence Agreement Dated 05-Mar-2002 Between Maybe Group Limited and Putramas	05-Mar-2002

Comments:

Parties
Mayne Group Limited

PT Putramas Muliasantosa

	1456	List of the Board of Commissioners and the Board of Directors of Putramas	Undated

Comments:

	1457	A Letter from Mayne Health to Dr Rudy Cahayadi Suslio Dated 01-Dec-2002	01-Dec-2002

Comments:

Friday, 17 October 2003	Page 17 of 37

Category	Barcode	Title	Doc. Date
Parties
PT Putramas Muliasantosa

RS Mitra International

	1458	A Letter from Putramas to Dr Rudy Cahyadi Susilo Dated 14-Jun-2001	14-Jun-2001

Comments:

	1459	Executive Short Term Incentives	08-Aug-2003

Comments:

	1460	List of Supplier Contracts	Undated

Comments:

	1461	Maintenance Service Agreement No 0835 046 2000 Between RS Mitra International and PT GE Technology Indonesia with Period 18-Jan-2000 up to 17-Jan-2004	18-Jan-2000

Comments:

	1462	Maintenance Service Contract No 010/ROCHE/RS/03 Between Mitra International Hospital and PT Roche Indonesia with Period from 27-May-2003 up to 26-May-2004	27-May-2003

Comments:

	1463	Service Agreement No 183/BUR-DT/IX/2002 Between RS Mitra International and PT Bhineka Usada Raya with Period from 02-Oct-2002 up to 01-Oct-2003	02-Oct-2002

Comments:

	1464	Maintenance of Siemens Medical Equipment Agreement No 700 W2M020 Between RS Mitra International and PT Siemens Indone with Period from 01-Apr-2003 up to 31-Mar-2004	01-Apr-2003

Comments:

	1465	Agreement No 026002/IKS/ABC-LAB/VI/2002 Between RS Mitra International and Laboratorium Amerind Bio-Clinic with Period 27-Jun-2002	27-Jun-2003

Comments:

Parties
Rumah Sakit Mitra Internasional

	1466	Co-Operation Agreementn No R038/I-STAT/VII/2002 RW-DM Between RS Mitra International and Abbott Indonesia with Period from 01-Aug-2002 up to 30-Jul-2007	0l-Aug-2002

Comments:

	1467	Co-Operation Agreement No 009/JKT/SPK-RR-RS/08/02 Between RS Mitra International and Lab Klinik Prodia with Period from Aug-2002 up to 30-Jul-2004	0l-Aug-2002

Comments:

Friday, 17 October 2003	Page 18 of 37

Category	Barcode	Title	Doc. Date
	1469	Supply K - Medical Radiology Film and Developing Chemicals	20-Feb-2003

Comments:

Parties
PT Putramas Muliasantosa

PT Dian Graha Elektrika JI

	1514	Commercial Agreement	03-Aug-1998

Comments:

Parties
PT Putramas Muliasantosa

	1516	List of Board of Directors and Board of Commissioners	Undated

Comments:

Parties
PT Putramas Muliasantosa

PT Mitrajaya Medikatama

Health Care of Surabaya

	2172	Indonesian Lease of Menara Dea	26-Apr-2002

Comments:

Parties
Mayne Health Indonsesia

PT Putramas Muliasantosa

PT Suryamas Centra Perkasa

	2536	Ampera Paya Lease Agreement	15-Sep-2003

Comments:

Parties
PT Putramas Muliasantosa

	2537	Trademark Certificate - PT Putramas Muliasantosa	Undated

Comments:

17.2 - PT Health Care Surabaya

	1346	Licences Issued by the Capital Investment Coordinating Board - Notification Letter of Presidential Approval	03-Sep-1996

	Comments:	BKPM Approval Number 630-I-PMA-1996

Parties
Badan Koordinasi Penanaman Modal

Friday, 17 October 2003	Page 19 of 37

Category	Barcode	Title	Doc. Date
	1347	Licences Issued by the Capital Investment Coordinating Board - Approval of the Change in Investment Plan and Shares Owners	10-Nov-1998

	Comments:	BKPM Approval Number 1592-III-PMA-1998

Parties
Badan Koordinasi Penanaman Modal

	1348	Licences Issued by the Capital Investment Coordinating Board - Grant of Permanent Business Licence to Operate General Hospl the Name of Surabaya International Hospital	11-Jan-1999

	Comments:	BKPM Approval Number 19-T-KESEHATAN-1998

Parties
Badan Koordinasi Penanaman Modal

	1349	Licences Issued by the Capital Investment Coordinating Board - Expansion Approval of Foreign Capital Investment	29-Oct-2001

	Comments:	BKPM Approval Number 277-II-PMA-2001

Parties
Badan Koordinasi Penanaman Modal

	1350	Audited Financial Statements for the Years Ended 30 June 2001 and 30 June 2002	Undated

Comments:

	1351	Company Regulations of Surabaya International Hospital	Undated

Comments:

	1456	List of the Board of Commissioners and the Board of Directors of Putramas	Undated

Comments:

	1468	Supply Agreement No 001-radiology Between RS Mitra International and Dian Graha Elektrika with Period from 20-Feb-2003 up Feb-2004	20-Feb-2003

Comments:

	1522	Deed Documenting Amendments to Articles of Association	21-Feb-2002

Comments:

Parties
PT Health Care of Surabaya

	1523	Deed Documenting Amendments to Articles of Association dated 17-Jan-1997 and Report Explaining Changes Dated 30-Oct-199	17-Jan-1997

Comments:

Parties
PT Health Care of Surabaya

Friday, 17 October 2003	Page 20 of 37

Category	Barcode	Title	Doc. Date
	1524	Deed Documenting Amendments to Articles of Association	21-Feb-2002

Comments:

Parties
PT Health Care of Surabaya

	1525	Deed Documenting Amendments to Articles of Association	20-Jun-2002

Comments:

Parties
PT Health Care of Surabaya

	1526	Deed Documenting Amendments to Articles of Association	27-Nov-2002

Comments:

Parties
PT Health Care of Surabaya

	1527	Deed Documenting Amendments to Articles of Association	23-Jul-2003

Comments:

Parties
PT Health Care of Surabaya

	1528	Deed Documenting Amendments to Articles of Association	25-Sep-1996

Comments:
Parties
PT Health Care of Surabaya

	1529	Document Relating to Operational Licence	28-Jul-1999

Comments:

Parties
PT Health Care of Surabaya

	1530	Company Registration Member Document	31-Jul-2002

Comments:

Parties
PT Health Care of Surabaya

	1531	Company Tax Registration Number Document	18-Apr-2001

Comments:

Parties
PT Health Care of Surabaya

Friday, 17 October 2003	Page 21 of 37

Category	Barcode	Title	Doc. Date
	1532	Letter of Domicile Stating the Address of the Company	31-May-2001

Comments:

Parties
PT Health Care of Surabaya

	1533	State Gazette Announcement of Certain Amendments to the Articles of Association	01-Jan-1997

Comments:

Parties
PT Health Care of Surabaya

	1534	Land and Title Certificates	Undated

Comments:

Parties
PT Health Care of Surabaya

	1535	Ministry of Justice Approval in Respect of Certian Amendments to the Articles of Association	09-Dec-1996

Comments:

Parties
PT Health Care of Surabaya

	1536	Ministry of Justice Approval in Respect of Certain Amendments to the Articles of Association	30-Oct-1997

Comments:

Parties
PT Health Care of Surabaya

	1537	Building Licence	24-Jan-2003

Comments:

Parties
PT Health Care of Surabaya

	1538	Investment Licence	17-Oct-1997

Comments:

Parties
PT Health Care of Surabaya

	1539	Investment Licence	ll-Jan-1999

Comments:

Parties
PT Health Care of Surabaya

Friday, 17 October 2003	Page 22 of 37

Category	Barcode	Title	Doc. Date
	1540	Jamsostek Certificate	Undated

Comments:

Parties
PT Health Care of Surabaya

	1541	Circular Resolution of the Shareholders of the PT Health Care of Surabaya	28-Apr-2003

Comments:

Parties
PT Health Care of Surabaya
Mayne Group Limited
PT Ready Indah

	1542	Circular Resolution of the Shareholders of the PT Health Care of Surabaya	10-Sep-2002

Comments:

Parties
PT Health Care of Surabaya
Mayne Group Limited
PT Ready Indah

	1543	Circular Resolution of the Shareholders of the PT Health Care of Surabaya	05-Aug-2002

Comments:

Parties
PT Health Care of Surabaya
Mayne Group Limited
PT Ready Indah

	1544	Circular Resolution of the Board of Commissioners of PT Health Care of Surabaya	13-May-2002

Comments:

Parties
PT Health Care of Surabaya

	1545	Capital Investment Activity Report	01-Jan-2002

Comments:

Parties
PT Health Care of Surabaya

	1546	Capital Investment Activity Report - Master List Appendices	17-Oct-1997

Comments:

Parties
PT Health Care of Surabaya

Friday, 17 October 2003	Page 23 of 37

Category	Barcode	Title	Doc. Date
	1547	Location Permit	19-Apr-1996

Comments:

Parties
PT Health Care of Surabaya

	1548	Location Permit	14-Aug-1996

Comments:

Parties
PT Ready Indah

	1549	Location Permit	24-Jan-2003

Comments:

Parties
PT Health Care of Surabaya

	1550	Location Permit	04-Mar-1998

Comments:

Parties
PT Health Care of Surabaya

	1551	Site Plan	Undated

Comments:

Parties
PT Health Care of Surabaya

	1552	Service Mark Licence Agreement	05-Mar-2002

Comments:

Parties
PT Health Care of Surabaya
Mayne Group Limited

	1553	List of Board of Directors and Board of Commissioners	Undated

Comments:

Parties
PT Health Care of Surabaya

	1554	Hospital CEO and Senior Executive Contract	15-Jul-1997

Comments:

Parties
PT Health Care of Surabaya
Budianto S

Friday, 17 October 2003	Page 24 of 37

Category	Barcode	Title	Doc. Date
	1555	Hospital CEO and Senior Executive Contract	08-Apr-1998

Comments:

Parties
PT Health Care of Surabaya Udiah V

	1556	Executive Short Term Incentives	24-Feb-2003

Comments:

	1557	Supplier Contracts - Table	Undated

Comments:

Parties
RS Surabaya Internasional

	1558	Supplier Contract	21-Feb-2001

Comments:

Parties
RS Surabaya Internasional
Fondaco Dental and Medical Supplies

	1559	Supplier Contract - Service Contract Proposal	13-Nov-2000

Comments:

Parties
PT Health Care of Surabaya
Fondaco Dental and Medical Supplies

	1560	Supplier Contract - Purchase Order No 03020193	Undated

Comments:

Parties
RS Surabaya Internasional
Fondaco Dental and Medical Supplies

	1561	Supplier Contract - Purchase Order No 03020194	Undated

Comments:

Parties
RS Surabaya Internasional
Fondaco Dental and Medical Supplies

Friday, 17 October 2003	Page 25 of 37

Category	Barcode	Title	Doc. Date
	1562	Supplier Contract - Unit Ventilator - Hamilton Medical - Switzerland No SC 0020/5BY/l50703	Undated

Comments:

Parties
RS Surabaya Internasional
PT Fondaco Mitratama

	1563	Supplier Contract - Purchase Order No: 190 95/MM	14-Jul-2003

Comments:

Parties
RS Surabaya Internasional
Fondaco Mitratama

	1564	Supplier Contract - Unit Ventilator - Hamilton Medical - Switzerland - No. SC - 0006/5BY/260702	28-Aug-2002

Comments:

Parties
RS Surabaya Internasional
PT Fondaco Mitratama

	1565	Supplier Contract - Purchase Order No. 000725	09-Jul-2001

Comments:

Parties
Fondaco Mitratama
RS Surabaya Internasional

	1566	Supplier Contract - Unit Ventilator Galileo - Hamilton Medical - Switzerland	Undated

Comments:

Parties
RS Surabaya Internasional
Fondaco Mitratama

	1567	Supplier Contract - Dispenser Hand Towel - Toilet Tissue Dispensers	28-Jan-2002

Comments:

Parties
PT Health Care of Surabaya Pihak Main Distributor

	1568	Supplier Contract - Flowers	Undated

Comments:

Parties
RS Surabaya Internasional
Celine Florist

Friday, 17 October 2003	Page 26 of 37

Category	Barcode	Title	Doc. Date
	1569	Supplier Contract - Account Application	29-Jan-2003

Comments:

Parties
RS Surabaya Internasional DHL

	1570	Supplier Contract - Liquid Oxygen Supply	04-Mar-1998

	Comments:	Please refer to Addendums III, IV and V of Contract of Liquid Oxygen Supply (document numbers “A”, “B” and “C”)

Parties
Health Care of Surabaya
PT Samator

	1571	Supply Contract - Addendum III - Contract of Liquid Oxygen Supply	01-May-2001

	Comments:	Please refer to Liquid Oxygen Supply Contract (document number “X”) and Addendums IV and V (document numbers “B”and “C”

Parties
RS Surabaya Internasional
PT Samator

	1572	Supplier Contract - Addendum IV - Contract of Liquid Oxygen Supply	0l-May-2001

	Comments:	Please refer to Liquid Oxygen Supply Contract (document number “X”) and Addendums IV and III (document numbers “C” and [ILLEGIBLE]

Parties
RS Surabaya Internasional PT Samator

	1573	Supply Contract - Addendum V - Contract of Liquid Oxygen Supply	03-Feb-2003

	Comments:	Please refer to Liquid Oxygen Supply Contract (document number “X”) and Addendums III and IV (document numbers “A” and

Parties
RS Surabaya Internasional
PT Samator

	1574	Supply Contract - Agreement of Contract Extension	04-Mar-1998

Comments:

Parties
RS Surabaya Internasional
PT Samator

	1575	Supply Contracts	04-Mar-1998

Comments:

Parties
PT Samator
PT Health Care of Surabaya

Friday, 17 October 2003	Page 27 of 37

Category	Barcode	Title	Doc. Date
	1576	Supply Contract - Facsimile Transmission	10-Jan-2001

Comments:

Parties
PT Health Care of Surabaya
PT Samator

	1577	Supplier Contract - Agreement of Routine Maintenance of Central Medical Gas and Piping System	09-Oct-1998

Comments:

Parties
RS Surabaya Internasional
PT Samator

	1578	Supply Contracts - Purchase Order 15163 - Quotation Form	Undated

Comments:

Parties
RS Surabaya Internasional
PT Samator

	1579	Supply Contract - Letter from PT Samator to RS International Surabaya	25-Apr-2000

Comments:

Parties
RS Surabaya Internasional
PT Samator

	1580	Supply Contracts - Purchase Orders 7002 and 7003 - Quotation Form - Routine Maintenance Program for Medical Installation - Agreement of Routine Maintenance of Central Medical Gas and Piping System	Undated

Comments:

Parties
RS Surabaya Internasional
PT Samator

	1581	Supply Contract - Agreement of Routine Maintenance of Central Medical Gas and Piping System	18-May-2001

Comments:

Parties
RS Surabaya Internasional
PT Samator

Friday, 17 October 2003	Page 28 of 37

Category	Barcode	Title	Doc. Date
	1582	Supplier Contracts - Purchase Order Nos 000800 and Letter Dated 27-Sep-2001 from PT Samator to RS International Surabaya	Undated

Comments:

Parties
RS Surabaya Internasional
Mayne Health
PT Samator

	1583	Supply Contract - Quotation Form and Agreement of Routine Maintenance of Central Medical Gas and Piping System	Undated

Comments:

Parties
RS Surabaya Internasional
PT Samator

	1584	Supply Contract - Agreement for Medical Gases Supply	09-Mar-1998

	Comments:	Please refer to Addendum and Addendum II of Agreement of Medical Gas Supply (document numbers “X” and “Y”)

Parties
RS Surabaya Internasional
PT Samator

	1585	Supply Contract - Addendum to Agreement of Medical Gas Supply	15-Sep-1998

	Comments:	Please refer to Agreement for Medical Gases Supply and Addendum II to Agreement of Medical Gas Supply (document numbers and “Y”)

Parties
RS Surabaya Internasional
PT Samator

	1586	Supply Contract - Addendum II to Agreement of Medical Gas Supply	01-May-2000

	Comments:	Please refer to Agreement for Medical Gases Supply and Addendum to Agreement of Medical Gas Supply (document numbers “X “Y”)

Parties
RS Surabaya Internasional
PT Samator

	1587	Supply Contract - Letters from PT Samator to RS International Surabaya	Undated

Comments:

Parties
RS Surabaya Internasional
PT Samator

Friday, 17 October 2003	Page 29 of 37

Category	Barcode	Title	Doc. Date
	1588	Facility Agreement to ANZ Panin Bank	15-Nov-2001

Comments:

Parties
PT Health Care of Surabaya
PT ANZ Panin Bank

	1589	Comfort Letter - Undertaking Letter - Execution Date 16-Nov-2001 and 10-Apr -2002	Undated

Comments:

Parties
Mayne Nickless Ltd
PT Health Care of Surabaya
PT ANZ Panin Bank

17.3 - PT Mitrajaya Medikatama

	1337	Licences Issued by the Capital Investment Coordinating Board - Notification Letter Regarding Presidential Approval on Domestic Capital Investment	14-Apr-1998

	Comments:	BKPM Approval Number 85-I-PMDN-1998

Parties
Badan Koordinasi Penanaman Modal

	1338	Licences Issued by the Capital Investment Coordinating Board - Grant of Import Duty Facility on Importation of Capital Goods f Mitrajaya Medikatama in the Framework of Domestic Capital Investment	10-Sep-1998

	Comments:	BKPM Approval Number 1127-Pabean-1998

Parties
Badan Koordinasi Penanaman Modal

	1339	Licences Issued by the Capital Investment Coordinating Board - Approval of the Chairman of BKPM on the Change of Status fro PMDN Company to PMA Company	26-Nov-1999

	Comments:	BKPM Approval Number 177-V-PMA-1999

Parties
Badan Koordinasi Penanaman Modal

	1340	Licences Issued by the Capital Investment Coordinating Board - Approval of Extension for Project Completion	23-Jul-2001

	Comments:	BKPM Approval Number - 950-III-PMA-2001

Parties
Badan Koordinasi Penanaman Modal

	1341	Licences Issued by the Capital Investment Coordinating Board - Approval of the Grant of Import Duty Exemption Facility and Remaining Capital Goods Which Have Not Been Imported	23-Jul-2001

	Comments:	BKPM Approval Number 427-Pabean-2001

Parties
Badan Koordinasi Penanaman Modal

Friday, 17 October 2003	Page 30 of 37

Category	Barcode	Title	Doc. Date
	1342	Licences Issued by the Capital Investment Coordinating Board - Approval of the Change In Project Plan	13-Aug-2001

	Comments:	BKPM Approval Number 1085-III-PMA-2001

Parties
Badan Koordinasi Penanaman Modal

	1343	Licences Issued by the Capital Investment Coordinating Board - Approval of the Change in Management Composition of the [ILLEGIBLE]	30-Oct-2002

	Comments:	BKPM Approval Number 1207-III-PMA-2002

Parties
Badan Koordinasi Penanaman Modal

	1344	Audited Financial Statements for the Years Ended 30 June 2001 and 30 June 2002	Undated

Comments:

	1345	Company Regulations of Blntaro International Hospital	Undated

Comments:

	1456	List of the Board of Commissioners and the Board of Directors of Putramas	Undated

Comments:

	1470	Deed Documenting Amendments to Articles of Association	18-Dec-1995

Comments:

Parties PT Mitrajaya Medikatama

	1471	Deed Documenting Amendmetns to Articles of Association	18-Dec-1998

Comments:

Parties
PT Mitrajaya Medikatama

	1472	Deed Documenting Amendments to Articles of Association	31-May-1996

Comments:

	1473	Deed Documenting Amendments to Articles of Association	29-Nov-1996

Comments:

Parties
PT Mitrajaya Medikatama

	1474	Deed Documenting Amendments to Articles of Association	01-Dec-1999

Comments:

Parties
PT Mitrajaya Medikatama

Friday, 17 October 2003	Page 31 of 37

Category	Barcode	Title	Doc. Date
	1475	Deed Documenting Amendments to Articles of Association	28-Aug-2000

Comments:

Parties
PT Mitrajaya Medikatama

	1476	Deed Documenting Amendments to Articles of Association	15-Dec-2000

Comments:

Parties PT Mitrajaya Medikatama

	1477	Deed Documenting Amendments to Articles of Association	09-Oct-2001

Comments:

Parties
PT Mitrajaya Medikatama

	1478	Deed Documenting Amendments to Articles of Association	12-Jul-2002

Comments:

Parties
PT Mitrajaya Medikatama

	1479	Deed Documenting Amendments to Articles of Association	27-Nov-2002

Comments:

Parties
PT Mitrajaya Medikatama

	1480	Deed Documenting Amendments to Articles of Association	23-Jul-2003

Comments:

Parties
PT Mitrajaya Medikatama

	1481	Collective Share Certificates	25-Jan-2002

Comments:

Parties
PT Mitrajaya Medikatama

	1482	Document Relating to Operational Licenses	17-May-1999

Comments:

Parties
PT Mitrajaya Medikatama

Friday, 17 October 2003	Page 32 of 37

Category	Barcode	Title	Doc. Date
	1483	Company Registration Number Document	13-Aug-2001

Comments:

Parties
PT Mitrajaya Medikatama

	1484	Company Tax Registration Number Document	12-Apr-2001

Comments:

Parties
PT Mitrajaya Medikatama

	1485	Letter of Domicile Stating the Address of the Company	14-May-2001

Comments:

Parties
PT Mitrajaya Medikatama

	1486	State Gazette Announcement of Certain Amendments to the Articles of Association	01-Jan-1997

Comments:

Parties
PT Mitrajaya Medikatama

	1487	Land and Title Certificates - No 33 - Pondok Area - PT Bintaro Raya	24-Jul-1998

Comments:

Parties
PT Mitrajaya Medikatama

	1488	Deed of Sale and Purchase - No 33 - Pondok Area - PT Bintaro Raya	29-Dec-1997

Comments:

Parties
PT Mitrajaya Medikatama

	1489	Land and Title Certificate - No 34 - Pondok Area - PT Bintaro Raya	24-Jul-1998

Comments:

Parties
PT Mitrajaya Medikatama

	1490	Deed of Sale and Purchase - No 34 - Pondok Area - PT Bintaro Raya	29-Dec-1997

Comments:

Parties
PT Mitrajaya Medikatama

Friday, 17 October 2003	Page 33 of 37

Category	Barcode	Title	Doc. Date
	1491	Land and Title Certificate - No 35 - Pondok Area - PT Bintaro Raya	24-Jul-1998

Comments:

Parties
PT Mitrajaya Medikatama

	1492	Deed of Sale and Purchase - No 35 - Pondok Area - PT Bintaro Raya	29-Dec-1997

Comments:

Parties
PT Mitrajaya Medikatama

	1493	Land and Title Certificate - No 1758 - Pondok Area - PT Bintaro Raya	24-Jul-1998

Comments:

Parties
PT Mitrajaya Medikatama

	1494	Deed of Sale and Purchase - No 1758 - Pondok Area - PT Bintaro Raya	29-Dec-1997

Comments:

Parties
PT Mitrajaya Medikatama

	1495	Land and Title Certificate - No 1762 - Pondok Area - PT Bintaro Raya	24-Jul-1998

Comments:

Parties
PT Mitrajaya Medikatama

	1496	Deed of Sale and Purchase - No 1762 - Pondok Area - PT Bintaro Raya	29-Dec-1997

Comments:

Parties
PT Mitrajaya Medikatama

	1497	Land and Title Certificate - No 1773 - Pondok Area - PT Bintaro Raya	24-Jul-1998

Comments:

Parties
PT Mitrajaya Medikatama

	1498	Deed of Sale and Purchase - No 1773 - Pondok Area - PT Bintaro Raya	29-Dec-1997

Comments:

Parties
PT Mitrajaya Medikatama

Friday, 17 October 2003	Page 34 of 37

Category	Barcode	Title	Doc. Date
	1499	Ministry of Justice Approval in Respect of Certain Amendments to the Articles of Association	16-Aug-1996

Comments:

Parties
PT Mitrajaya Medikatama

	1500	Building Licence	27-Jan-1997

Comments:

Parties
Rumah Sakit Mitrajaya Medikatama

	1501	Investment Licence	10-Sep-1998

Comments:

Parties
PT Mitrajaya Medikatama

	1502	Jamsostek Payment Receipt	Undated

Comments:

Parties
PT Mitrajaya Medikatama

	1503	Circular Resolution of the Shareholders of PT Mitrajaya Medikatama	24-Apr-2003

Comments;

Parties
PT Mitrajaya Medikatama Mayne Group Limited

	1504	Ministry of Justice Approval in Respect of Certain Amendments to the Articles of Association	12-Nov-2001

Comments:

Parties
PT Mitrajaya Medikatama

	1505	Circular Resolution of the Shareholders of PT Mitrajaya Medikatama	09-Sep-2002

Comments:

Parties
PT Mitrajaya Medikatama Mayne Group Limited

	1506	Circular Resolution of the Shareholders of PT Mitrajaya Medikatama	09-Sep-2002

Comments:

Parties
PT Mitrajaya Medikatama
Mayne Group Limited

Friday, 17 October 2003	Page 35 of 37

Category	Barcode	Title	Doc. Date
	1507	Circular Resolution of the Shareholders of PT Mitrajaya Medikatama	20-May-2002

Comments:

Parties
PT Mitrajaya Medikatama

	1508	Circular Resolution of the Board of Commissioners of PT Mitrajaya Medikatama	26-Apr-2002

Comments:

Parties
PT Mitrajaya Medikatama

	1509	Capital Investment Activity Report	01-Jan-2003

Comments:

Parties
PT Mitrajaya Medikatama
PT Putramas Muliasantosa

	1510	Site Plan	Undated

Comments:

Parties
PT Mitrajaya Medikatama

	1511	Lease Agreement	19-Feb-2003

Comments:

Parties
PT Mitrajaya Medikatama
RS Internasional Bintaro
Pihak Pertama

	1512	Lease Agreement	06-Sep-2002

Comments:

Parties
PT Mitrajaya Medikatama
RS Internasional Bintaro
Pihak Pertama

	1513	Lease Agreement	18-Feb-2002

Comments:

Parties
PT Mitrajaya Medikatama
Pihak Pertama

Friday, 17 October 2003	Page 36 of 37

Category	Barcode	Title	Doc. Date
	1515	Service Mark Licence Agreement	05-Mar-2002

Comments:

Parties
Mayne Group Limited
PT Mitrajaya Medikatama

	1517	Hospital CEO and Senior Executive Contract	01-Dec-2002

Comments:

Parties
PT Mitrajaya Medikatama
RS Internasional Bintaro
Gunawan J

	1518	Executive Short Term Incentives	24-Feb-2003

Comments:

	1519	Supplier Contract	Undated

Comments:

Parties
RS Internasional Bintaro
PT Tawada Promedika
PT Dwi Marga Sakti

	1520	Supplier Contract	20-Feb-2001

Comments:

Parties
RS Internasional Bintaro
PT Tawada Promedika

	1521	Supplier Contract	26-May-2003

Comments:

Parties
RS Internasional Bintaro
PT Dwi Marga Sakti

Friday, 17 October 2003	Page 37 of 37

Annexure B

Disclosure Letter

[GRAPHIC APPEARS HERE]

Stuart James Group Managing Director Chief Executive Officer	Mayne Group Limited ABN 56 004 073 410
20 October 2003 Australian Newco Holdings Pty Limited c/- Minter Ellison 88 Phillip Street SYDNEY NSW 2000	Box 1671N GPO Melbourne Victoria 3001 Australia 390 St Kilda Road Melbourne Victoria 3004 Australia Telephone 61 3 9868 0873 Fax 61 3 9868 0853

Attn: Australia Newco Holdings Pty Limited

Dear Phillip

Disclosure Letter - Sale of Indonesian Hospital Business

This is the disclosure letter referred to in the definition “Disclosure Letter” in the Share Sale Agreement - Indonesian Hospitals (the “Share Sale Agreement”) which will shortly be entered into between Mayne Group Limited ACN 004 073 410 (“MGL”) and Australia Newco Holdings Pty Limited ACN 106 722 347 (the “Buyer” for the purposes of this letter) relating to the Indonesian Hospital Business.

Unless the context indicates a contrary intention, the definitions and principles of interpretation applying in the Share Sale Agreement also apply to this Disclosure Letter.

The following specific and general disclosures are made:

1.	Specific Matters

Please refer to the attached summary paper prepared by MGL’s Indonesian Counsel, Hiswara Bunjamin & Tandjung (“HBT”), of corporate documentation in relation to the Indonesian Hospital Business that on HBTs review appears to be missing from the data room together with an assessment of the effect of that information being missing and proposed solutions. It is important to keep in mind that HBT’s advice is premised generally on the basis that if a document is missing from the data room then it is not in MGL’s possession: this may or may not be the case.

Share Capital

1.1	Warranty 1(d) (Title) and 1(e)(iii) Convertibles and other third party rights: The Transfer of Sale Shares is subject to:

(a)	the successful resolution of all matters related to or incidental to the disclosures referred to in this letter; and

(b)	any provisions in the PTRI joint venture agreement and the Articles of Association of the Hospital Companies.

Capacity and Authority

1.2	Warranty 2(d)(i) No consequential breach: The Indonesian Hospital Companies may have made undertakings under or in relation to the ANZ Facility Agreement between PT Health Care of Surabaya and PT ANZ Panin Bank dated 15 November 2001.

Conduct of Hospital Business

1.3	Warranty 3(a) Necessary Licences: PT Mitrajaya Medikatama and PT Putramas Muliasantosa are in the process of applying for permanent business licences.

Commitments and Contracts

1.4	Warranty 6 Disclosure of contracts: MGL has entered into a contract for the implementation of a new hospital management system for the Hospital Companies that is in excess of AUD $1 million. The implementation of this new system is in progress. The contract needs to either be novated to Buyer or preferably for Indonesian tax transparency, renegotiated directly with the Hospital Companies.

Environment

1.5	Warranty 12(c) Environmental Permits: The AMDAL environmental permit for the application of the permanent business licence at Putramas and Medikatama is currently being processed.

Insurance

1.6	Warranty 15(c) Premiums: No premiums have yet been received for the centrally negotiated insurances, however, accruals are being made on a monthly basis for the anticipated recharge.

1.7	[*]

2.	General Matters

2.1	Except as expressly provided in the Share Sale Agreement, where any information or statement in this letter or in the Disclosure Material comprises an expression of opinion or belief, no warranty is given as to its completeness or accuracy.

2.2	Except as expressly provided in the Share Sale Agreement, no warranty is given in respect of any information in this letter or the contents of the Disclosure Material.

2.3	Although some disclosures made in this letter are specifically referenced to particular Warranties, each item of disclosure is to be treated as qualifying all the Warranties given by the Seller Group.

This letter is governed by and will be construed in accordance with the laws in force in the State of Victoria.

Please acknowledge receipt of this Disclosure Letter by signing and returning to us the enclosed copy of this letter.

Yours sincerely

/s/ STUART JAMES
Signed by STUART JAMES
for and on behalf of the Seller Group

[*]	Certain confidential portions of these exhibits have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Attachment

HBT Memo

PROJECT SAM

MISSING DOCUMENTS

There follows a list of documents which, based on the contents of the data room for Project Sam, appear to HBT to be missing from the data room and which appear to HBT to be material in the context of the share sales,

Please note:

1.	The following is not a comprehensive list of documents which are or may be missing in connection with the Hospital Companies, the Seller, the share sales, the share sale agreement or the transactions contemplated.

2.	The column below headed “Significance” is a short summary of HBT’s view of the key significance of the relevant document being missing in the context of this transaction. It is not a full explanation of all or the actual or potential legal effects of the document being missing or not existing.

3.	Where the data room contained no documents at all in a particular category (for example, insurance documents) it is not listed below.

1.	HCOS

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
a.	Evidence of the registration at the Company Register of the Department of Industry and Trade and announcement in the State Gazette of the Republic of Indonesia on Deed of Shareholders’ Resolution No.118 dated 21 February 2002, made before Aulia Taufani, SH, substitute of Sutjipto, SH, Notary in Jakarta (“Deed 118”).

The registration at the Company Register and the publishment in the State Gazette is required under the Company Law. The Directors of HCOS are obliged to register and announce Deed 118 as required under the Company Law, otherwise, they will personally be liable for any losses incurred because of Deed 118 not having been registered and published at required under the Company Law.

Under the Law on Company Compulsory Registration (Law No. 3 of 1982) Directors may be subject to a penalty of up to Rp3,000,000.00 or imprisonment for up to 3 months (although this is very rare) for failure to register the necessary information at the Company Register.

This registration and announcement process are simple and easily rectified and normally handled by the notary. We recommend that HCOS arranges this with the notary. During the process, HCOS may ask the notary to issue a statement letter stating that the registration and announcement of Deed 118 are still under process. While the relevant law does not say so expressly, this may help prove the compliance of HCOS with the Law (in the period before the notary finishes the registration and announcement).

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
b.	Evidence of the report to the Department of Justice and Human Rights and registration at the Company Register of the Department of Industry and Trade on the Deed of Shareholders’ Resolution No.139 dated 23 July 2003, made before Aulia Taufani, SH, substitute of Sutjipto, SH, Notary in Jakarta (“Deed 139”) containing the latest composition of the members of the Board of Directors/Commissioners of HCOS.

For a change of Directors/ Commissioners of HCOS be effective vis-[ILLEGIBLE]-vis third parties, the shareholders’ resolution of HCOS approving the appointment of new Directors/Commissioners must be reported to the Department of Justice and Human Rights and registered at the Company Register. Without such report and registration, the appointment of new Directors/Commissioners may have internal effect but will not be legally recognized and bind third parties.

Under the Law on Company Compulsory Registration (Law No. 3 of 1982) Directors may be subject to a penalty of up to Rp3,000,000.00 or imprisonment for up to 3 months (although this is very rare) for failure to register the necessary information at the Company Register.

In order to validly execute the share sale agreement and for it to constitute a binding agreement between Buyer and Seller, the Directors who sign the share sale agreement on behalf of HCOS must have been validly appointed by the shareholders of HCOS, reported to the Department of Justice and Human Rights and registered at the Company Register.

For both of the foregoing reasons, the Seller should instruct a notary to effect this reporting and registration requirement.

These reports and registrations can be readily rectified by the Notary. The position is similar to our comments on item 1.a above.

c.	Deed of Shareholders’ Resolution approving the increase of authorised/subscribed/paid up capital of HCOS from Rpl0,693,666,250.00 (US$4,491,250.00) to Rp34,179,255,000.00 (US$14,355,000.00).

We assume that HCOS has such a Deed because Deed 118 (which has been approved by the Minister of Justice and Human Rights) states that the current authorized/subscribed/paid up capital of HCOS is Rp34,524,500,000.00

(US$14,500,000.00).

The notary who drawn up Deed 118 must have this document. If this document is missing, HCOS may ask the notary who drew up Deed 118 to issue a copy of this document, for our review.

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Therefore, Deed of Shareholders’ Resolution approving the increase of authorised/subscribed/paid up capital of HCOS from Rpl0,693,666,250.00 (US$4,491,250.00) to Rp34,179,255,000.00 (US$14,355,000.00) is likely to exist.

d.	Share Certificate and Register of Shareholders.

The Directors of HCOS are obliged under the Company Law to maintain the share certificates and register of shareholders as required under the Company Law, otherwise, they will personally liable for any losses incurred because of the non compliance of HCOS.

In addition, in the circumstances of the share sale, the Seller should ensure that it is the owner named in the share register and on the share certificates to ensure it has good title to the shares it is selling. Unless this occurs the Seller will not have good title to the shares being sold and the relevant warranty on this issue in Schedule 6 the share sale agreement will be breached.

We recommend that HCOS should prepare the share certificates and register of shareholders. There are within its control and easily achieved is appropriate attention is given to the tasks.

e.	Permanent Business Licence (IUT — Izin Usaha Tetap) of HCOS for its line of business extension as approved by Capital Investment Coordinating Board (BKPM — Badan Koordinasi Penanaman Modal) No.277/II/PMA/2001 dated 29 October 2001 for the line of business of “management and business development consultancy services”.	HCOS is obliged to obtain an IUT for it to commence management and business consultancy services. Without this IUT it is not permitted to commence the management and business development consultancy services.	Once HCOS has commenced the commercial operation of the management and business development consultancy services, HCOS is required to apply for the IUT.

f.	Environment Management Effort (UKL-Upaya Pengelolam Lingkungan) and Environment Monitoring Effort (UPL-Upaya Pemantauan Lingkungan) dated 27 August 1998.	These document must exist. The first IUT of HCOS states that HCOS has these documents.	This is a compliance issue. We recommend that HCOS locates this document or otherwise looks for this documents in AMDAL commission.

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
g.	LKPM (Capital Investment Activities Report) for the first semester of 2003 (January — June 2003) as well as the report to the Department of Health.	LKPM is required under BKPM regulations. The last semester’s LKPM must be attached to the application to BKPM for approval of the transfer of shares. BKPM may request HCOS to complete the LKPM first before it will approve the transfer of shares in HCOS. Similar to BKPM, Department of Health may also request the same for compliance issues.	We recommend that HCOS completes these reports and files these with BKPM.

h.	Operational Licences (such as Medical Staff Assignment Letters issued by the Department of Health, etc).	We assume that HCOS has the required operational licences, because it has the Principal Licence from the Directorate General of Medical Services but we cannot be definitive on this as such licences were not in the dataroom.	We need confirmation from HCOS that they have all required operational licences and request them to send the copies of the operational licences to us for our review.

i.	Evidences of the payment of the subscribed capital of HCOS by shareholders of HCOS.

Without these documents, we are not able to confirm that all of the subscribed capital of HCOS has been validly paid up by the shareholders of HCOS.

Therefore we cannot confirm the warranty in the Sale and Purchase Agreement in relation to the payment of the subscribed capital by the shareholders.

HCOS to send to us the evidence of the payment of the subscribed capital of HCOS by shareholders of HCOS.

j.	Expatriates work permit	This is the document to enable an expatriate to work in Indonesia.	Seller should, as a compliance issue, confirm that such employees must have valid work permits.

2.	Medikatama

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
a.	Evidence of the registration at the Company Register of the Department of Industry and Trade and announcement in the State Gazette of the Republic of Indonesia on Deed of Shareholders’ Resolution No.22 dated 9 October 2001, made before Aulia Taufani, SH, substitute of Sutjipto, SH, Notary in Jakarta (“Deed 22”).	See our comments on item 1.a above.	See our suggestion on item 1.a above.

b.	Evidence of the report to the Department of Justice and Human Rights and registration at the Company Register of the Department of Industry and Trade on the Deed of Shareholders’ Resolution No.141 dated 23 July 2003, made before Aulia Taufani, SH, substitute of Sutjipto, SH, Notary in Jakarta, containing the latest composition of the members of the Board of Directors of Medikatama (“Deed 141”).	See our comments on item 1.b above.	See our suggestion on item l.b above.

c.	Evidence of the registration at the Company Register of the Department of Industry and Trade and announcement in the State Gazette of the Republic of Indonesia on Deed No.5 dated 1 December 1999, made before Ferry Ramdhan Afdal, SH, substitute of Muhammad Afdal Gazali, SH, Notary in Jakarta, in relation to the change of the Articles of Association of Medikatama (“Deed 5”).	Under the Company Law, Deed 5 is effective upon the registration of Deed 5 at the Company Register of Department of Industry and Trade. Without such registration process, Deed 5 will not be deemed to have been effective.	See our suggestion in item 1 .a above.

d.	Under Deed of Shareholders’ Resolution No.123 dated 15 December 2000, made before H.M. Afdal Gazali, SH, Notary in Jakarta (“Deed 123”), PT Jaya Real Property sold 2,399 shares owned by it in Medikatama to PT Putramas Muliasantosa, and 1 (one) share owned by it in Medikatama to Mayne Nickless Limited. We have not received the Deed of Transfer of Shares entered into between the transferor and the transferee. We have not received evidence of the report to the Department of Justice and Human Rights and registration at the Company Register of the Department of Industry and Trade on the Deed 123 containing the change of shareholders of Medikatama.

These missing documents are definitely required to be reviewed to ensure the validity of the transfer of shares in Medikatama to Seller and Putramas.

Without reviewing these missing documents we may not be able to confirm that the process of transfer of shares in Medikatama to date have been done in accordance with the prevailing laws and regulations.

This missing document may affect the process of transfer of shares in Medikatama, because we may not be able to confirm that the current shareholders of Medikatama have acquired shares validly in accordance with the prevailing laws and regulations.

We recommend the completion of these documents properly with the assistance of the notary.

The existence of proper share transfer documents and necessary filings with MOJ and DOIT are required to establish good title to the relevant shares.

This is particularly important given the absence of a register of shareholders.

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
e.	Permanent Business Licence (IUT — Izin Usaha Tetap) of Medikatama for its investment.	As a PMA company Medikatama is obliged to obtain an IUT for it to commence its commercial operation. This missing document may affect the process of obtaining approval for the transfer of shares in Medikatama. BKPM may request Medikatama to complete the IUT process before proceeding to approve the transfer of shares in Medikatama.	We recommend that Medikatama completing this IUT process.

f.	Certain environmental documents of Medikatama.	See our comments on item 1.f.	See our comments on item 1.f.

g.	Operational Licences (such as Medical Staffs Assignment Letter issued by the Department of Health, etc).	See our comments on item 1.h.	See our comments on item 1.i.

h.	Evidences of the payment of the subscribed capital of Medikatama by shareholders of Medikatama.	See our comments on item 1.i.	See our comments on item 1.i.

i.	Expatriates work permit.	See our comments on item 1.k.	—

3.	Putramas

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
a.	The announcement of Deed No. 46 dated 20 March 2002 made before Aulia Taufani, SH, the substitute of Sutjipto, SH, Notary in Jakarta in the Supplement to the State Gazette of the Republic of Indonesia (“Deed 46”).	The announcement in the State Gazette is required under the Company Law. The Directors of Putramas is obliged to announce Deed 46 as required under the Company Law, otherwise, they will personally be liable for any losses incurred because of Deed 46 has not been announced as required under the Company Law.	This announcement process is simple and normally handled by the notary. We recommend Putramas to arrange this with the notary. During the process, Putramas may ask the notary to issue a statement letter stating that the registration and announcement of Deed 46 are still under process. This should be sufficient to prove